UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wal-Mart Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Corporate website: www.walmartstores.com

NOTICE OF 2010 ANNUAL SHAREHOLDERS’ MEETING

To Be Held June 4, 2010

Please join us for the 2010 Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. The meeting will be held on Friday, June 4, 2010, at 7:00 a.m. Central time in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas.

The purposes of the 2010 Annual Shareholders’ Meeting are:

(1)	to elect as directors the 15 nominees named in the attached proxy statement;

(2)	to ratify the appointment of Ernst & Young LLP as the independent accountants of Wal-Mart Stores, Inc. for the fiscal year ending January 31, 2011;

(3)	to vote on the approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as described in the attached proxy statement;

(4)	to vote on the approval of the ASDA Limited Sharesave Plan 2000, as proposed to be amended as described in the attached proxy statement;

(5)	to vote on the six shareholder proposals described in the attached proxy statement; and

(6)	to transact other business properly brought before the 2010 Annual Shareholders’ Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Shareholders’ Meeting. This year, we will once again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the internet. As a result, we are mailing a notice of availability of the proxy materials over the internet, rather than a full paper set of the proxy materials, to many of our shareholders. The notice of availability contains instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. Other shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

You must have been the holder of record of shares of Wal-Mart Stores, Inc. common stock at the close of business on April 8, 2010 to vote at the 2010 Annual Shareholders’ Meeting. If you plan to attend the meeting, please bring the admittance slip on the back cover of this proxy statement or other proof of ownership of Wal-Mart Stores, Inc. common stock on the record date (such as the notice of availability if you received one) and picture identification. Regardless of whether you will attend, please vote as described on pages 3 - 7 of the proxy statement. Voting in any of the ways described will not prevent you from attending the 2010 Annual Shareholders’ Meeting.

The proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2010 are available at the “Investors” section of our corporate website at www.walmartstores.com/annualmeeting. In accordance with the rules of the Securities and Exchange Commission, we do not use software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors

Thomas D. Hyde

Secretary

Bentonville, Arkansas

April 19, 2010

Admittance Requirements on Back Cover

WAL-MART STORES, INC.

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Corporate website: www.walmartstores.com

PROXY STATEMENT

On April 19, 2010, we began mailing to some of our shareholders a notice that these proxy materials are available on the internet. That notice contains instructions on how to access the proxy materials on the internet. On April 19, 2010, we also began mailing a full set of proxy materials to other shareholders, including shareholders who have previously requested to receive a paper copy of the proxy materials. On this date, we also delivered these proxy materials electronically to certain shareholders who have previously requested this method of delivery. These proxy materials relate to the solicitation of proxies by the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation, for use at the 2010 Annual Shareholders’ Meeting. The meeting will be held in Bud Walton Arena on the campus of the University of Arkansas, Fayetteville, Arkansas, on Friday, June 4, 2010, at 7:00 a.m. Central time.

DIRECTIONS AND ADMITTANCE SLIP	Back Cover

TABLE OF ABBREVIATIONS

The following abbreviations are used for certain terms that appear in this proxy statement:

2005 Stock Incentive Plan: the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, as it amended and restated the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998

2010 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting to be held on June 4, 2010

2010 Stock Incentive Plan: the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as submitted for shareholder approval at the 2010 Annual Shareholders’ Meeting

Annual Report to Shareholders: Walmart’s Annual Report to Shareholders for fiscal 2010

ASDA Limited Sharesave Plan 2000: the ASDA Limited Sharesave Plan 2000, as proposed to be amended pursuant to shareholder approval at the 2010 Annual Shareholders’ Meeting

Associate: an employee of Walmart or one of its subsidiaries

Audit Committee: the Audit Committee of the Board

Board: the Board of Directors of Walmart

Board committees: the Audit Committee, the CNGC, the Equity Compensation Committee, the Executive Committee, and the SPFC

Broadridge: Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2010 Annual Shareholders’ Meeting

Bylaws: the amended and restated Bylaws of Walmart, effective as of September 21, 2006

CD&A: the Compensation Discussion and Analysis included in this proxy statement

CEO: the Chief Executive Officer of a company

CFO: the Chief Financial Officer of a company

Chairman: the Chairman of a board of directors of a corporation, the board of managers of a limited liability company, the board of directors or similar governing body of a non-profit entity, or any committee of the foregoing

CNGC: the Compensation, Nominating and Governance Committee of the Board

Deferred Compensation Plan: the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, as amended and restated effective January 1, 2009

Director Compensation Plan: the Wal-Mart Stores, Inc. Director Compensation Plan, as amended and restated effective January 1, 2009

E&Y: Ernst & Young LLP, Walmart’s independent registered public accounting firm

Equity Compensation Committee: the Equity Compensation Committee of the Board, formerly called the Stock Option Committee

Exchange Act: the Securities Exchange Act of 1934, as amended

Executive Committee: the Executive Committee of the Board

Executive Officers: certain senior officers of our company designated by the Board as executive officers (as defined by Rule 3b-7 under the Exchange Act) who have certain disclosure obligations and who also must report certain transactions in equity securities of our company under Section 16

Fiscal 2008, fiscal 2009, fiscal 2010, and fiscal 2011: Walmart’s fiscal years ending January 31, 2008, 2009, 2010 and 2011, respectively

GAAP: generally accepted accounting principles in effect in the United States from time to time

Independent Directors: the directors whom the Board has determined have no material relationships with our company pursuant to the standards set forth in the NYSE Listed Company Manual and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act

Internal Revenue Code: the Internal Revenue Code of 1986, as amended

Management Incentive Plan or MIP: the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated effective February 1, 2008

Named Executive Officers or NEOs: Walmart’s President and CEO, its CFO, and the next three most highly compensated Executive Officers for a particular fiscal year

Non-Management Directors: the members of the Board who are not employed by Walmart or a subsidiary of Walmart

NYSE: the New York Stock Exchange

NYSE Listed Company Manual: the NYSE’s rules for companies with securities listed for trading on the NYSE, including the continual listing requirements and rules and policies on matters such as corporate governance, shareholder communication and shareholder approval

Profit Sharing/401(k) Plan: the Wal-Mart Stores, Inc. Profit Sharing and 401(k) Plan, as amended and restated effective February 1, 2009

SEC: the Securities and Exchange Commission

Section 16: Section 16 of the Exchange Act

SERP: the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009

Share or Shares: a share or shares of Walmart common stock, $0.10 par value per share

SOX: the Sarbanes-Oxley Act of 2002

SPFC: the Strategic Planning and Finance Committee of the Board

Stock Purchase Plan: the Wal-Mart Stores, Inc. 2004 Associate Stock Purchase Plan, as restated effective February 1, 2004, and subsequently amended

Walmart, our company, the company, “we,” “our” or “us”: Wal-Mart Stores, Inc.

Your proxy is solicited by the Board. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card and Annual Report to Shareholders and, for certain shareholders, the notice of availability.

VOTING AND OTHER INFORMATION

Who may vote?    You may vote if you were the holder of record of Shares at the close of business on April 8, 2010. You are entitled to one vote on each matter presented at the 2010 Annual Shareholders’ Meeting for each Share you owned at that time. If you held Shares at that time in “street name” through a bank, broker, or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of those Shares as of the close of business on April 8, 2010, to be able to vote those Shares at the meeting. As of April 8, 2010, Walmart had 3,751,158,951 Shares outstanding.

What am I voting on?    You are voting on:

•	the election of the 15 nominees named in this proxy statement as directors of our company;

•	the ratification of the appointment of E&Y as Walmart’s independent accountants for fiscal 2011;

•	the approval of the 2010 Stock Incentive Plan, as described in this proxy statement;

•	the approval of the ASDA Limited Sharesave Plan 2000, as proposed to be amended as described in this proxy statement;

•	six shareholder proposals described in this proxy statement; and

•	any other matters that are properly brought before the 2010 Annual Shareholders’ Meeting.

Who counts the votes?    Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election.

Is my vote confidential?    Yes, your proxy card or ballot and voting records will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.

What is the quorum requirement for holding the 2010 Annual Shareholders’ Meeting?    The holders of a majority of the Shares outstanding as of the record date for the meeting must be present in person or represented by proxy for the meeting to be held.

What vote is required to elect a director at the 2010 Annual Shareholders’ Meeting?    In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes of the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the Bylaws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected, and a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

What happens if a director nominee does not receive a majority vote in an uncontested election at the 2010 Annual Shareholders’ Meeting?    Any incumbent director who is a director nominee and who does not receive a majority vote must promptly tender his or her offer of resignation as a director for consideration by the Board. Each incumbent director standing for reelection at the 2010 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. Only one of the director nominees named in this proxy statement is not an incumbent director.

The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

What vote is required to pass the other proposals at the 2010 Annual Shareholders’ Meeting?    The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote is required for ratification of the appointment of E&Y as Walmart’s independent accountants, the approval of the 2010 Stock Incentive Plan, the approval of the amendments to the ASDA Limited Sharesave Plan 2000, and the adoption of each of the shareholder proposals.

What is the effect of an “abstain” vote on the proposals to be voted on at the 2010 Annual Shareholders’ Meeting?    A Share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the Shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals.

What is the effect of a “broker non-vote” on the proposals to be voted on at the 2010 Annual Shareholders’ Meeting?    A “broker non-vote” occurs if your Shares are not registered in your name and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on a matter as to which, under NYSE rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.

Under NYSE rules, the election of directors, the approval of the 2010 Stock Incentive Plan, as described in this proxy statement, the approval of the amendments to the ASDA Limited Sharesave Plan 2000, as described in this proxy statement, and the six shareholder proposals described in this proxy statement are not matters on which a broker may vote without your instructions. Therefore, if you do not provide instructions to the record holder of your Shares with respect to these proposals, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.

How do I vote?    The process for voting your Shares depends on how your Shares are held. Generally, you may hold Shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). If you hold Shares in street name, you are considered to be the “beneficial owner” of those Shares.

If you are a record holder, you may vote by proxy or you may vote in person at the 2010 Annual Shareholders’ Meeting. If you are a record holder and would like to vote your Shares by proxy prior to the 2010 Annual Shareholders’ Meeting, you have three ways to vote:

•	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided;

•	go to the website www.proxyvote.com on the internet and follow the instructions at that website; or

•	if you received a proxy card in the mail, complete, sign, date and mail the proxy card in the return envelope provided to you.

Please note that telephone and internet voting will close at 11:59 p.m. Eastern time on June 3, 2010. If you wish to vote by telephone or internet, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of availability of the proxy materials.

If you plan to attend the 2010 Annual Shareholders’ Meeting and wish to vote in person, you will be given a ballot at the 2010 Annual Shareholders’ Meeting. Even if you vote by proxy prior to June 4, 2010, you may still attend the 2010 Annual Shareholders’ Meeting.

If your Shares are held in the name of a broker, bank, or other nominee, you should receive separate instructions from the holder of your Shares describing how to vote. Nonetheless, if your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the 2010 Annual Shareholders’ Meeting) a legal proxy from the record holder of your Shares (who must have been the record holder of your Shares as of the close of business on April 8, 2010) indicating that you were a beneficial owner of Shares as of the close of business on April 8, 2010, as well as the number of Shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote the Shares covered by that proxy at the 2010 Annual Shareholders’ Meeting.

If your Shares are held through the Profit Sharing/401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern time on June 1, 2010. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of our company in accordance with the rules of the applicable plan.

What if I do not specify a choice for a matter when returning a proxy?    Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of E&Y as Walmart’s independent accountants; FOR the approval of the 2010 Stock Incentive Plan, as described in this proxy statement; FOR the approval of the ASDA Limited Sharesave Plan 2000, as proposed to be amended as described in this proxy statement; and AGAINST each of the six shareholder proposals appearing below.

Can I revoke my proxy?    Yes, you may revoke your proxy if you are a record holder by:

•	filing a written notice of revocation with Walmart’s Corporate Secretary at the address on the front cover of this proxy statement before the 2010 Annual Shareholders’ Meeting;

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signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address on the front cover of this proxy statement before the 2010 Annual Shareholders’ Meeting; or

•	voting in person at the 2010 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your proxy.

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?    As a part of its sustainability initiatives and to reduce the costs of printing and distributing its proxy materials, as it did last year, Walmart is taking advantage of the SEC rule that allows companies to furnish their proxy materials over the internet to some or all of their shareholders. As a result, Walmart is sending to some shareholders a notice regarding the internet availability of the proxy materials instead of a paper copy of its proxy materials. This notice explains how you can access the proxy materials over the internet and also describes how to request to receive a paper copy of the proxy materials by mail or a printable copy electronically.

Why didn’t I receive a notice regarding the internet availability of the proxy materials?    Walmart is mailing to many of its shareholders, including shareholders who have previously requested to receive a paper copy, a paper copy of the proxy materials.

How can I access the proxy materials over the internet?    You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at www.walmartstores.com/annualmeeting. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by e-mail. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at www.walmartstores.com/annualmeeting.

How may I obtain a paper copy of the proxy materials?    If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an e-mail notification as to the availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that e-mail notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an e-mail notification regarding the internet availability of the proxy materials.

What should I do if I receive more than one notice or e-mail notification about the internet availability of the proxy materials or more than one paper copy of the proxy materials?    Certain shareholders may receive more than one notice of availability, more than one e-mail notification, or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your Shares in more than one brokerage account, you may receive a separate notice, a separate e-mail notification, or a separate voting instruction card for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, you may receive a separate notice, a separate e-mail notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date and return each proxy card you receive or vote the Shares to which each proxy card relates by telephone or internet as described above. If you have Shares held in street name, you must complete, sign, date and return to your bank, broker or other nominee each instruction card received from that broker or other nominee.

How can I attend the 2010 Annual Shareholders’ Meeting?    Only shareholders who own Shares as of the close of business on April 8, 2010 will be entitled to attend the 2010 Annual Shareholders’ Meeting. You will be admitted to the 2010 Annual Shareholders’ Meeting only if you present a valid admittance slip (or other written proof of Share ownership as described below) and photo identification (such as a valid driver’s license or passport) at an entrance to the facility at which the 2010 Annual Shareholders’ Meeting is held.

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If your Shares are registered in your name and you received your proxy materials by mail, an admittance slip is attached to the back of this proxy statement. You should bring that admittance slip with you to the 2010 Annual Shareholders’ Meeting.

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If your Shares are registered in your name and you received or accessed your proxy materials electronically over the internet, we will admit you if we are able to verify that you are a record shareholder. You may print a copy of the admittance slip on the back cover of this proxy statement when you access your proxy statement on the internet or bring other proof of Share ownership, such as the notice of internet availability of the proxy materials mailed to you.

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If you are a beneficial owner of Shares and your Shares are held in street name as described above, you will be admitted to the 2010 Annual Shareholders’ Meeting only if you present either a valid legal proxy from your bank, broker or other nominee as to your Shares, the notice of internet availability of the proxy materials (if you received one), or a recent bank, brokerage or other statement demonstrating that you owned Shares as of the close of business on April 8, 2010.

No cameras, camcorders, videotaping equipment, other recording devices or large packages will be permitted in Bud Walton Arena. Photographs taken at the 2010 Annual Shareholders’ Meeting may be used by Walmart. By attending the 2010 Annual Shareholders’ Meeting, you will be agreeing to Walmart’s use of those photographs and waive any claim or rights with respect to those photographs and their use.

INFORMATION ABOUT THE BOARD

Walmart’s directors are elected at each annual shareholders’ meeting and hold office until their successors are elected and qualified or, if earlier, their resignation, death or removal. All nominees for election to the Board are presently directors of Walmart other than Mr. Steven S Reinemund, who is standing for election to the Board for the first time at the 2010 Annual Shareholders’ Meeting. If the shareholders elect all of the director nominees named in this proxy statement at the 2010 Annual Shareholders’ Meeting, Walmart will have 15 directors. The Board has authority under the Bylaws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual shareholders’ meetings. The Board has established the size of the Board immediately after the 2010 Annual Shareholders’ Meeting to be 15 directors.

Your proxy holder will vote your Shares for the Board’s nominees unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following candidates for election at the 2010 Annual Shareholders’ Meeting have been nominated by the Board based on the recommendation of the CNGC. The information set forth below includes, with respect to each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, and directorships held by each nominee at other public companies during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director, our Board believes that each of our director nominees has demonstrated outstanding achievement in his or her professional career; broad experience; wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; and willingness and ability to devote adequate time to Board duties. As set forth in our company’s Corporate Governance Guidelines, the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

Aida M. Alvarez, 60

Ms. Alvarez is the former Administrator of the U.S. Small Business Administration and was a member of President Clinton’s Cabinet from 1997 to 2001. She was the founding Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997. Ms. Alvarez was a vice president in public finance at First Boston Corporation and Bear Stearns & Co., Inc. prior to 1993. She is Chair of the Latino Community Foundation of San Francisco and has served as a director of UnionBanCal Corporation and Union Bank, N.A. since 2004. Ms. Alvarez has been a member of the Board since 2006. Ms. Alvarez’s qualifications to serve on the Board include her experience in government and public policy that she gained through her years in President Clinton’s cabinet and from her executive work at government agencies. The Board also benefits from Ms. Alvarez’s investment banking and finance experience.

James W. Breyer, 48

Mr. Breyer is a Partner of Accel Partners, a venture capital firm, and has been an investor in numerous consumer internet, media, and technology companies, many of which have successfully completed public offerings or mergers. He has served as a director of Dell Inc. since 2009. He also served as a director of Marvel Entertainment, Inc. from 2006 to 2009, and RealNetworks, Inc. from October 1995 to June 2008. He also serves as a director of several private companies and on the boards of various non-profit organizations. Mr. Breyer has been a member of the Board since 2001. Mr. Breyer’s qualifications to serve on the Board include his entrepreneurial experience and his expertise in technology and strategic planning. In addition, through his years of service on the boards of public and private companies, Mr. Breyer is able to provide diverse and valuable financial and operational expertise to the Board.

M. Michele Burns, 52

Ms. Burns is the Chairman and CEO of Mercer LLC, a subsidiary of Marsh & McLennan Companies, Inc. She joined Marsh & McLennan Companies, Inc., a global professional services and consulting firm, in March 2006 and served as its Executive Vice President and CFO until September 2006. She is the former Executive Vice President, CFO, and Chief Restructuring Officer of Mirant Corporation, an energy company, where she served from May 2004 to January 2006. She served as the Executive Vice President and CFO of Delta Air Lines, Inc., an air carrier, from August 2000 through April 2004. She has also served as a director of Cisco Systems, Inc. since 2003. Ms. Burns has been a member of the Board since 2003. Ms. Burns’ qualifications to serve on the Board include her corporate financial expertise gained through her service as CFO of large public companies in a variety of industries. The Board also benefits from Ms. Burns’ demonstrated leadership as a CEO and her experience providing strategic consulting services to complex organizations.

James I. Cash, Jr., 62

Dr. Cash is the James E. Robison Emeritus Professor of Business Administration at Harvard Business School, where he served from July 1976 to October 2003. Dr. Cash served as the Senior Associate Dean and Chairman of HBS Publishing while on the faculty of the Harvard Business School, and also served as Chairman of the MBA Program. While on the faculty of Harvard Business School, Dr. Cash’s research focused on the strategic use of information technology in the service sector, and specifically, the development of a performance measurement system for large information technology organizations. Dr. Cash has been published extensively in accounting and information technology journals. He currently provides management development and consulting services through The Cash Catalyst, LLC, which Dr. Cash formed in 2009. He has served as a director of The Chubb Corporation since 1996 and of General Electric Company since 1997. Dr. Cash served as a director of Phase Forward Inc. from October 2003 to May 2009, and of Microsoft Corporation from May 2001 to November 2009. Dr. Cash has been a member of the Board since 2006. Dr. Cash’s qualifications to serve on the Board include his knowledge of information technology systems and his executive and business experience. In addition, Dr. Cash is able to provide diverse and valuable finance and strategic expertise to the Board.

Roger C. Corbett, 67

Mr. Corbett is the retired CEO and Group Managing Director of Woolworths Limited, the largest retail company in Australia. Mr. Corbett is a director of The Reserve Bank of Australia and Deputy Chairman of PrimeAg Australia (a major Australian farming enterprise). He is the Chairman of Fairfax Media Limited (a major Australian newspaper publisher), where he also serves as Chairman of that company’s Nominations Committee and formerly served as Chairman of that company’s Audit and Risk Committee. Mr. Corbett is a former member of the Prime Minister’s Community Business Partnership and serves on the board of Outback Stores (a joint venture with the Australian government providing indigenous Australians in small outback communities with retail facilities). He is a member of the Advisory Council of the Australian Graduate School of Management for the University of New South Wales, and is also the former Chairman of CIES Food Business Forum (France). Mr. Corbett is also Chairman of the Salvation Army Advisory Committee, is Chairman of the Children’s Hospital of Westmead Advisory Board, is Chairman of the Council and a member of the Executive Committee of Shore School, and is a member of the Dean’s Advisory Group of the Faculty of Medicine at the University of Sydney. Mr. Corbett has been a member of the Board since 2006. Mr. Corbett’s qualifications to serve on the Board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing large retail companies gained through his experience as a CEO of a major retail company and his more than forty years of leadership experience in the retail industry. In addition, Mr. Corbett provides an international perspective and expertise to the Board.

Douglas N. Daft, 67

Mr. Daft is the retired Chairman and CEO of The Coca-Cola Company, a beverage manufacturer, where he served in that capacity from February 2000 until May 2004 and in various other capacities since 1969. Mr. Daft has served as a director of The McGraw-Hill Companies, Inc. since 2003 and served as a director of Sistema-Hals from September 2006 until December 2009. He has also served as a director of Green Mountain Coffee Roasters, Inc. since December 2009, where he is a member of that company’s compensation committee. Among additional endeavors, Mr. Daft is a member of the European Advisory Council for N.M. Rothschild & Sons Limited and a member of the advisory boards of Longreach, Inc., Tisbury Capital, and Thomas H. Lee Partners. Mr. Daft has been a member of the Board since 2005. Mr. Daft’s qualifications to serve on the Board include his international business leadership experience gained through his service as a CEO of a major international public company, as well as his brand management expertise, and his financial and corporate governance acumen. In addition, through his years of service on the boards of several large companies, Mr. Daft is able to provide diverse and valuable finance, operational and strategic expertise to the Board.

Michael T. Duke, 60

Mr. Duke is the President and CEO of Walmart and has served in that position since February 1, 2009. Prior to this appointment, he held other positions with Walmart since joining our company in July 1995, including Vice Chairman with responsibility for Walmart International beginning in September 2005 and Executive Vice President and President and CEO of Walmart US beginning in April 2003. Mr. Duke serves on the Board of Directors of The Consumer Goods Forum, the executive committee of the Business Roundtable, and the executive board of Conservation International’s Center for Environmental Leadership in Business. He also serves on the board of advisors for the University of Arkansas and the advisory board of the Tsinghua University School of Economics and Management in Beijing, China. Mr. Duke has been a member of the Board since November 2008. Mr. Duke’s qualifications to serve on the Board include his decades of experience in the retail industry, his years of executive leadership experience across multiple operating divisions of our company, his international retail experience, and his expertise in corporate strategy, development and execution.

Gregory B. Penner, 40 +

Mr. Penner has been a General Partner of Madrone Capital Partners, an investment management firm, since 2005. From 2002 to 2005, he served as Walmart’s Senior Vice President and Chief Financial Officer - Japan. Before serving in that role, Mr. Penner held the position of Senior Vice President of Finance and Strategy for Walmart.com. Prior to working for Walmart, Mr. Penner was a General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co. Mr. Penner is a member of the board of directors of Baidu, Inc., 99Bill Corporation, Cuil, Inc., and Hyatt Hotels Corporation. Mr. Penner has been a member of the Board since 2008. Mr. Penner’s qualifications to serve on the Board include his finance and investment expertise, as well as his international business leadership experience gained through his years of service with investment firms and Walmart. Through his service on the boards of public companies, Mr. Penner also brings valuable finance and strategic expertise to the Board.

Steven S Reinemund, 62

Mr. Reinemund is the Dean of Business and Professor of Leadership and Strategy at Wake Forest University, positions he has held since July 2008. Prior to joining the faculty of Wake Forest, Mr. Reinemund had a distinguished 23-year career with PepsiCo, Inc. (“PepsiCo”), where he served as that company’s Chairman of the Board from October 2006 to May 2007, and Chairman and CEO from May 2001 to October 2006. Prior to becoming Chairman and CEO, Mr. Reinemund was PepsiCo’s President and Chief Operating Officer from 1999 to 2001 and Chairman and CEO of Frito-Lay’s worldwide operations from 1996 to 1999. Mr. Reinemund has served as a director of Exxon Mobil Corporation, American Express Company, and Marriott International, Inc., all since 2007. He previously served as a director of Johnson & Johnson from 2003 to 2008. Mr. Reinemund is also a member of the boards of trustees for the U.S. Naval Academy Foundation and The Cooper Institute. Mr. Reinemund’s qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he held at PepsiCo. Mr. Reinemund also provides the Board with expertise in leadership and corporate strategy. Further, through his years of service on the boards of several large public companies, Mr. Reinemund is able to provide considerable finance, operational and strategic expertise to the Board. Mr. Reinemund is standing for election to the Board for the first time at the 2010 Annual Shareholders’ Meeting.

H. Lee Scott, Jr., 61

Mr. Scott was Walmart’s President and CEO from January 2000 through his retirement from that position on January 31, 2009. Mr. Scott continues to serve as the Chairman of the Executive Committee. Prior to serving as President and CEO of Walmart, he held other positions with Walmart since joining our company in September 1979, including Vice Chairman and Chief Operating Officer from January 1999 to January 2000, and Executive Vice President and President and CEO, Walmart US from January 1998 to January 1999. Mr. Scott serves on the advisory board of the Tsinghua University School of Economics and Management in Beijing, China. He has been a member of the Board since 1999. Mr. Scott’s qualifications to serve on the Board include his more than thirty years of leadership experience at Walmart, including nine years as our company’s CEO, as well as his in-depth knowledge of our company, expertise in corporate strategy and organizational acumen.

Arne M. Sorenson, 51

Mr. Sorenson is the President and Chief Operating Officer of Marriott International, Inc. (“Marriott”), a position he has held since May 2009. Prior to assuming his current role with Marriott, Mr. Sorenson served as Marriott’s Executive Vice President and CFO from 1998 to 2009. He also previously held the additional title of Marriott’s President, Continental European Lodging. Mr. Sorenson joined Marriott in 1996 as Senior Vice President of Business Development. Prior to joining Marriott, he was a partner in the law firm of Latham & Watkins in Washington, D.C. Mr. Sorenson also serves as a member of the Board of Regents of Luther College. He has been a member of the Board since 2008. Mr. Sorenson’s qualifications to serve on the Board include his legal and transactional experience as a corporate lawyer, his corporate financial and planning expertise gained as a CFO of a global corporation and his executive management experience.

Jim C. Walton, 61*

Mr. Walton is the Chairman and CEO of Arvest Bank Group, Inc., a group of banks operating in the states of Arkansas, Kansas, Missouri, and Oklahoma. Mr. Walton also serves as Chairman of Community Publishers, Inc., which operates newspapers in Arkansas, Missouri, and Oklahoma. Mr. Walton has been a member of the Board since 2005. Mr. Walton’s qualifications to serve on the Board include his banking and investment expertise, as well as his executive leadership, strategic planning and management experience gained through his leadership positions at the various companies described above.

S. Robson Walton, 65*+

Mr. Walton is the Chairman of Walmart and has been a member of the Board since 1978. He joined the company in 1969 and, prior to becoming Chairman in 1992, held a variety of positions with our company, including Senior Vice President, Corporate Secretary, General Counsel and Vice Chairman. Before joining Walmart, Mr. Walton was in private law practice as a partner with the law firm of Conner and Winters in Tulsa, Oklahoma. In addition to his duties at Walmart, Mr. Walton is involved with a number of non-profit and educational organizations, including Conservation International, where he serves as Chairman of that organization’s Executive Committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college. Mr. Walton’s qualifications to serve on the Board include his decades of leadership experience with Walmart, as well as his in-depth knowledge of our company, its history and the retail industry, all gained through more than thirty years of service on the Board and eighteen years of service as our company’s Chairman.

Christopher J. Williams, 52

Mr. Williams is the Chairman and CEO of The Williams Capital Group, L.P., an investment bank. Since 2003, he has also served as the Chairman and CEO of Williams Capital Management, LLC, an investment management firm. Mr. Williams also serves as a trustee of the Williams Capital Management Trust, a registered investment company. He has served as a director of Harrah’s Entertainment, Inc. from November 2003 to January 2008, and from April 2008 to the present. He is also a board member of several educational institutions and non-profit organizations, including the Lincoln Center for Performing Arts and the Tuck School of Business at Dartmouth College. Mr. Williams has been a member of the Board since 2004. Mr. Williams’ qualifications to serve on the Board include his experience and expertise in investment banking and corporate finance gained through his years in the investment banking industry. In addition, through his service on various public company and non-profit boards, Mr. Williams brings diverse and valuable financial, management and strategic expertise to the Board.

Linda S. Wolf, 62

Ms. Wolf is the former Chairman and CEO of Leo Burnett Worldwide, Inc., an advertising agency and division of Publicis Groupe S.A. Ms. Wolf served in various positions with Leo Burnett Worldwide, Inc. and its predecessors from 1978 to April 2005. She serves as a trustee for investment funds advised by the Janus Capital Group Inc. and has served on the board of InnerWorkings, Inc. since November 2006. Among other endeavors, Ms. Wolf serves on the boards of the Field Museum, Children’s Memorial Hospital, and The Chicago Council on Global Affairs. Ms. Wolf has been a member of the Board since 2005. Ms. Wolf’s qualifications to serve on the Board include her marketing experience, as well as her executive leadership and management experience gained as a CEO. Ms. Wolf, through her service on a variety of public company and non-profit boards, also provides considerable operational and strategic acumen to the Board.

*	S. Robson Walton and Jim C. Walton are brothers.

+	Gregory B. Penner is the son-in-law of S. Robson Walton.

The Board recommends that shareholders vote FOR all of the nominees named above for election to the Board.

Allen I. Questrom currently serves as a director. Mr. Questrom has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2010 Annual Shareholders’ Meeting. A summary of the experience, attributes and skills that led the Board to conclude that Mr. Questrom was qualified to serve on the Board is set forth below:

Allen I. Questrom, 70

Mr. Questrom was the Chairman and CEO of J.C. Penney Company, Inc. from September 2000 to December 2004. Between May 1999 and September 2000, Mr. Questrom served as Chairman, CEO and President of Barneys New York, Inc., a fashion retailer. Previously, Mr. Questrom was President and CEO of The Neiman Marcus Group, Inc. and also has served as Chairman and CEO of Federated Department Stores, Inc. from January 1990 through April 1997. Mr. Questrom has served as a member of the board of directors of Sotheby’s since December 2004 and is a senior adviser with Lee Equity Partners, LLC. Mr. Questrom is also a member of the Board of Trustees for Boston University and of the Aspen Music Festival and School. He is a member of the National Committee of the Whitney Museum of American Art, and the National Council of the Aspen Art Museum. Mr. Questrom has been a member of the Board since 2007. Mr. Questrom’s qualifications to serve on the Board include his broad executive management experience gained through years as serving as a CEO of several large public companies. With his extensive knowledge of the retail industry, Mr. Questrom also provides the Board with expertise in merchandising strategy and execution. Moreover, Mr. Questrom’s service on both public company and non-profit boards enables him to provide valuable financial and strategic expertise to the Board.

DIRECTOR INDEPENDENCE

A majority of our directors must be independent in accordance with the independence requirements set forth in the NYSE Listed Company Manual. In addition, the Audit Committee and the CNGC must be composed solely of independent directors to comply with the NYSE Listed Company Manual and, in the case of the Audit Committee, with the SEC’s rules. The NYSE Listed Company Manual defines specific relationships that disqualify directors from being independent and further requires that for a director to qualify as “independent,” the Board must affirmatively determine that the director has no material relationship with our company. The SEC’s rules contain a separate definition of independence for members of audit committees.

The Board has determined that the following directors are Independent Directors under the independence standards set forth in the NYSE Listed Company Manual: Aida M. Alvarez, James W. Breyer, M. Michele Burns, James I. Cash, Jr., Roger C. Corbett, Douglas N. Daft, Arne M. Sorenson, Christopher J. Williams, and Linda S. Wolf. The Board has also determined that Steven S Reinemund, who is standing for election as a director for the first time at the 2010 Annual Shareholders’ Meeting, and Allen I. Questrom, who is currently a director, but who will not stand for reelection as a director at the 2010 Annual Shareholders’ Meeting, are independent and that the currently serving members of the Audit Committee and the CNGC meet the independence standards for membership on those Board committees set forth in the NYSE Listed Company Manual and, as to the Audit Committee, the SEC’s rules.

In making these determinations, the Board found that the current Independent Directors who are standing for election at the 2010 Annual Shareholders’ Meeting, Mr. Questrom and Mr. Reinemund do not currently have a material or other disqualifying relationship with Walmart and that the currently serving Independent Directors, Mr. Questrom and Mr. Reinemund have not had during the last three years: (i) any of the disqualifying relationships set forth in the NYSE Listed Company Manual referred to above; or (ii) any other material relationship with our company that would compromise his or her independence. The CNGC recommended that the Board make these determinations.

In March 2010, the Board and the CNGC reviewed directors’ responses to a questionnaire asking about their relationships with the company (and their immediate family members’ relationships with the company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and Walmart is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

In making its determination as to the independence of our Non-Management Directors and Mr. Reinemund, the Board considered certain types of relationships with respect to the directors as noted below:

•	the Walmart director or director nominee was also a director or trustee of a Walmart vendor: Ms. Alvarez, Mr. Breyer, Ms. Burns, Dr. Cash, Mr. Daft, Mr. Reinemund, Mr. Williams and Ms. Wolf;

•	the Walmart director or director nominee held, directly or indirectly, more than a 1% equity interest in a Walmart vendor: Mr. Breyer;

•

the Walmart director or director nominee was the member of a board of trustees or advisory board of or held a position in a not-for-profit institution, entity, association or organization to which Walmart made or committed to make donations: Ms. Alvarez, Mr. Breyer, Mr. Reinemund, Mr. Williams and Ms. Wolf;

•	the Walmart director or director nominee was an executive officer of a Walmart vendor: Ms. Burns and Mr. Sorenson; and

•	immediate family members of the Walmart director or director nominee are employed by, but are not officers of, Walmart vendors: Mr. Reinemund.

In addition, in making their independence determinations, the Board and the CNGC considered that each of the directors and Mr. Reinemund, and entities with which she or he is affiliated, or one or more members of her or his immediate family, have in the past purchased property or services from Walmart in retail transactions, all of which transactions were on terms no better than those generally available to Associates at the time of the transactions. All of the other relationships and transactions of the types described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. In their determination as to Mr. Breyer’s independence, the Board and the CNGC considered that, as a partner in Accel Partners, Mr. Breyer may be deemed to have an indirect interest in certain companies in which Accel Partners has an indirect ownership interest and that these companies engaged in transactions with Walmart in fiscal 2010, as vendors to Walmart and, in certain cases, as purchasers of goods and services from Walmart. Based on the Board’s understanding of the nature of Mr. Breyer’s indirect interests in those companies and the fact that Mr. Breyer is not a director or officer of, and has no other interest in, those companies, the Board determined that Mr. Breyer’s interest in those companies does not give rise to a material relationship that would impair Mr. Breyer’s independence.

The Board and the CNGC concluded that none of the above relationships or transactions: (i) constitute disqualifying relationships under the NYSE Listed Company Manual; (ii) otherwise compromise the independence of the named directors or director nominee; or (iii) otherwise constitute a material relationship between Walmart and the directors or director nominee.

COMPENSATION OF THE DIRECTORS

Annual Director Compensation

The base compensation for Non-Management Directors upon their election to the Board on June 5, 2009 consisted of a Share award and an annual retainer. Michael T. Duke, H. Lee Scott, Jr. and S. Robson Walton receive compensation only for their services as Executive Officers of our company and not in their capacities as directors.

For service on the Board for the term beginning upon election at the 2009 Annual Shareholders’ Meeting on June 5, 2009, each Non-Management Director received an annual equity award of Shares with a market value of $160,000. These Shares were awarded on June 5, 2009. The number of Shares awarded was determined by dividing the dollar amount of the award by the closing price of the Shares on the NYSE on the date of the grant. This annual equity award was paid directly in Shares or deferred in stock units under the Director Compensation Plan, as elected by each Non-Management Director. In addition, each Non-Management Director elected to the Board at the 2009 Annual Shareholders’ Meeting was entitled to receive an annual retainer of $60,000, payable in arrears in equal quarterly installments for the Board term that commenced upon election at the 2009 Annual Shareholders’ Meeting. This annual retainer may be taken in cash, Shares, deferred in stock units under the Director Compensation Plan, or deferred into an interest-credited account under the Director Compensation Plan, as elected by each Non-Management Director.

The Board committee chairs who are Non-Management Directors also receive a chair retainer for the additional time required for Board committee business. For the Board term commencing at the 2009 Annual Shareholders’ Meeting, the retainer for the Audit Committee and CNGC chairs is $25,000, and the retainer for the SPFC chair is $15,000. In addition, Christopher J. Williams receives an additional retainer of $15,000 for his service on the Executive Committee because he serves on more than one Board committee. These additional retainers are payable in arrears in equal quarterly installments, and may be taken in cash, Shares, deferred in stock units under the Director Compensation Plan, or deferred into an interest-credited account under the Director Compensation Plan, as elected by each Non-Management Director.

Pursuant to the CNGC charter, director compensation for the Non-Management Directors is reviewed at least annually by the CNGC, which recommends to the Board the annual compensation for those directors. The compensation paid to the directors during fiscal 2010 is described in the table below.

DIRECTOR COMPENSATION FOR FISCAL 2010 (1)

Director	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Aida M. Alvarez	60,000	160,000	0	0	220,000
James W. Breyer	75,000	160,000	0	0	235,000
M. Michele Burns	60,000	160,000	3,815	1,458	225,273
James I. Cash, Jr.	60,000	160,000	0	219	220,219
Roger C. Corbett	76,000	160,000	0	56,604	292,604
Douglas N. Daft	60,000	160,000	2,564	1,478	224,042
David D. Glass (6)	25,833	0	153	897	26,883
Gregory B. Penner	60,000	160,000	0	0	220,000
Allen I. Questrom	60,000	160,000	0	0	220,000
Arne M. Sorenson	60,000	160,000	0	0	220,000
Jim C. Walton	60,000	160,000	0	809	220,809
Christopher J. Williams	100,000	160,000	0	0	260,000
Linda S. Wolf	85,000	160,000	0	0	245,000

(1)	The table omits the columns for “Option Awards” and “Non-Equity Incentive Plan Compensation” because our company neither issues stock options to, nor provides non-equity incentive compensation for, Non-Management Directors. Michael T. Duke, H. Lee Scott, Jr., and S. Robson Walton are omitted from this table because they received compensation only as Executive Officers of our company and did not receive any additional compensation for their duties as directors. The compensation for Mr. Duke for fiscal 2010 is disclosed in the Summary Compensation table on page 39. Mr. Scott’s salary for fiscal 2010 was $1,100,000. In addition, Mr. Scott received certain perquisites in fiscal 2010, including personal use of company aircraft for a limited number of hours at a value of $129,960 and a company-paid executive physical and security system monitoring on his personal residence at an aggregate value of $9,009. Mr. Walton’s annual salary as Chairman is $220,000. During fiscal 2010, our company also paid health insurance premiums and made Profit Sharing/401(k) Plan contributions for Mr. Scott and Mr. Walton on the same basis as for other Associates. Mr. Duke, Mr. Scott and Mr. Walton are also eligible to participate in our company’s other benefit plans, such as our medical insurance plan and Stock Purchase Plan, on the same basis as all other Associates.

(2)	This column represents the annual retainer paid to directors, the Board committee chair retainers, and the additional payment to Christopher J. Williams for serving on two Board committees during fiscal 2010. The fees earned by Mr. Corbett include an additional $16,000 in fees in connection with Mr. Corbett’s attendance at four Board meetings that required intercontinental travel from his residence. The fees earned by Mr. Glass were for the period from February 1, 2009 through June 5, 2009.

The following amounts included in this column were deferred under the Director Compensation Plan, either in the form of cash deposited into an interest-bearing account or in the form of stock units:

Director	Fiscal 2010 ($)
M. Michele Burns	60,000
Douglas N. Daft	60,000
David D. Glass	25,833
Allen I. Questrom	60,000
Christopher J. Williams	100,000

(3)	Each Non-Management Director elected to the Board at our company’s 2009 Annual Shareholders’ Meeting received a stock award on June 5, 2009 with a grant date fair value of $160,000, with the number of Shares granted based on a Share price of $51.07, which was the closing price of a Share on the NYSE on the grant date. Ms. Alvarez, Dr. Cash, Mr. Daft, Mr. Questrom, Mr. Williams, and Ms. Wolf deferred the receipt of these Shares under the Director Compensation Plan. Mr. Breyer held outstanding options to purchase 5,512 Shares at the end of fiscal 2010. These options were issued in previous fiscal years as part of the compensation paid to directors. No other current Non-Management Directors held options to purchase Shares as of the end of fiscal 2010. Mr. Scott held outstanding options to purchase 3,288,202 Shares at the end of fiscal 2010. Options held by Mr. Duke at the end of fiscal 2010 are disclosed in the Outstanding Equity Awards at Fiscal 2010 Year-End table below. The options held by Mr. Scott and Mr. Duke were granted to them as part of their compensation for their service as Executive Officers of Walmart and not as compensation for serving as directors of our company.

(4)	The amounts in this column represent above-market interest earned on director compensation deferred to an interest-credited account under the Director Compensation Plan, as elected by the director. The interest rate on the interest-bearing account is set by the Director Compensation Plan based on the ten-year United States Treasury note rate on the first day of January plus 2.70 percent. This rate was 5.071 percent for the calendar year ended December 31, 2009, and increased to 6.550 percent for the calendar year ending December 31, 2010.

(5)	This column includes tax gross-ups paid for fiscal 2010 relating to income attributable to spousal travel expenses, meals, and related activities in connection with certain Board meetings. For Mr. Corbett, this column also includes the value of such spousal travel expenses, meals, and related activities, none of which exceeded $25,000. For each of the other Non-Management Directors, the value of such spousal travel expenses, meals and related activities is not included in this column because the total value was less than $10,000.

(6)	David D. Glass served on the Board until his term expired at Walmart’s 2009 Annual Shareholders’ Meeting on June 5, 2009.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the Non-Management Directors. Each Non-Management Director must own, within five years of his or her initial election or appointment to the Board, an amount of Shares, restricted stock, or stock units having a value equal to five times the annual retainer component of the Non-Management Director’s compensation approved by the Board in the year the director was initially elected or appointed. All Non-Management Directors subject to these guidelines currently own enough Shares to satisfy the guidelines.

BOARD MEETINGS

The Board held a total of five meetings (four regular meetings and one telephonic meeting) during fiscal 2010 to review significant developments affecting our company, engage in strategic planning, and act on matters requiring Board approval. During fiscal 2010, each director attended at least 75 percent of the aggregate of the number of Board meetings and the number of meetings of Board committees on which he or she served. The Non-Management Directors and Independent Directors meet regularly in executive sessions.

BOARD COMMITTEES

Committee	Members during Fiscal 2010	Functions and Additional Information	Number of Meetings in Fiscal 2010
Audit Committee	Aida M. Alvarez James I. Cash, Jr. Arne M. Sorenson Christopher J. Williams (1)

• Reviews financial reporting policies, procedures, and internal controls of Walmart

• Responsible for the appointment, compensation, and oversight of the independent accountants

• Pre-approves audit, audit-related, and non-audit services to be performed by our company’s independent accountants

• Reviews related-party transactions

• Reviews our company’s risk management policies and procedures, as well as our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and our Statements of Ethics

• The Board has determined that the members are “independent” as defined by Section 10A(m)(3) of the Exchange Act and the NYSE Listed Company Manual.

• The Board has determined that the members are “financially literate” as required by Section 303A.07 of the NYSE Listed Company Manual.

			9
Compensation, Nominating and Governance Committee	Douglas N. Daft Allen I. Questrom (2) Linda S. Wolf (1)

• In consultation with the CEO, approves the compensation of the Executive Officers, other than the CEO, and reviews the compensation of certain other senior officers

• Reviews and approves the compensation of the CEO and Chairman

• Reviews and makes recommendations to the Board regarding the compensation of the Non-Management Directors

• Sets and verifies the attainment of performance goals under performance-based incentive compensation plans

• Reviews compensation and benefits issues for our company

• Oversees corporate governance issues

• Identifies, evaluates, and recommends candidates to the Board for nomination for election or appointment to the Board

• Reviews and makes recommendations to the Board regarding director independence

• The Board has determined that the members are “independent” as defined by the NYSE Listed Company Manual.

			9
Equity Compensation Committee	Michael T. Duke Gregory B. Penner H. Lee Scott, Jr. (1) S. Robson Walton	• Administers Walmart’s equity compensation plans for Associates who are not directors or Executive Officers	3
Executive Committee	Michael T. Duke H. Lee Scott, Jr. (1) S. Robson Walton Christopher J. Williams	• Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings	0 (3)
Strategic Planning and Finance Committee	James W. Breyer (1) M. Michele Burns Roger C. Corbett David D. Glass (4) Jim C. Walton	• Reviews and analyzes financial matters • Oversees long-range strategic planning • Reviews and recommends a dividend policy to the Board • Reviews the preliminary annual budget to be approved by the Board	4

(1)	Committee chair.
(2)	Mr. Questrom is not standing for reelection and will retire from the Board as of the 2010 Annual Shareholders’ Meeting on June 4, 2010.
(3)	The Executive Committee acted by unanimous written consent 13 times during fiscal 2010.
(4)	Mr. Glass did not stand for reelection at, and retired from the Board as of, the 2009 Annual Shareholders’ Meeting on June 5, 2009.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted Corporate Governance Guidelines and charters for the Audit Committee, the CNGC, the Equity Compensation Committee, the Executive Committee, and the SPFC. You may review each of these documents on our corporate website at www.walmartstores.com by clicking on “Investors” and then “Corporate Governance.” In addition, these documents are available in print at no charge to any shareholder who requests a copy by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

BOARD LEADERSHIP STRUCTURE

We separate the roles of CEO and Chairman in recognition of the differences between the two roles. As specified in our Bylaws, our CEO is responsible for the general management, oversight, supervision and control of the business and affairs of our company, and ensuring that all orders and resolutions of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, and providing advice and counsel to the CEO and our company’s other officers regarding our business and operations. By separating the roles of CEO and Chairman, the CEO is able to focus his time and energy on managing Walmart’s complex daily operations. Further, our CEO and Chairman have an excellent working relationship. With over 40 years of experience with Walmart, our Chairman is well positioned to provide our CEO with guidance, advice and counsel regarding our company’s business, operations and strategy. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. We believe that our separate CEO/Chairman structure is the most appropriate and effective leadership structure for our company and our shareholders.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Audit Committee reviews and discusses with management the company’s processes and policies with respect to risk assessment and risk management, including the company’s enterprise-wide risk management program. In addition, the company’s risk oversight process involves the Board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the company’s risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

PRESIDING DIRECTOR

James W. Breyer currently serves as the presiding director of executive sessions of the Non-Management Directors and Independent Directors.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDERS’ MEETINGS

The Board has adopted a policy stating that all directors are expected to attend annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board strongly encourages all directors to make attendance at all annual shareholders’ meetings a priority. Each person nominated by the Board for election to the Board at the 2009 Annual Shareholders’ Meeting, with the exception of Mr. Penner, attended the 2009 Annual Shareholders’ Meeting. Mr. Glass, a former director who did not stand for reelection at the 2009 Annual Shareholders’ Meeting, also attended that meeting.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from shareholders and other interested parties. Shareholders and other interested parties may write to the Board at:

Wal-Mart Stores, Inc. Board of Directors

c/o Mike Bradshaw, Senior Liaison to the Board of Directors

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

Shareholders and other interested parties also may e-mail: the Board at directors@wal-mart.com; the Independent Directors at independentdirectors@wal-mart.com; the Non-Management Directors at nonmanagementdirectors@wal-mart.com; and any individual director, including the presiding director, at the full name of the director as listed in this proxy statement followed by “@wal-mart.com.” For example, shareholders may e-mail S. Robson Walton, Chairman, at srobsonwalton@wal-mart.com.

A company of our size receives a large number of inquiries regarding a wide range of subjects each day. As a result, the Independent Directors, Non-Management Directors, and individual directors are not able to respond to all inquiries directly. Therefore, our directors, in consultation with Walmart, have developed a process to assist in managing inquiries directed to the Board.

Letters and e-mails directed to the Board, the Independent Directors, the Non-Management Directors, and individual directors are reviewed by Walmart to determine whether a response on behalf of the Board is appropriate. While the Board oversees management, it does not participate in day-to-day management functions or business operations and is not normally in the best position to respond to inquiries relating to those matters. Thus, we will direct those types of inquiries to an appropriate Associate for a response. Responses to letters and e-mails by Walmart on behalf of the Board, Independent Directors, Non-Management Directors, or individual directors are maintained by Walmart and are available for any director’s review.

If a response on behalf of the Board, Independent Directors, Non-Management Directors, or individual directors is appropriate, Walmart gathers any information and documentation necessary for answering the inquiry and provides the information and documentation, as well as a proposed response, to the appropriate director or directors. Walmart also may attempt to communicate with the shareholder or interested party for any necessary clarification. S. Robson Walton, Walmart’s Chairman, reviews and approves responses on behalf of the Board, and James W. Breyer, Walmart’s presiding director, reviews and approves the responses on behalf of the Independent Directors and Non-Management Directors. In certain situations, Mr. Walton or Mr. Breyer may respond directly to a shareholder’s inquiry.

For inquiries addressed to individual directors, each director has provided instructions for responding to those inquiries. Currently, all directors have requested that Walmart review letters and e-mails, gather any information or documentation necessary to respond to the inquiry, and propose a response. The director will review the proposed response and either direct Walmart to send such response on behalf of the director, or the director may choose to respond directly to the shareholder.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board considers shareholder questions and comments important and endeavors to respond to them promptly.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The CNGC is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination for election to the Board. The CNGC is governed by a written charter, a copy of which can be found in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com.

The CNGC regularly reviews the composition of the Board and the Board committees and considers whether the addition of directors with particular experience, skills, or characteristics would make the Board and one or more Board committees more effective. When a need arises to fill a vacancy or it is determined that a director candidate possessing particular experience, skills, or characteristics would make the Board more effective, the CNGC initiates a search. As a part of the search process, the CNGC may consult with other directors and senior officers and may hire a search firm to assist in identifying and evaluating potential candidates.

SpencerStuart currently serves as our company’s director candidate search consultant. In that capacity, SpencerStuart seeks out candidates who have the experience, skills, and characteristics that the CNGC has determined are necessary to serve as a member of the Board. SpencerStuart researches the background of all candidates, conducts extensive interviews with candidates and their references, and then presents the most qualified candidates to the CNGC and our company’s management.

When considering a candidate, the CNGC reviews the candidate’s experience, skills, and characteristics. The CNGC also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would satisfy applicable independence requirements.

Candidates are selected on the basis of outstanding achievement in their professional careers; broad experience; wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes and skills that the CNGC may determine as qualifying candidates for service on the Board. With respect to the minimum experience, skills, or characteristics necessary to serve on the Board, the CNGC will only consider candidates who:

(1)	have the experience, skills, and characteristics necessary to gain a basic understanding of:

•	the principal operational and financial objectives and plans of our company;

•	the results of operations and financial condition of our company and its business segments; and

•	the relative standing of our company and its business segments in relation to our competitors;

(2)	have a perspective that will enhance the Board’s strategic discussions; and

(3)	are capable of and committed to devoting adequate time to Board duties and are available to attend the regularly-scheduled Board and Board committee meetings.

As provided in our company’s Corporate Governance Guidelines, the Board is committed to diversified membership. The Board will not discriminate on the basis of race, color, national origin, gender, sexual orientation, religion, or disability in selecting nominees. Diversity and inclusion are values embedded into Walmart’s culture and fundamental to its business. In keeping with those values, when assessing a candidate, the CNGC considers the different viewpoints and experiences that a candidate could bring to the Board and how those viewpoints and experiences could enhance the Board’s execution of its responsibilities.

In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE Listed Company Manual, and at least one member of the Board should have the qualifications and skills necessary to be considered an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Potential candidates are generally interviewed by our Chairman, our CEO, and the chair of the CNGC, and may be interviewed by other directors and senior officers as desired and as schedules permit. The CNGC then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy or add an additional member, or recommends to the Board a slate of candidates for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the CNGC, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

S. Robson Walton and Jim C. Walton are members of a group that beneficially owns more than five percent of the outstanding Shares. Any participation by them in the nomination process was considered to be in their capacities as members of the Board and was not considered to be recommendations from security holders that beneficially own more than five percent of the outstanding Shares.

Shareholders may recommend candidates for consideration by the Board by writing to:

Wal-Mart Stores, Inc. Board of Directors

c/o Mike Bradshaw, Senior Liaison to the Board of Directors

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

The recommendation must include the following information:

(1)	the candidate’s name and business address;

(2)	a resume or curriculum vitae describing the candidate’s qualifications, which clearly indicates that he or she has the minimum experience, skills, and qualifications that the CNGC has determined are necessary to serve as a director;

(3)	a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (other than for minor traffic violations), has been involved in any other legal proceeding or has been the subject of, or a party to, any order, judgment, decree, finding or sanction (including any order, judgment, decree, finding or sanction issued by an entity such as a stock or commodities exchange) relating to an alleged violation of laws or regulations relating to securities, commodities, financial institutions, insurance companies, mail or wire fraud or fraud in connection with a business entity, in each case giving the date and a brief description of the conviction, order, judgment, decree, finding or sanction, the name of the proceeding and the disposition;

(4)	a statement from the candidate that he or she consents to serve on the Board if elected; and

(5)	a statement from the person submitting the candidate that he or she is the registered holder of Shares, or if the shareholder is not the registered holder, a written statement from the record holder of the Shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of Shares.

All candidates recommended to the Board for nomination by a shareholder pursuant to the requirements above will be submitted to the CNGC for its review, which may include an analysis of the candidate’s qualifications prepared by our company’s management.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four directors, each of whom has been determined by the Board to be “independent” as defined by the listing standards of the NYSE and the applicable rules of the SEC. The members of the Audit Committee are Aida M. Alvarez; James I. Cash, Jr.; Arne M. Sorenson; and Christopher J. Williams, the chair of the Audit Committee. The Audit Committee is governed by a written charter adopted by the Board. You can obtain a copy of the current Audit Committee charter in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. In addition, we will provide a copy of the Audit Committee charter in print at no charge to any shareholder requesting a copy by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

Walmart’s management is responsible for Walmart’s internal control over financial reporting and the preparation of Walmart’s consolidated financial statements. Walmart’s independent accountants are responsible for auditing Walmart’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for issuing a report on those financial statements and a report on the effectiveness of Walmart’s internal control over financial reporting. The Audit Committee monitors and oversees these processes. The Audit Committee is responsible for selecting, engaging, and overseeing Walmart’s independent accountants.

As part of the oversight process, the Audit Committee regularly meets with management of our company, our company’s independent accountants, and our company’s internal auditors. The Audit Committee often meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent accountants and internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with Walmart’s management and the independent accountants Walmart’s audited consolidated financial statements for fiscal 2010;

•

reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;

•

discussed with the independent accountants the matters required by Statement on Auditing Standards 61, as modified or supplemented, and SEC rules, including matters related to the conduct of the audit of Walmart’s consolidated financial statements;

•

received written disclosures and the letter from E&Y required by applicable independence standards, rules and regulations relating to E&Y’s independence from Walmart and discussed with E&Y its independence from Walmart;

•

based on the discussions with management and the independent accountants, the independent accountants’ disclosures and letter to the Audit Committee, the representations of management and the reports of the independent accountants, recommended to the Board that Walmart’s audited annual consolidated financial statements for fiscal 2010 be included in Walmart’s Annual Report on Form 10-K for fiscal 2010 filed with the SEC;

•	reviewed all audit and non-audit services performed for Walmart by E&Y and considered whether E&Y’s provision of non-audit services was compatible with maintaining its independence from Walmart;

•

selected and appointed E&Y as Walmart’s independent accountants to audit and report on the annual consolidated financial statements of Walmart to be filed with the SEC prior to Walmart’s annual shareholders’ meeting to be held in calendar year 2011;

•

monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of our company regarding the design, operation and effectiveness of internal controls over financial reporting, and reviewed an attestation report from E&Y regarding the effectiveness of internal controls over financial reporting; and

•

received reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report:

Aida M. Alvarez

James I. Cash, Jr.

Arne M. Sorenson

Christopher J. Williams, Chair

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that James I. Cash, Jr., Arne M. Sorenson and Christopher J. Williams are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the SEC, and that all members of the Audit Committee are “independent” under Section 10A(m)(3) of the Exchange Act, the SEC’s Rule 10A-3, and the requirements set forth in the NYSE Listed Company Manual.

AUDIT COMMITTEE PRE-APPROVAL POLICY

To ensure the independence of our independent accountants and to comply with applicable securities laws, the NYSE’s listing standards, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee; or (2) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by our company’s independent accountants by applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants. With respect to each such service, the independent accountants provide detailed back-up documentation to the Audit Committee and to the corporate controller.

Pursuant to its Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually re-assesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is re-assessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project causes the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The CNGC discharges the Board’s responsibilities relating to the compensation of our company’s directors, Executive Officers, and Associates. With respect to its compensation functions, the CNGC is responsible, pursuant to its charter, for annually:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, our Chairman, and our other Executive Officers; evaluating their performance in light of those goals and objectives; and, based on this evaluation, establishing and approving their total compensation;

•	evaluating, establishing and approving the compensation of our Non-Management Directors; and

•	reviewing the compensation of certain other senior officers of Walmart.

The CNGC may delegate its functions to a subcommittee, to the extent such delegation is consistent with the requirements of the NYSE Listed Company Manual and applicable laws and regulations. However, the CNGC may not delegate its authority over the evaluation, establishment and approval of Executive Officer compensation. The CNGC met nine times in fiscal 2010. Agendas for the meetings of the CNGC are determined in consultation with the chair of the CNGC.

COMPENSATION COMMITTEE REPORT

The CNGC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on such review and discussion, the CNGC recommended to the Board that the CD&A be included in this proxy statement.

The CNGC submits this report:

Douglas N. Daft

Allen I. Questrom

Linda S. Wolf, Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members who served on the CNGC at any time during fiscal 2010 were officers or Associates of Walmart or were former officers or Associates of Walmart. None of the members who served on the CNGC at any time during fiscal 2010 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Related-Party Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the CNGC.

TRANSACTION REVIEW POLICY

The Board has adopted a written policy (the “Transaction Review Policy”) applicable to all Walmart officers who serve as Executive Vice Presidents or above; to all directors and director nominees; to all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and to the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which our company is a participant (each a “Covered Transaction”).

Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s Chief Audit Executive any Covered Transactions of which he or she has knowledge. Walmart’s Chief Audit Executive, with the assistance of other appropriate Walmart personnel, reviews each Covered Transaction and submits the results of such review to the Audit Committee. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

•

the substantive terms and negotiation of the transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and

•	if the Covered Person is a director or officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Statement of Ethics as it applies to the transaction.

The Audit Committee may also ratify a Covered Transaction if prior approval and review is not sought if the Audit Committee determines that the transaction meets the criteria above and the failure to obtain pre-approval was unintentional, inadvertent, or due to a lack of knowledge.

The following categories of transactions are exempt from review and approval under the Transaction Review Policy:

•	transactions that involve a monetary value of less than $120,000;

•	transactions that result from a competitive bid process;

•	ordinary banking transactions; and

•	any series of substantially similar transactions after the Audit Committee has reviewed and approved a single transaction of that type as meeting the requirements of the policy.

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

You may review Walmart’s Code of Ethics for the CEO and Senior Financial Officers in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. Walmart’s Code of Ethics for the CEO and Senior Financial Officers supplements Walmart’s Statement of Ethics, which is applicable to all directors, Executive Officers, and Associates and is also available in the “Corporate Governance” section of the “Investors” page of our corporate website. A description of any substantive amendment or waiver of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Statement of Ethics will be disclosed in the “Corporate Governance” section of the “Investors” page of our corporate website for a period of 12 months after the date of the amendment or waiver. Copies of Walmart’s Code of Ethics for the CEO and Senior Financial Officers and of Walmart’s Statement of Ethics are also available in print at no charge to any shareholder who requests a copy by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

SUBMISSION OF SHAREHOLDER PROPOSALS

If you wish to present a proposal for possible inclusion in our 2011 proxy statement pursuant to the SEC’s rules, send the proposal to Gordon Y. Allison, Vice President and General Counsel, Corporate Division, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, by registered, certified, or express mail. Shareholder proposals for inclusion in our proxy statement for the 2011 Annual Shareholders’ Meeting must be received by our company on or before December 20, 2010.

Shareholders who wish to bring business before the 2011 Annual Shareholders’ Meeting other than through a shareholder proposal pursuant to the SEC’s rules must notify the Corporate Secretary of our company in writing and provide the information required by the provision of the Bylaws dealing with shareholder proposals. The notice must be delivered to or mailed and received at Walmart’s principal executive offices not less than 75 nor more than 100 days prior to the date of the 2011 Annual Shareholders’ Meeting, unless less than 85 days’ notice or public disclosure of that date is given or made, in which case the shareholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2011 Annual Shareholders’ Meeting is made or given. The requirements for such notice are set forth in the Bylaws, a copy of which can be found in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. In addition, the Bylaws were filed as an exhibit to our company’s Current Report on Form 8-K dated September 21, 2006.

OTHER MATTERS

Our company is not aware of any matters that will be considered at the 2010 Annual Shareholders’ Meeting other than the matters described herein. If any other matters are properly brought before the 2010 Annual Shareholders’ Meeting, the proxy holders will vote the Shares as to which they hold proxies in their discretion.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview

In the following pages, we discuss how our CEO, CFO, and certain other current Executive Officers (our “Named Executive Officers” or “NEOs”) were compensated in fiscal 2010, and describe how this compensation fits within our executive compensation philosophy.

During fiscal 2010, under the leadership of our senior executive team, our company performed well. We reported strong financial results for the fiscal year, particularly our earnings results, despite continued challenging economic conditions worldwide. Our earnings for fiscal 2010 significantly exceeded the top end of the guidance we provided at the beginning of the fiscal year, our free cash flow increased significantly over fiscal 2009, and we finished the fiscal year with a strong balance sheet. Our company continued to deliver stable pre-tax returns, with return on investment for fiscal 2010 the same as return on investment for fiscal 2009. Our stock price increased slightly during fiscal 2010, and we returned more than $4.2 billion to our shareholders in the form of dividends. Walmart US continued to grow profits faster than sales, and continued to manage inventory effectively, with inventory down 7.6 percent versus the prior year, and Walmart US continues to be well positioned in the current economic environment. Comparable store sales at Walmart US were slightly down in fiscal 2010. Walmart International continued its strong growth, with sales increasing above expectations. Sam’s Club also experienced continued growth, with comparable club sales, excluding fuel, increasing (with fuel, comparable club sales decreased slightly). Sam’s Club also reduced inventory by 9.5 percent. These accomplishments resulted in the compensation described below for fiscal 2010, with our cash incentive plan, which is based on profitability, paying out at or near maximum levels. Our performance share plan, which is based on return on investment and sales metrics, resulted in payouts to our NEOs that were between threshold and target. The total compensation earned by our NEOs in fiscal 2010 was reflective of our overall strong performance.

Our Compensation Program Emphasizes Performance

We design our NEO compensation with an emphasis on performance. Base salary typically comprises less than 15 percent of each NEO’s total annual compensation opportunity, and a substantial majority of each NEO’s annual compensation is contingent on meeting performance goals that we believe have a meaningful impact on shareholder value.

The CNGC regularly reviews our executive compensation programs to ensure that compensation is closely tied to performance that can be influenced by our executives and that we believe is likely to impact shareholder value. Our NEOs’ annual cash incentive is based on the profitability of our company and/or one or more operating divisions, depending on each NEO’s responsibilities. Our performance share program is based on total company return on investment, as well as the sales performance of one or more operating divisions, depending on each NEO’s area of responsibility. We believe that this balance of performance metrics, and balance between rewarding the performance of the total company and the performance of operating divisions, mitigates the risk that our executives would be incentivized to pursue good results with respect to a single metric or operating division to the detriment of our company as a whole. In addition, our executive compensation program seeks to balance rewarding long-term performance with shorter-term performance. Our cash incentive plan is based on single fiscal year results, while our performance share plan is based on financial performance over a three-year period. Our executives also receive service-based restricted stock, which typically vests in equal installments on the second, fourth and fifth anniversaries of the grant date.

Our company and each of our operating divisions had strong earnings performance for fiscal 2010. Because our cash incentive plan is based on pre-tax profit and operating income, our executives received cash incentive payouts for fiscal 2010 that were at or near the maximum potential payout. Conversely, our comparable store and club sales results for fiscal 2010 were not as strong as we expected when performance goals were set in early fiscal 2010. Because our performance share program is based in part on performance versus sales metrics, results under our performance share program were below the target performance goals for that program. The cash incentives and performance shares earned by our NEOs for fiscal 2010 are discussed in more detail below.

Because it is our goal to provide our executives with performance-based compensation on criteria they can impact, we consider underlying operational performance, adjusted to ensure that operating results for the fiscal year are comparable to the prior year. During fiscal 2010, the most significant adjustments were to remove the impact of fluctuations in currency exchange rates and certain restructuring charges announced in the fourth quarter. The adjustments made for purposes of determining fiscal 2010 performance under our compensation programs are described in more detail below.

Executive Compensation Overview

Who are our NEOs?

For fiscal 2010, our NEOs were:

•	Michael T. Duke, our President and CEO. Mr. Duke joined our company in 1995 and has served in a number of positions, including Vice Chairman, prior to becoming President and CEO in February 2009.

•	Thomas M. Schoewe, our Executive Vice President and CFO. Mr. Schoewe joined our company in 2000.

•	Eduardo Castro-Wright, our Vice Chairman. Mr. Castro-Wright joined our company in 2001.

•	C. Douglas McMillon, our Executive Vice President, President and CEO of Walmart International. Mr. McMillon joined our company in 1990.

•	Brian C. Cornell, our Executive Vice President, President and CEO of Sam’s Club. Mr. Cornell joined our company in 2009.

What are the primary components of our executive compensation program?

The annual compensation of our NEOs consists of three main components:

•	base salary;

•	a performance-based annual cash incentive payment; and

•	annual equity-based compensation, comprised of a long-term performance-based award and a long-term service-based award.

For purposes of setting NEO compensation, the CNGC considers the amount that each NEO could earn from these three components, assuming performance goals are achieved and all service-based equity awards vest, as that NEO’s “total direct compensation,” or “TDC.” We discuss each of these components of TDC in greater detail below.

In addition, our NEOs may from time to time receive special equity awards. Special awards are typically granted for retention purposes or in recognition of extraordinary performance.

Fiscal 2010 Compensation

What were the significant changes to our executive compensation program for fiscal 2010?

There were no significant changes to our compensation program for NEOs in fiscal 2010. Prior to setting NEO compensation for fiscal 2009, the CNGC undertook a comprehensive review and analysis of our executive compensation program to determine if any improvements could be made to tie executive compensation more closely to performance, and to otherwise align our executive compensation program more closely with shareholder interests. For fiscal 2010, we further refined the performance metrics for our performance share program by distinguishing between Walmart US comparable store sales and/or Sam’s Club comparable club sales, depending on the executive’s primary area of responsibility.

What was the TDC for each of our NEOs during fiscal 2009 and fiscal 2010?

When setting NEO compensation, the CNGC establishes a TDC amount for each NEO and then allocates that TDC among the various components of compensation. TDC represents the compensation opportunity available to an NEO for a given fiscal year if performance goals are achieved. As shown in the table below, “Target TDC” represents the amounts our NEOs would receive if target performance goals are achieved. “Maximum TDC” represents the amounts that our NEOs would receive if maximum performance goals are achieved, and is therefore intended to reflect the amounts our NEOs would receive only in the event of exceptional performance.

The Summary Compensation table that appears on page 39 provides specific compensation information for the three most recent fiscal years for our NEOs in the manner required by SEC rules. The amounts in the Summary Compensation table do not necessarily reflect the compensation opportunities approved by the CNGC for our NEOs, nor do they necessarily provide insight into the compensation actually earned by each NEO upon satisfaction of applicable performance conditions. For example, our CNGC typically approves NEO compensation for the upcoming fiscal year in January, prior to the start of our fiscal year on February 1. As a result, the equity awards that appear in the Summary Compensation table as granted in a particular fiscal year are typically part of an NEO’s compensation package for the following fiscal year.

The following table shows the TDC established for each NEO for fiscal 2009 and fiscal 2010. Inclusion of this information is not designed to replace the Summary Compensation table, but rather to provide insight into the CNGC’s decision-making process when establishing NEO compensation.

TDC, for purposes of the table below, is defined as the sum of:

•	base salary;

•	potential annual performance-based cash incentive payout; and

•	estimated grant date value of annual equity awards, assuming performance goals are satisfied.

Because TDC is established through a benchmarking process, as described below, TDC does not include any one-time or special awards, as these types of awards are generally not reflected in the benchmarking data that is available for our peer group companies.

	Fiscal 2009 TDC ($)		Fiscal 2010 TDC ($)
Name	Target	Maximum	Target	Maximum
Michael T. Duke	10,570,000	13,825,000	18,040,000	23,875,000
Thomas M. Schoewe	5,628,000	7,290,000	6,609,120	8,621,100
Eduardo Castro-Wright	8,560,000	11,162,500	11,400,000	15,000,000
C. Douglas McMillon	6,580,000	8,587,500	8,050,000	10,537,500
Brian C. Cornell	N/A	N/A	6,580,000	8,587,500

Mr. Duke was promoted from Vice Chairman to President and CEO effective February 1, 2009. Effective November 20, 2008, Mr. Castro-Wright was promoted from Executive Vice President, President and CEO, Walmart US to Vice Chairman. Effective February 1, 2009, Mr. McMillon was promoted from Executive Vice President, President and CEO, Sam’s Club to Executive Vice President, President and CEO, Walmart International. The increases in TDC for fiscal 2010 shown above for Messrs. Duke, Castro-Wright and McMillon are reflective of these promotions. Mr. Schoewe’s increase in TDC is primarily attributable to an increase in the value of his annual equity award. The CNGC determined that Mr. Schoewe’s performance in fiscal 2009 was strong, as demonstrated by our company’s excellent financial management and strong balance sheet. The CNGC also determined that Mr. Schoewe’s annual equity value, and as a result his TDC, was relatively low given his performance and level of experience. The CNGC’s annual benchmarking process is described in detail below.

Mr. Cornell was appointed as Executive Vice President, President and CEO, Sam’s Club effective April 3, 2009. The TDC amounts above for Mr. Cornell are shown on an annualized basis.

A significant percentage of the TDC amounts shown above consisted of performance-based cash and equity. For example, for fiscal 2010, approximately 54 percent of our CEO’s target TDC consisted of performance shares, and an additional 21 percent of his target TDC consisted of his cash incentive opportunity.

The differences in TDC among our NEOs are due to factors that the CNGC considers in evaluating and establishing the compensation of our NEOs. These factors include the differences in job scope and responsibilities among our NEOs; the CNGC’s review of peer group compensation information through peer benchmarking, which is described in more detail below; expertise and years of experience; historical compensation levels; retention and succession considerations; and individual and, where relevant, divisional performance. The TDC levels set forth in the table above represent the CNGC’s judgment as to the appropriate compensation opportunities in light of these factors, and are not the result of any specific policy or formula.

How is the TDC of our NEOs allocated among the various elements of compensation?

Each NEO’s TDC is comprised of the following elements: base salary, annual cash incentive opportunity, and equity. Each NEO’s equity award is comprised of performance shares and restricted stock. For fiscal 2010, the CNGC allocated a majority of each NEO’s target TDC to performance-based elements of compensation, as follows:

Breakdown of Fiscal 2010 Target TDC*
Name	Base Salary	Restricted Stock (grant date value)	Performance-Based Compensation		All Performance-Based Compensation (Performance Shares plus Cash Incentive at target)
			Performance Shares (at target)	Cash Incentive (at target)
Michael T. Duke	$1,200,000	$3,250,000	$9,750,000	$3,840,000	75.3%
	6.7%	18.0%	54.0%	21.3%
Thomas M. Schoewe	$811,200	$1,125,000	$3,375,000	$1,297,920	70.7%
	12.3%	17.0%	51.1%	19.6%
Eduardo Castro-Wright	$1,000,000	$2,000,000	$6,000,000	$2,400,000	73.7%
	8.8%	17.5%	52.6%	21.1%
C. Douglas McMillon	$850,000	$1,375,000	$4,125,000	$1,700,000	72.4%
	10.6%	17.1%	51.2%	21.1%
Brian C. Cornell	$800,000	$1,125,000	$3,375,000	$1,280,000	70.7%
	12.2%	17.1%	51.3%	19.5%

*	Percentages in this table reflect the percentage of Target TDC represented by the particular element of compensation. These percentages have been rounded to the nearest tenth of a percent, and may not total 100 percent due to rounding.

Base Salary.    In keeping with our philosophy that a substantial majority of NEO compensation should be performance-based, the CNGC typically allocates less than 15 percent of TDC to base salary. Because our more senior executives typically have a large portion of their annual compensation at risk, the percentage of TDC attributable to base salary generally becomes smaller as our executives advance in our company and assume jobs with greater responsibilities. For fiscal 2009 and fiscal 2010, our NEOs’ base salaries were as follows:

Name	Fiscal 2009 Base Salary ($)	Fiscal 2010 Base Salary ($)
Michael T. Duke	1,050,000	1,200,000
Thomas M. Schoewe	780,000	811,200
Eduardo Castro-Wright	900,000	1,000,000
C. Douglas McMillon	800,000	850,000
Brian C. Cornell	N/A	800,000

In establishing the base salaries of our NEOs, the CNGC also benchmarks the proposed base salaries for our NEOs against base salaries within our peer groups to ensure that our NEOs’ base salaries are appropriately competitive. The CNGC typically seeks to set base salaries near the 50th percentile of our peer groups. The CNGC will set base salaries higher or lower if necessary to result in TDCs in the top quartile of our peer groups or if necessary to result in an appropriate mix of performance-based versus fixed compensation. The benchmarking process is described in more detail below.

The base salary increases shown above for Messrs. Duke and McMillon are a result of their promotions and are reflective of their new positions. Mr. Schoewe received a 4 percent increase in base salary, which is in line with base salary increases for management associates generally who are deemed to be performing at a high level. Mr. Cornell’s base salary is shown on an annualized basis.

Cash Incentive.    Under our Management Incentive Plan, most salaried management Associates, including our NEOs, are eligible to earn an annual cash incentive payment, calculated as a percentage of base salary. Whether an incentive payment is earned and the amount of the incentive payment depend on whether we achieve pre-established performance goals. For fiscal 2010, as for the past several fiscal years, these goals were based on growth in pre-tax profit for the total company, and on growth in operating income for each of the company’s divisions. Incentive payments are also based on achieving diversity goals.

In addition, beginning in fiscal 2009, we added an individual performance component to the Management Incentive Plan. Under the plan as revised, the CNGC may, in its discretion, increase or decrease the amount of any individual NEO’s cash incentive payment by up to 20 percent of the target payout for that NEO, based upon the CNGC’s subjective evaluation of that NEO’s individual performance. For fiscal 2009 and fiscal 2010, our NEOs had the opportunity to earn the following cash incentives, expressed as a percentage of base salary:

Cash Incentive Opportunity as a % of Base Salary
Name	Fiscal Year	Threshold	Target	Maximum
Michael T. Duke	2010 2009	120% 90%	320% 240%	400% 300%
Thomas M. Schoewe	2010 2009	60% 60%	160% 160%	200% 200%
Eduardo Castro-Wright	2010 2009	90% 90%	240% 240%	300% 300%
C. Douglas McMillon	2010 2009	75% 60%	200% 160%	250% 200%
Brian C. Cornell	2010 2009	60% N/A	160% N/A	200% N/A

The increases in cash incentive opportunity for Mr. Duke and Mr. McMillon are due to their promotions. The actual cash incentives earned by our NEOs for fiscal 2010 performance are described on page 30 below.

Equity Awards.    The balance of TDC is then allocated between various forms of equity compensation. We believe that equity awards that vest over a period of time help to align the interests of our NEOs with the interests of our shareholders. Consistent with our philosophy of tying compensation to performance, for fiscal 2010, as in fiscal 2009, approximately three-quarters of the annual equity value granted to our NEOs was granted in the form of performance shares, with the remainder granted in the form of restricted stock.

Performance Shares.    A performance share award gives the officer receiving it the right to receive a number of Shares if we meet certain performance goals during a specified performance period. If an Associate who holds performance shares ceases to be employed by us before the end of the applicable performance period, the performance shares do not vest and the recipient receives no payout for those performance shares.

Generally, performance shares granted to our executives have a three-year performance period. For performance share awards granted prior to January 2008, the applicable performance metrics were: (1) return on investment; and (2) revenue growth. Beginning in fiscal 2009, we replaced the revenue growth metric used in prior performance share grants with a comparable store and club sales improvement metric and/or a growth in International revenue metric, depending on the NEO’s area of responsibility. These metrics are discussed in more detail below.

Restricted Stock.    The remaining 25 percent of the equity value granted to each NEO was in the form of restricted stock, which is scheduled to vest in three equal installments on the second, fourth and fifth anniversaries of the grant date, so long as the NEO remains employed by our company on the vesting dates.

The estimated value of the equity awards granted to our NEOs for fiscal 2009 and fiscal 2010, assuming target performance under the performance share metrics, is as follows:

Name	Fiscal 2009 Equity Value ($)	Fiscal 2010 Equity Value ($)
Michael T. Duke	7,000,000	13,000,000
Thomas M. Schoewe	3,600,000	4,500,000
Eduardo Castro-Wright	5,500,000	8,000,000
C. Douglas McMillon	4,500,000	5,500,000
Brian C. Cornell	N/A	4,500,000

Because the CNGC approved these equity awards prior to the beginning of the fiscal year, these awards are included in the Summary Compensation table as compensation for the prior fiscal year.

The increases in Mr. Duke’s, Mr. Castro-Wright’s, and Mr. McMillon’s equity values for fiscal 2010 were primarily a result of their promotions to their current positions and our benchmarking process described below. The increase in Mr. Schoewe’s annual equity value is primarily due to the CNGC’s determination, through its benchmarking process, that Mr. Schoewe’s equity value was relatively low given his performance and level of experience.

Do our NEOs receive any compensation that is not included in TDC?

On occasion, we grant our officers, including our NEOs, special equity awards that are not included in TDC. These awards are generally in the form of restricted stock and are intended for retention purposes and/or to reward exceptional performance. In November 2008, in connection with their promotions to their present positions, the CNGC approved $2,000,000 in performance-based restricted stock awards to both Mr. Duke and Mr. Castro-Wright. The vesting of these awards was contingent on our company achieving at least 2.5 percent revenue growth in fiscal 2010. In March 2010, the CNGC certified that this performance condition had been satisfied. These awards continue to be subject to service-based vesting requirements, with Mr. Duke’s award scheduled to vest on January 31, 2012 and Mr. Castro-Wright’s award scheduled to vest on June 30, 2010. Reflective of their new positions, the CNGC in late fiscal 2009 also approved increases in Mr. Duke’s and Mr. Castro-Wright’s performance shares with performance periods ending January 31, 2011 and January 31, 2012, respectively. These equity awards are reported in the Summary Compensation table on page 39 as part of fiscal 2009 compensation. As a result, the amounts reported for Mr. Duke and Mr. Castro-Wright in the “Stock Awards” column of the Summary Compensation table are greater for fiscal 2009 than for fiscal 2010.

In January 2010, as part of the fiscal 2011 executive compensation process, our CNGC approved a $2,000,000 performance-based restricted stock award to Mr. Castro-Wright, with the award scheduled to vest in June 2011. The CNGC also approved a $2,000,000 service-based restricted stock award to Mr. McMillon, with the award scheduled to vest in equal installments on the second, fourth and fifth anniversaries of the grant date. As a condition to receiving these awards, Mr. Castro-Wright and Mr. McMillon were required to execute non-competition agreements with Walmart, the terms of which are described on page 37.

As part of his offer of employment, Mr. Cornell is entitled to a signing bonus of $1,000,000, with one half paid in March 2010 and the other half to be paid in March 2011. During the first two years of Mr. Cornell’s employment, Walmart is entitled to recover this signing bonus if Mr. Cornell voluntarily resigns from Walmart or is terminated for a violation of Walmart policy. Furthermore, no signing bonus installment shall be paid if, prior to the scheduled date of payment: (1) Mr. Cornell voluntarily resigns from Walmart; (2) Mr. Cornell is terminated as the result of Mr. Cornell’s violation of Walmart policy; or (3) Mr. Cornell’s employment is terminated as the result of his death or disability. Additionally, Mr. Cornell received a grant of restricted stock valued at $2,000,000 in connection with commencing his employment with Walmart in April 2009. This restricted stock grant is scheduled to vest in equal installments on the second and fourth anniversaries of the grant date. Finally, Mr. Cornell received certain relocation benefits in fiscal 2010, including reimbursement of certain losses on the sale of his home; a relocation allowance; duplicate housing costs; and tax gross-up payments related to such relocation benefits.

In addition, our NEOs receive other benefits generally available to our Associates, such as participation in our Profit Sharing/401(k) Plan, our Stock Purchase Plan, and other plans available to our officers, such as our Deferred Compensation Plan. Our NEOs also receive certain perquisites and supplemental benefits described below.

What financial performance metrics were applied to our NEOs’ compensation awarded for fiscal 2010?

The CNGC selected the following performance metrics to apply to our NEOs’ incentive-based compensation during fiscal 2010:

Element of Compensation	Fiscal 2010 Performance Metrics	Performance Period
Cash Incentive	Pre-Tax Profit (for total company)[1] Operating Income (for divisions)	2/1/2009 – 1/31/2010
Performance Shares	Return on Investment[2] Walmart US Comparable Store Sales[3] Sam’s Club Comparable Club Sales[3] International Revenue Growth	2/1/2009 – 1/31/2012

The CNGC chose these performance metrics because it believed that good performance relative to these metrics is important for our overall financial performance and, therefore, is likely to have a positive effect on shareholder returns. The CNGC concluded that the combination of these performance metrics was likely to incentivize our executives to achieve performance that is in the best interests of our company and our shareholders. The CNGC believes that the combination of these performance metrics helps to mitigate the risk that our executives would be incentivized to pursue good results with respect to a single metric to the detriment of our company as a whole. For example, if our management were to seek to increase comparable store or club sales by pursuing strategies that would negatively impact our profitability, resulting increases in performance share payouts should be offset by decreases in cash incentive payouts.

What were the specific performance goals for fiscal 2010, and how did our company perform relative to those goals?

Cash Incentive Payment Goals.    The CNGC generally attempts to set performance goals applicable to our cash incentive plan so that a consistent level of expected difficulty in achieving these goals is maintained from year to year. The goals applicable to the cash incentive payments are expressed in terms of a percentage increase over our prior year performance. As described below, the cash incentive payments of our NEOs that are responsible for one of our operating divisions are based in part on the performance of those operating divisions. For fiscal 2010, the threshold, target and maximum performance goals under our cash incentive plan, and our actual performance, are shown in the following table. Because operating performance, for purposes of the cash incentive plan, is calculated on an as adjusted basis, the “Actual” results shown in the table below differ from our reported operating results.

	Fiscal 2010 Pre-Tax Profit and Operating Income Goals under Cash Incentive Plan (increase over fiscal 2009)
Goal Applicable To:	Threshold	Target	Maximum	Actual (as adjusted)
Total Company (Pre-Tax Profit)	0.0%	3.9%	6.0%	8.60%

Walmart US (Operating Income)	0.1%	4.3%	6.4%	6.15%

International (Operating Income)	1.8%	6.0%	8.1%	10.99%

Sam’s Club (Operating Income)	-3.0%	1.0%	3.0%	3.07%

[1]	For the purpose of our cash incentive plan, we define “pre-tax profit” as income from continuing operations before income taxes and minority interest, subject to certain adjustments necessary to compare pre-tax profit results for a particular fiscal year to the prior year’s results on a comparable basis. We have described the adjustments for fiscal 2010 below. Such pre-tax profit, as adjusted, may be considered a non-GAAP financial measure under the SEC’s rules.

[2]	For purposes of the performance shares, we define “return on investment” (which is a non-GAAP measure as defined in the SEC’s rules) as adjusted operating income (operating income plus interest income and depreciation and amortization and rent from continuing operations) for the fiscal year or trailing twelve months divided by average investment during that period. We consider average investment to be the average of our beginning and ending total assets of continuing operations plus accumulated depreciation and amortization less accounts payable and accrued liabilities for that period, plus a rent factor equal to the rent for the fiscal year or trailing twelve months multiplied by a factor of eight.

[3]	The definition of “comparable store sales” and “comparable club sales” for this purpose is the same as the definition used for financial reporting purposes, and includes sales from stores and clubs in the United States open for the previous 12 months, including remodels, relocations and expansions. Changes in format are excluded from comparable store sales when the conversion is accompanied by a relocation or expansion that results in a change in square footage of more than five percent. Comparable club sales as calculated for this purpose exclude the fuel sales of our Sam’s Club operations.

These goals were established in light of the operating plans for our company and each of its divisions, and in light of economic conditions in our industry and in the broader markets in which we operated at the time the goals were established in February 2009. In order to achieve the target goals set forth above, our company and operating divisions would have to perform in line with our earnings expectations and operating plan at the time the goals were set. In order to achieve the maximum goals, the performance of our company and operating divisions would have to exceed those expectations by a significant amount. The higher performance goals for our International division relative to our other divisions reflected our strategic growth plans for our international operations, including market conditions and the level of capital investment required for growth in the international markets in which we operate. The Sam’s Club goals reflected the impact of fuel prices, which contributed significantly to income in fiscal 2009 but were expected to have a negative impact on income in fiscal 2010.

In determining actual performance for purposes of our cash incentive plan, the CNGC made certain positive and negative adjustments to the pre-tax profit results of our total company and operating income results for each of our operating divisions, as provided by the terms of the plan. These adjustments are intended to enable results for a particular fiscal year to be computed on a comparable basis to the prior year, and to ensure that our cash incentive plan rewards underlying operational performance, disregarding factors that are beyond the control of our executives. For fiscal 2010, the most significant adjustments to pre-tax profit and operating income were to remove the impact of fluctuations in currency exchange rates and to exclude charges related to restructurings announced in the fourth quarter. Other adjustments were to exclude the impact of interest expense related to share repurchases; to exclude the operating income related to recent acquisitions; and to exclude accruals for litigation settlements. As a result of this adjustment process, the fiscal 2010 increases in operating income shown in the table above differ from our publicly reported operating results for fiscal 2010 under GAAP.

After these adjustments, the fiscal 2010 performance results under our cash incentive plan for our NEOs were as follows:

	Weightings by Company and Division Performance				Actual Payout (% of Max)
Name	Total Company	Walmart US	International	Sam’s Club
Michael T. Duke	100%				100%

Thomas M. Schoewe	100%				100%

Eduardo Castro-Wright	50%	50%			98.9%

C. Douglas McMillon	50%		50%		100%

Brian C. Cornell	50%			50%	100%

Applying these percentages, each NEO received the cash incentive payment shown below, expressed both as a percentage of base salary and dollars.

	Fiscal 2010 Cash Incentive Payout
	Actual Payout (% of Max)	Max Payout as % of Base Salary	Actual Payout (% of Base Salary)	Actual Payout ($)
Michael T. Duke	100%	400%	400%	$4,800,000

Thomas M. Schoewe	100%	200%	200%	$1,622,400

Eduardo Castro-Wright	98.9%	300%	296.7%	$2,967,000

C. Douglas McMillon	100%	250%	250%	$2,125,000

Brian C. Cornell	100%	200%	200%	$1,332,603	*

*Actual	payout prorated to reflect April 3, 2009 hire date.

In addition, the CNGC approved an additional cash incentive payment to Mr. McMillon equal to 20% of his target cash incentive award for fiscal 2010, or $340,000. In approving this additional award for Mr. McMillon, the CNGC considered the outstanding performance of Walmart International in a challenging environment and Mr. McMillon’s contributions to that performance, including his efforts in developing and executing a comprehensive global strategy. Walmart International’s net sales exceeded $100 billion for the first time in fiscal 2010, and Walmart International remains our fastest-growing segment. Walmart International sales would have been even higher without the impact of lower currency exchange rates against the U.S. dollar. Walmart International also grew its operating income faster than sales during fiscal 2010.

A portion of each NEO’s cash incentive payment is also subject to meeting diversity goals. For fiscal 2010, these goals consisted of two components: placement goals and good faith efforts goals. Under our diversity goals program, each officer’s cash incentive payment can be reduced by up to 15 percent if he or she does not achieve applicable diversity goals for the fiscal year. Based on the report of our Chief Diversity Officer, the CNGC determined that each NEO satisfied his diversity goals for fiscal 2010.

Performance Shares.    Performance shares represent the long-term performance-based component of our executive compensation program. Performance shares vest only if performance goals over a three-year period are satisfied. The following table shows the performance goals applicable to the performance shares with a three-year performance period ending January 31, 2010 held by our NEOs and the resulting performance (after adjustments to ensure that operating results for fiscal 2010 are computed on a comparable basis to the prior year) against those goals:

Performance Period	Performance Measure (Weighting)	Performance Goals (% of Performance Shares Vesting on Achievement of Goal)						Actual Performance (as adjusted)		Payout
		Threshold (50%)		Target (100%)		Maximum (150%)
2/1/2007 – 1/31/2010	Average Revenue Growth (40%) Average Return on Investment (60%)	5.0 18.5	% %	7.0 20.0	% %	10.0 20.75	% %	5.67 19.73	% %	81.32%

Beginning with the performance shares granted as part of fiscal 2009 compensation, the CNGC revised the performance metrics in an effort to align the performance share program more closely with performance metrics that can be influenced by our executives. For performance shares with a three-year performance period ending January 31, 2011 and January 31, 2012, the weighting of these metrics for our NEOs for fiscal 2010 is as follows:

Name	Return on Investment	Walmart US Comparable Store Sales	Sam’s Club Comparable Club Sales	International Revenue Growth
Michael T. Duke	60%	25%	5%	10%
Thomas M. Schoewe	60%	25%	5%	10%
Eduardo Castro-Wright	60%	40%	0%	0%
C. Douglas McMillon	60%	0%	0%	40%
Brian C. Cornell	60%	0%	40%	0%

Performance shares granted to officers with primary responsibility for the total company, such as Mr. Duke and Mr. Schoewe, are subject to a mix of the four performance measures described above. Performance shares granted to officers with primary responsibility for one of our operating divisions, such as Messrs. Castro-Wright, McMillon and Cornell, are subject to the performance measure corresponding to their operating division, along with total company return on investment. This approach is consistent with our philosophy of compensating officers based on performance within their influence, while still tying a significant portion of executive compensation to the performance of the overall company.

As a result of its review of the performance share awards and how well they served their intended purpose, beginning in fiscal 2009, the CNGC also changed the manner in which performance goals are set and measured. For awards granted prior to January 2008, performance goals were set at the beginning of the three-year vesting period for the entire three-year period. After several years of experience with performance shares, we determined that, as a practical matter, setting goals at the beginning of a three-year period for the entire period could result in performance goals that were either not realistically achievable or that could prove to be too easy to achieve. In either instance, performance shares would cease to be an effective tool in motivating performance.

The performance shares granted in January 2008 and in subsequent years continue to have a three-year vesting period and continue to be based on performance over that three-year period. However, the CNGC now sets the goals for each fiscal year within the three-year performance cycle at the beginning of that fiscal year. At the end of the full three-year performance cycle, we will calculate the average of our actual performance for each year in the three-year performance period against that year’s performance goals to determine whether any performance shares will vest and, if so, how many. We believe that this change gives the CNGC the ability to set more effective performance goals based on more current information and over a more realistic time frame.

The following table shows the performance goals set by the CNGC for fiscal 2010 applicable to the performance shares granted in January 2008 and January 2009, and our performance against those goals:

Performance Period	Performance Measure	Performance Goals (% of Performance Shares Vesting on Achievement of Goal)			Actual Performance (as adjusted)
		Threshold (50%)	Target (100%)	Maximum (150%)
2/1/2009 – 1/31/2010	Return on Investment	19.10%	19.65%	20.00%	20.57%
	Walmart US Comp Store Sales	0.0%	1.9%	3.7%	-0.70%
	Sam’s Club Comp Club Sales	0.5%	2.5%	4.0%	0.76%
	International Revenue Growth	4.0%	6.0%	7.5%	7.68%

As noted above, the performance considered for purposes of our executive compensation program is adjusted to ensure that operating results for a particular fiscal year are computed on a comparable basis to the prior year, and are intended to measure underlying operating performance. Therefore, the results shown above differ from our reported operating results for fiscal 2010. For example, the International revenue growth shown above is on a constant dollar basis excluding the impact of fluctuations in currency exchange rates.

These results will be averaged with the results against performance goals established by the CNGC for the other two fiscal years within the three-year performance period to determine the ultimate payout for these performance shares.

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations. We provide each NEO with personal use of our aircraft for a specified number of hours each year. Certain NEOs receive monitoring and maintenance of home security systems. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Our NEOs also are entitled to benefits available to Associates generally, including a Walmart discount card, a limited 15 percent match of purchases of our common stock through our Stock Purchase Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives.

What types of retirement benefits are our NEOs eligible for?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Plan. They may also take advantage of other benefits available more broadly to our Associates, such as our Profit Sharing/401(k) Plan, and our SERP, which is a non-qualified, non-defined benefit plan in which all of our Associates participate to the extent the Internal Revenue Code limits the amounts we would ordinarily contribute for their benefit under our Profit Sharing/401(k) Plan.

Process for Establishing NEO Compensation

What is the CNGC’s role in determining NEO compensation?

Under its charter, the CNGC is responsible for establishing and approving annually the compensation of our CEO and, in consultation with the CEO, our other Executive Officers, including our other NEOs. More information regarding the members of the CNGC and the CNGC’s responsibilities is set forth under “Board Committees” on page 15.

The CNGC meets numerous times each year as part of the process of establishing NEO compensation. The CNGC met a total of nine times in fiscal 2009 and met another nine times in fiscal 2010. During each of these meetings, the CNGC considered executive compensation matters, including the review and approval of compensation for our NEOs; the selection of performance metrics and performance goals applicable to NEO compensation; and the review of performance against those metrics.

Given the importance of executive compensation decisions, we engage in an extensive agenda planning and review process. Each regularly scheduled CNGC meeting agenda is reviewed in advance by our Corporate Secretary, the Executive Vice President of our People division, our CEO, our Chairman, and the chair of the CNGC to ensure that the appropriate matters are considered at each meeting, that appropriate time is allocated to each agenda item, and that CNGC members have appropriate input into, and information regarding, each agenda item.

What is the role of management and compensation consultants with respect to NEO compensation?

When evaluating, establishing and approving the compensation of our NEOs other than the CEO, the CNGC considers the performance evaluations provided by our CEO and the recommendations provided by our Chairman, our People division, and our CEO. As part of this process, our CEO reviews his annual performance evaluations of the other NEOs with the CNGC. Our Chairman, with support from our People division, reviews our CEO’s evaluation with the CNGC and makes recommendations to the CNGC regarding our CEO’s compensation.

Our People division engages Hay Group, Inc. (“Hay Group”), a compensation consulting firm, on a limited basis to assist it in formulating its recommendations to the CNGC regarding NEO compensation. In analyzing the appropriate level of compensation for our NEOs for fiscal 2010, our People division relied on benchmarking data and a benchmarking system developed by Hay Group regarding executive pay at peer companies, as described below. Hay Group generally only advises management on compensation matters but in the past has been and, in the future, may be engaged to assist our company with non-compensation-related services. Representatives of Hay Group are available to meet with the CNGC independently at the CNGC’s request.

Beginning in early 2007 through fiscal 2010, Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) served as the CNGC’s independent consultant on executive compensation matters and assisted in assessing and establishing the compensation of our Executive Officers, including our NEOs. During the term of its engagement by the CNGC, Watson Wyatt reported directly and exclusively to the CNGC, and the CNGC had sole authority to retain, terminate, and approve the fees of Watson Wyatt.

During fiscal 2010, representatives of Watson Wyatt attended all CNGC meetings at which NEO compensation was an agenda item and consulted frequently with members of the CNGC independently of management. Watson Wyatt also made recommendations to the CNGC regarding the compensation of our CEO. Watson Wyatt assisted the CNGC in evaluating the appropriateness of the compensation to be provided to our NEOs for fiscal 2009 and fiscal 2010. In this role, representatives of Watson Wyatt attended portions of CNGC meetings during which executive compensation matters were considered, and met with and advised members of the CNGC on executive compensation matters, including the proposed compensation of our NEOs, outside of CNGC meetings.

Effective January 3, 2010, Watson Wyatt merged with Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to form Towers Watson & Co. (“Towers Watson”). Walmart management has historically engaged Towers Perrin to perform a variety of human resources and benefits consulting services, and continues to engage Towers Watson to perform these services. In light of the pending merger, beginning in the fall of 2009 the CNGC began to explore various alternatives to ensure that the advice it receives from its executive compensation consultant continues to be independent and objective. On February 18, 2010, the CNGC unanimously voted to terminate its engagement of Watson Wyatt and to engage Ira T. Kay & Company, LLC (“Ira T. Kay & Company”) as its independent executive compensation consultant going forward. Ira Kay served as Watson Wyatt’s primary advisor to the CNGC during the term of Watson Wyatt’s engagement by the CNGC. On January 4, 2010, Mr. Kay left Watson Wyatt and founded Ira T. Kay & Company. Under the terms of its engagement of Ira T. Kay & Company, Ira T. Kay & Company will report directly and exclusively to the CNGC; the CNGC will have sole authority to retain, terminate, and approve the fees of Ira T. Kay & Company; and Ira T. Kay & Company may not be engaged to provide any additional consulting services to Walmart without the approval of the CNGC.

How does the CNGC set TDC?

The process of setting TDC is a dynamic one. In setting TDC for fiscal 2010, the CNGC considered, among other things:

•	the peer group data and analyses described below;

•

our overall performance in fiscal 2009 in the context of a challenging economic environment, including our financial and operating performance, and, for those NEOs having direct responsibility for the performance of one of our operating divisions, the performance of that operating division;

•	each NEO’s individual performance and contributions to our achievement of financial goals and operational milestones;

•	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience; and

•	the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future.

We do not have any predetermined formula that determines which of these factors is more or less important in setting TDC, and the importance of specific factors may vary from NEO to NEO. The CNGC considers the individual circumstances of each NEO and the needs of our company when determining the importance of these factors in setting TDC for each NEO.

In evaluating individual performance, the CNGC relied on annual performance evaluations and, for each NEO other than the CEO, on discussions with our CEO regarding such NEO’s performance during the fiscal year. In assessing our CEO’s performance, the CNGC also relied on an evaluation of our CEO’s performance conducted by our Chairman and by the chair of the CNGC and on discussions with our Chairman regarding our CEO’s performance.

How is peer group data used by the CNGC?

During the compensation setting process, the CNGC considers benchmarking data in several ways. First, benchmarking data was used to help determine the fiscal 2010 TDC amounts for each NEO. In benchmarking our NEOs against executives at peer group companies, the CNGC relied on comparative data and analyses provided to our People division by Hay Group to determine which positions at peer companies are most comparable to our NEOs. Through this process, Hay Group analyzes positions at our company and at peer group companies and sizes each job using a consistent methodology to represent the relative scope and difficulty of these jobs. This results in a “point score” for each job that is intended to provide for more accurate comparisons by referencing jobs of similar size. Our People division and the CNGC relied on these comparisons to determine those positions at peer group companies that are most comparable, in terms of job scope and responsibilities, to the positions and job responsibilities of our NEOs. Using this data does not produce comparable positions at all of our peer group companies for all of our NEOs.

The CNGC also used benchmarking data when allocating each NEO’s TDC among the various elements of compensation as a general guide to ensure that the amount of TDC allocated to each element of compensation was set at an appropriately competitive level consistent with our emphasis on performance-based compensation.

Against what peer groups do we benchmark the compensation of our NEOs?

Our company is the world’s largest retailer by a wide margin and has significantly more extensive international operations than most publicly traded U.S.-based retailers. As a result, the CNGC believes that simply benchmarking NEO compensation against a retail industry index would not provide the CNGC with sufficient information with which to determine the appropriate compensation of our NEOs. Therefore, the CNGC reviews publicly available information for three peer groups to determine how our NEOs’ compensation compares to the compensation paid to executives in comparable positions at other companies. Since information regarding positions comparable to those of some of our NEOs is not available for many of the companies in our peer groups, using three peer groups also resulted in a larger number of comparable positions to which our NEOs’ compensation could be benchmarked. Data regarding each of these peer groups was compiled by our People division based on publicly available information.

As Vice Chairman, Mr. Castro-Wright has significant global responsibilities, including global sourcing, in addition to his responsibilities as head of our Walmart US operations. Therefore, we benchmark Mr. Castro-Wright’s compensation against that of CEOs within our peer groups. This results in Mr. Castro-Wright’s compensation benchmarking at a significantly lower percentile to his peers than our other NEOs.

Retail Industry Survey.    This survey allows us to compare our NEO compensation to that of our primary competitors in the retail industry. For fiscal 2010, the Retail Industry Survey included all publicly traded retail companies with significant U.S. operations with annual revenues exceeding approximately $10 billion, which were:

Alimentation Couche-Tard Inc.

Amazon.com, Inc.

AutoNation, Inc.

Best Buy Co., Inc.

Circuit City Stores, Inc.

Costco Wholesale Corporation

CVS Caremark Corporation

The Gap, Inc.

The Home Depot, Inc.

J.C. Penney Company, Inc.

Kohl’s Corporation The Kroger Co. Limited Brands, Inc. Lowe’s Companies, Inc. Macy’s Inc. Office Depot, Inc. Penske Automotive Group, Inc. Publix Super Markets, Inc. Rite Aid Corporation	Safeway Inc. Sears Holdings Corporation Staples, Inc. Supervalu Inc. Sysco Corporation Target Corporation TJX Companies, Inc. Toys “R” Us, Inc. Walgreen Co.

The fiscal 2010 target TDCs of Messrs. Duke, Schoewe, McMillon and Cornell were in the top quartile of peer TDCs within the Retail Industry Survey. Mr. Castro-Wright’s fiscal 2010 target TDC fell between the 50th and 75th percentiles of CEO TDCs within the Retail Industry Survey.

Select Fortune 100.    We also benchmark our NEO compensation against a select group of companies within the Fortune 100. This group, which we refer to as the “Select Fortune 100,” was chosen from among the Fortune 100 by the People division. The Select Fortune 100 includes companies whose primary business is not retailing, but that are similar to us in one or more ways, such as global operations, business model, and size. We excluded retailers from this group, since those companies were already represented in the Retail Industry Survey. We also excluded companies with business models that are broadly divergent from ours, such as financial institutions and energy companies. The 29 companies included in the Select Fortune 100 when setting fiscal 2010 compensation were:

3Com Corporation Altria Group, Inc. AT&T Inc. Caterpillar Inc. The Coca-Cola Company Dell Inc. FedEx Corporation Ford Motor Company General Electric Company General Motors Corporation

Hewlett-Packard Company

Intel Corporation

International Business Machines Corporation

Johnson & Johnson

Johnson Controls, Inc.

Kraft Foods Inc.

McKesson Corporation

Microsoft Corporation

Motorola, Inc.

News Corporation

PepsiCo, Inc.

Pfizer Inc.

The Procter & Gamble Company

Sprint Nextel Corporation

Time Warner Inc.

Tyson Foods, Inc.

United Parcel Service, Inc.

Verizon Communications Inc.

The Walt Disney Company

The fiscal 2010 target TDCs of Messrs. Duke, McMillon and Cornell fell between the 50th and 75th percentiles of peer TDCs within the Select Fortune 100. Mr. Schoewe’s fiscal 2010 target TDC was at approximately the 50th percentile of peer TDCs within the Select Fortune 100. Mr. Castro-Wright’s fiscal 2010 target TDC was in the bottom quartile of CEO TDCs within the Select Fortune 100.

Top 50.    At the time of our benchmarking for fiscal 2010, we were approximately 14 times larger in terms of annual revenue, and approximately 20 times larger in terms of market capitalization, than the Retail Industry Survey at the median. To take into account this size discrepancy and the corresponding complexity of our NEOs’ job responsibilities, we also benchmark our NEOs’ pay against the 50 largest public companies, excluding Walmart (including selected non-U.S. based companies) in terms of market capitalization at the time of the review:

Abbott Laboratories

Amgen Inc.

Anheuser-Busch Companies, Inc.

Apple Inc.

AstraZeneca PLC

AT&T Inc.

AXA

Bank of America Corporation

Berkshire Hathaway Inc.

BP p.l.c.

Bristol-Myers Squibb Company

Chevron Corporation

Cisco Systems, Inc.

The Coca-Cola Company

ConocoPhillips

Exxon Mobil Corporation

Eli Lilly and Company

Genentech, Inc.

General Electric Company

Gilead Sciences, Inc.

GlaxoSmithKline plc

Google Inc.

Hewlett-Packard Company

Intel Corporation

International Business Machines Corporation

JP Morgan Chase & Co.

Johnson & Johnson

McDonald’s Corporation

Merck & Co., Inc.

Microsoft Corporation

Mittal Steel Co.

Nokia Corporation

Novartis AG

Occidental Petroleum Corporation

Oracle Corporation

PepsiCo, Inc.

Pfizer Inc.

Philip Morris International, Inc.

The Procter & Gamble Company

Publix Super Markets, Inc.

Qualcomm Incorporated

Royal Dutch Shell plc

Sanofi-aventis

Schlumberger N.V.

United Technologies Corporation

U.S. Bancorp

Verizon Communications Inc.

Vodafone Group Plc

Wells Fargo & Company

Wyeth

The fiscal 2010 target TDCs of Messrs. Duke, Schoewe, McMillon and Cornell fell between the 50th and 75th percentiles of peer TDCs within the Top 50. Mr. Castro-Wright’s fiscal 2010 target TDC was slightly above the 25th percentile of CEO TDCs within the Top 50.

We did not attempt to quantify or otherwise assign any relative weightings to any of these peer groups or to any particular members of a peer group when benchmarking against them.

What other information does the CNGC consider when establishing TDC?

The CNGC also reviews other information in the process of setting TDC, although the CNGC generally considers these factors to be less significant than the factors described above.

Realized Compensation.    The CNGC also reviews an estimate of the realized compensation of each of our NEOs during prior fiscal years, as well as forecasts of the compensation that could be realized by our NEOs in future years. The CNGC reviews this information in order to understand the compensation actually earned by each NEO and to determine whether such realized compensation is consistent with its view of the performance of each NEO, as well as to provide insight into retention considerations. No specific quantitative criteria are used in performing this analysis; rather, the CNGC views this information as helpful in making a subjective determination as to the appropriateness and reasonableness of each NEO’s compensation and of the effectiveness of our compensation programs in achieving our objectives.

Tally Sheets.    The CNGC also reviews “tally sheets” prepared by our company’s People division. These tally sheets summarize the total value of the compensation received by each NEO for the fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon retirement or separation from our company.

Fiscal 2011

Are there any significant changes to our executive compensation program for fiscal 2011?

For fiscal 2011, the basic structure of our executive compensation program is unchanged. TDC continues to be comprised of base salary, cash incentive opportunity, and equity awards. Equity awards continue to be divided between performance shares and service-based restricted stock.

In February 2010, the CNGC established fiscal 2011 performance metrics and goals for the cash incentive payable under the Management Incentive Plan. For fiscal 2011, the cash incentive payable to our NEOs under this plan will be based on operating income, as well as diversity results. As in prior years, the CNGC established threshold, target, and maximum performance goals under this plan. The CNGC set the performance goals for fiscal 2011 such that our NEOs should earn approximately their target cash incentive payment if our performance is in line with our earnings expectations as of February 2010. Our company must achieve results near the top of the range of our earnings expectations in order to achieve maximum performance goals for fiscal 2011.

In March 2010, the CNGC established performance metrics and goals for fiscal 2011 for performance shares held by our NEOs. For fiscal 2011, these goals will be based on return on investment and total sales growth. For fiscal 2011, the CNGC selected total sales growth as the sales metric for corporate support and for our Walmart US and Sam’s Club divisions, replacing comparable store sales, which had been used in fiscal 2009 and fiscal 2010. This change is intended to align our performance share goals more closely with our evolving business strategy, which emphasizes productive growth, appropriate leverage, and return on investment. The CNGC recognized that return on investment continues to be the highest weighted performance metric for the performance shares, which should help ensure that our executives are incentivized to grow the business productively. These performance goals were set at levels which, if we perform in line with our expectations, target goals should be achievable. Our company must perform at or near the top of our expectations with respect to each of these performance metrics in order to achieve maximum performance goals for fiscal 2011.

General Executive Compensation Matters

What are our practices for granting stock options and other equity awards?

Option Exercise Prices.    We did not grant any stock options to our NEOs during fiscal 2010, and stock options are not currently a part of our executive compensation program. The CNGC may grant stock options in the future in special circumstances. When we grant stock options, the exercise price is equal to the fair market value of our common stock on the date of grant.

Timing of Equity Awards.    The CNGC meets each January to approve and grant annual equity awards to our NEOs for the upcoming fiscal year. Because of the timing of these meetings, equity grants awarded for an upcoming fiscal year are reported in the executive compensation tables appearing in this proxy statement as granted during the prior fiscal year. The CNGC meets again in February and/or March to establish the performance goals applicable to the performance shares and any other performance-based equity granted at the January meeting. Any special equity grants to Executive Officers during the year are approved by the CNGC at a meeting or by unanimous written consent.

Does the CNGC take tax consequences into account when designing executive compensation?

Yes. Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 paid to certain of our NEOs is generally not deductible unless it is performance-based. A significant portion of the compensation awarded to our NEOs satisfies the requirements for deductibility under Section 162(m). When designing NEO compensation, the CNGC considers whether particular elements of that compensation will be deductible for federal income tax purposes. The CNGC retains the ability to evaluate the performance of our NEOs and to pay appropriate compensation, even if our company may not be able to deduct all of that compensation under federal tax laws. With the exception of the portion of the cash incentive payment attributable to individual performance made to Mr. McMillon, we believe that the cash incentive payments made to our NEOs for fiscal 2010 met these deductibility requirements. We also believe that the performance shares with a performance period ending January 31, 2010 held by our NEOs that vested met these deductibility requirements.

Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. All NEOs are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a post-termination and non-competition agreement with each NEO. Each agreement provides that, if we terminate the NEO’s employment for any reason other than his violation of company policy, we will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in installments commencing six months after separation.

Under these agreements, each NEO has agreed that for a two-year period following his termination of employment, he will not participate in a business that competes with us and will not solicit our Associates for employment. In this context, “competing business” means any retail, wholesale, or merchandising business that sells products of the type sold by us, is located in a country in which we have a store or in which the executive knows we expect to have a store within the near future, and has annual retail revenues above certain thresholds. These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period after leaving our company. For more information regarding payments that we may be required to make to our NEOs upon termination of employment, see the disclosure below entitled “Potential Payments Upon Termination or Change in Control.”

Does our compensation program contain any provisions addressing the recovery or nonpayment of compensation in the event of misconduct?

Yes. Our cash incentive plan provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Statement of Ethics, at all times. It further provides that if the CNGC determines, within twelve months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the recipient must repay the incentive award upon demand. Similarly, our 2005 Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance shares.

Are our NEOs subject to any minimum requirements regarding ownership of our stock?

To further align the long-term interests of our NEOs and our shareholders, our Board has approved the following stock ownership guidelines:

•	our CEO must maintain beneficial ownership of Shares equal in market value to five times his current annual base salary; and

•

each of our other NEOs must, beginning on the fifth anniversary of his or her appointment as an Executive Officer, maintain beneficial ownership of Shares equal in market value to three times his or her current annual base salary.

The Board or CNGC can modify these guidelines in the event of dramatic and unexpected changes in the market value of our Shares, or in other circumstances that the Board or CNGC deem appropriate. All NEOs are currently in compliance with these guidelines.

Are there any restrictions on the ability of NEOs to engage in speculative transactions involving company stock?

Yes. Our Insider Trading Policy allows NEOs to trade in our stock only during open window periods and only after they have pre-cleared transactions. Moreover, NEOs may not at any time engage in any short selling, buy or sell exchange-traded puts or calls, or otherwise engage in any transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

The CNGC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our Associates generally. We do not believe that our compensation policies and practices for our Associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•

The variable (cash incentive and performance share) portions of compensation are designed to reward both annual performance (under the cash incentive plan) and longer-term performance (under the performance share plan). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•

Our incentive compensation programs for officers reward a mix of different performance measures: namely, earnings-based measures; sales-based measures; and return on investment. We believe that this mix of performance measures mitigates any incentive to seek to maximize performance under one measure to the detriment of performance under another measure. For example, if our management were to seek to increase sales by pursuing strategies that would negatively impact our profitability, resulting increases in performance share payouts should be offset by decreases in annual cash incentive payouts.

•

Maximum payouts under both our annual cash incentive plan and our performance share plan are capped at 125 percent and 150 percent of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.

•

A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

•

Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

•

Our incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

Finally, our cash incentive plan and our 2005 Stock Incentive Plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies, including our Statement of Ethics, or has committed acts detrimental to the best interests of our company.

SUMMARY COMPENSATION

The Summary Compensation table below summarizes the compensation for each of our NEOs for the fiscal years shown.

Name and Principal Position	Fiscal year ended Jan. 31,	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
Michael T. Duke, President and Chief Executive Officer*	2010	1,203,228	0	12,719,014	0	4,800,000	193,808	318,218	19,234,268
	2009	1,050,000	0	23,691,477	0	3,064,951	209,834	380,343	28,396,605
	2008	975,000	0	7,241,987	0	4,459,668	160,223	264,404	13,101,282
Thomas M. Schoewe, Executive Vice President and Chief Financial Officer	2010	807,514	0	4,274,515	0	1,622,400	169,847	342,031	7,216,307
	2009	780,000	249,600	4,261,080	0	1,560,000	104,494	205,860	7,161,034
	2008	740,000	0	3,770,202	0	2,220,592	114,653	117,198	6,962,645
Eduardo Castro-Wright, Vice Chairman*	2010	1,002,747	0	9,599,056	0	2,967,000	57,919	315,552	13,942,274
	2009	919,945	480,000	13,864,189	0	3,000,000	74,465	229,007	18,567,606
	2008	775,000	25,000	9,669,358	0	2,245,619	80,875	128,267	12,924,119
C. Douglas McMillon, Executive Vice President**	2010	852,312	340,000	7,699,303	0	2,125,000	78,391	134,874	11,229,880
	2009	800,000	0	7,246,774	0	1,211,200	50,872	277,885	9,586,731
Brian C. Cornell, Executive Vice President**	2010	668,498	0	10,572,526	0	1,332,603	0	1,748,573	14,322,200

*	In late fiscal 2009, Mr. Duke and Mr. Castro-Wright received equity awards in connection with their promotions. The full grant date values of these awards to Mr. Duke and Mr. Castro-Wright were approximately $11.4 million and $6.3 million, respectively, and are included in the table above as compensation for fiscal 2009.
**	Mr. McMillon was an NEO for the first time in fiscal 2009, and Mr. Cornell was an NEO for the first time in fiscal 2010. Accordingly, and as permitted by the SEC’s rules, only information relating to Mr. McMillon’s and Mr. Cornell’s compensation for the fiscal years during which they were NEOs is disclosed in the Summary Compensation and other compensation tables, the footnotes to those tables and in the related discussions of the NEOs’ compensation.

(1)	The amounts shown in this column represent salaries earned during the fiscal years shown, with the following amounts being the amounts each NEO elected to defer under the Deferred Compensation Plan:

Name	Fiscal 2010($)	Fiscal 2009($)	Fiscal 2008($)
Michael T. Duke	258,462	242,307	192,308
Thomas M. Schoewe	249,169	196,731	0
Eduardo Castro-Wright	60,000	362,000	200,000
C. Douglas McMillon	104,000	104,000	Not applicable
Brian C. Cornell	0	Not applicable	Not applicable

(2)	The amounts shown in this column for Mr. McMillon for fiscal 2010 and Messrs. Schoewe and Castro-Wright for fiscal 2009 are discretionary incentive payments based on individual performance granted under our Management Incentive Plan. Mr. McMillon elected to defer $170,000 of this amount for fiscal 2010 under the Deferred Compensation Plan. The amount shown in this column for Mr. Castro-Wright for fiscal 2008 is a bonus payment made to Mr. Castro-Wright in fiscal 2008 relating to his prior expatriate assignment as the President and CEO of Wal-Mart de Mexico, S.A. de C.V.

(3)	In accordance with recent SEC rule changes, the amounts included in this column are the aggregate grant date fair value for stock awards granted in the fiscal year shown, including restricted stock awards, performance-based restricted stock awards and performance share awards, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). In accordance with the SEC’s rules, the amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards.

Our NEOs do not realize the value of equity-based awards until the awards vest. The actual value that an NEO will realize from these awards is determined by our company’s future performance and Share price, and may be higher or lower than the amounts indicated in the table, which represent the full grant date fair value of such awards.

The grant date fair value of the Shares of restricted stock awarded on January 19, 2010 is determined based on a per-Share amount of $54.03, which was the closing price of the Shares on the NYSE on that date. In addition to the annual equity grants to all NEOs on January 19, 2010, Mr. Cornell received equity awards upon his initial hire on April 3, 2009. The grant date fair value of the Shares of restricted stock awarded to Mr. Cornell effective April 3, 2009 is determined based on a per-Share amount of $53.80, which was the closing price of the Shares on the NYSE on that date.

As discussed in the CD&A, the number of performance shares that vest, if any, depends on whether we achieve certain levels of performance with respect to the performance measures tied to the performance share awards. The grant date fair values of the performance share awards included in such amounts are based on the probable outcome of those awards as of the grant date, i.e., the probable payout of such awards based on what we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards as described in the CD&A. The table below shows the grant date fair value of the performance-based share awards granted to each NEO during fiscal 2010, fiscal 2009 and fiscal 2008 assuming: (i) that our performance with respect to those performance measures will be at the levels we deem probable as of the grant dates; and (ii) that our performance with respect to those performance measures will be at levels that would result in a maximum payout under those performance awards. The grant date fair value of each performance share award was determined based on the closing price of a Share on the NYSE on the date the award was made, discounted for the expected dividend yield for such shares during the vesting period:

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance)($)	Grant Date Fair Value (Maximum Performance)($)
Michael T. Duke	2010 2009 2008	9,371,532 18,441,470 5,491,995	14,057,298 27,662,205 8,237,992
Thomas M. Schoewe	2010 2009 2008	3,149,502 3,136,072 2,870,178	4,724,253 4,704,108 4,305,267
Eduardo Castro-Wright	2010 2009 2008	5,599,107 9,864,176 4,294,341	8,398,661 14,796,263 6,441,511
C. Douglas McMillon	2010 2009	4,199,347 5,871,797	6,299,021 8,807,695
Brian C. Cornell	2010	6,322,487	9,483,730

(4)	Our company did not grant any options to purchase Shares or other securities of Walmart to our NEOs during fiscal 2010, fiscal 2009 or fiscal 2008.

(5)	Incentive payments in this column were earned under the Management Incentive Plan in connection with our company’s performance for fiscal 2010, fiscal 2009 and fiscal 2008, but were paid during the following fiscal year. Certain amounts of these payments were deferred at the election of the officer under our company’s non-qualified deferred compensation plans, as follows:

Name	Fiscal 2010($)	Fiscal 2009($)	Fiscal 2008($)
Michael T. Duke	3,600,000	0	3,344,751
Thomas M. Schoewe	811,200	1,092,000	0
Eduardo Castro-Wright	0	400,000	0
C. Douglas McMillon	1,062,500	605,600	Not applicable
Brian C. Cornell	0	Not applicable	Not applicable

(6)	The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s non-qualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of Regulation S-K.

(7)	“All other compensation” for the fiscal years shown includes the following amounts with respect to our company’s contributions to the SERP, the personal use of Walmart aircraft by the NEO and incentive payments on amounts deferred under the Deferred Compensation Plan:

Name	Fiscal Year ended January 31,	Company Contribution to SERP($)	Aircraft Use($)	Deferred Compensation Plan Incentive Payments($)
Michael T. Duke	2010 2009 2008	162,423 214,461 133,707	85,637 107,482 78,474	45,403 36,341 33,701
Thomas M. Schoewe	2010 2009 2008	95,844 112,530 69,834	31,349 70,348 32,333	199,184 0 0
Eduardo Castro-Wright	2010 2009 2008	171,367 118,294 71,787	127,634 82,477 33,006	0 0 0
C. Douglas McMillon	2010 2009	73,418 108,087	21,204 49,636	27,846 108,375
Brian C. Cornell	2010	0	0	0

In addition, “all other compensation” for Brian C. Cornell includes: (1) $1,718,225 in relocation benefits provided to Mr. Cornell in connection with his relocation to Bentonville, Arkansas, including payments made to him to offset a loss incurred in the sale of a residence owned by him; and (2) $28,219 for legal costs incurred by Mr. Cornell in connection with his offer of employment, which amount was reimbursed by Walmart.

The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, were not included.

“All other compensation” for each NEO in each fiscal year shown also includes Walmart contributions to the Profit Sharing/401(k) Plan, as well as term life insurance premiums that we paid for the benefit of each NEO for those fiscal years. This amount also includes our company’s costs related to a physical examination for Messrs. Duke, Schoewe, and Castro-Wright in fiscal 2010 and fiscal 2009, and for Messrs. Duke and Castro-Wright for fiscal 2008. This amount also includes monitoring and maintenance costs for home security equipment for Mr. Duke in each fiscal year shown. For Mr. Castro-Wright, the amounts for fiscal 2009 and fiscal 2008 include the costs of tax preparation services. In addition, the amounts for each NEO included the amounts of certain other tax gross-up payments. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10 percent of the total amount of perquisites and personal benefits for such NEO.

Other than post-termination agreements containing covenants not to compete (as described below under “Potential Payments upon Termination or Change in Control”), our company does not have employment agreements with our NEOs. The CNGC reviews and approves at least annually the compensation package of all Executive Officers, consisting of base salary, annual cash incentive payments, equity awards, and perquisites. The various incentive and equity compensation plans and types of awards available under our company’s plans are described more fully in the CD&A, and more detail regarding the specific incentive and equity awards granted to NEOs during fiscal 2010 is set forth in the “Fiscal 2010 Grants of Plan-Based Awards” table and accompanying notes.

FISCAL 2010 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Potential Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (7)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#)		Target (#)		Maximum (#)
Michael T. Duke	1/12/10	1,483,200	3,955,200	4,944,000
	1/19/10				92,935	(2)	185,869	(2)	278,804	(2)					9,371,532
	1/19/10										61,956	(5)			3,347,483
Thomas M. Schoewe	1/12/10	496,454	1,323,878	1,654,848
	1/19/10				31,233	(2)	62,465	(2)	93,698	(2)					3,149,502
	1/19/10										20,822	(5)			1,125,013
Eduardo Castro-Wright	1/12/10	936,000	2,496,000	3,120,000
	1/19/10				55,525	(2)	111,049	(2)	166,574	(2)					5,599,107
	1/19/10						37,016	(4)							1,999,974
	1/19/10										37,016	(5)			1,999,974
C. Douglas McMillon	1/12/10	663,000	1,768,000	2,210,000
	1/19/10				41,644	(2)	83,287	(2)	124,931	(2)					4,199,347
	1/19/10										64,778	(5)			3,499,955
Brian C. Cornell	4/3/09	399,781	1,066,082	1,332,603
	1/12/10	550,800	1,468,800	1,836,001
	4/3/09				31,366	(3)	62,732	(3)	94,098	(3)					3,172,985
	1/19/10				31,233	(2)	62,465	(2)	93,698	(2)					3,149,502
	4/3/09										20,911	(5)			1,125,012
	4/3/09										37,175	(6)			2,000,015
	1/19/10										20,822	(5)			1,125,013

(1)	The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be made to the NEOs under the Management Incentive Plan. For the awards with a grant date of January 12, 2010, these represent potential incentive payments for performance during fiscal 2011. For the award to Mr. Cornell with a grant date of April 3, 2009, this represents potential payments for fiscal 2010 performance. Mr. Cornell’s actual incentive payment for fiscal 2010 performance is disclosed in the Summary Compensation table under “Non-Equity Incentive Plan Compensation.” Walmart must meet the threshold goals under the performance metrics applicable to an NEO for that NEO to receive payments in the threshold amount shown above for that NEO, must meet the applicable target goals for the NEO to receive the payment of the target amount shown above, and must meet the applicable maximum goals for the NEO to receive a payment in the maximum amount shown above. Performance at a level between the threshold and target or target and maximum goals results in a payment in proportion to the level of performance between those goals. If Walmart does not meet the threshold goals for the applicable performance metrics, no payment will be made under the Management Incentive Plan for fiscal 2011. The CD&A provides additional information regarding cash incentive payments made pursuant to the Management Incentive Plan, the performance metrics used to determine if payments will be received by the NEOs, and the potential amounts of any such payments.

(2)	Represents the threshold, target and maximum number of Shares that may vest for each NEO with respect to performance share awards with a three-year performance cycle ending January 31, 2013. Under those performance share awards, the performance shares will vest if our company meets certain goals under the performance metrics established for such performance shares as described below. Up to 150 percent of the target number of Shares will vest at the end of the performance cycle, depending on the level of Walmart’s performance relative to goals over that performance period.

The CNGC annually establishes performance goals and performance metrics for each fiscal year within the performance period. These performance goals and metrics may be the same as or different from the goals and metrics for any other year in the performance period. The average of our company’s annual performance against the annual goals for each fiscal year within the performance cycle will determine the number of performance shares that ultimately vest. For fiscal 2011, the applicable performance metrics are: (i) return on investment; and (ii) sales growth of our company or one of its primary divisions, depending on each NEO’s primary area of responsibility. Each NEO’s performance metric weighting is as follows:

Name	Weighting
Michael T. Duke	60% Return on Investment	40% Total Company Sales
Thomas M. Schoewe	60% Return on Investment	40% Total Company Sales
Eduardo Castro-Wright	60% Return on Investment	40% Walmart US Sales
C. Douglas McMillon	60% Return on Investment	40% Walmart International Sales
Brian C. Cornell	60% Return on Investment	40% Sam’s Club Sales

Average performance over the three-year performance cycle at a level between the threshold and target goals or between the target and maximum goals results in performance shares vesting in proportion to the level of performance between those goals. If Walmart does not meet the threshold goals for any of the applicable performance metrics, no payment will be made under these performance share awards. If Walmart does not meet the threshold level of performance for a particular performance metric, none of the performance shares tied to that performance metric will vest. However, the performance shares tied to other performance metrics will still vest if Walmart meets at least the threshold goal for such other performance metrics. The CNGC must certify that the performance goals were satisfied prior to the vesting of any performance shares. Holders of performance shares do not earn dividends or enjoy other rights of shareholders with respect to such performance shares until such performance shares have vested. The CD&A provides additional information regarding the performance shares and the performance metrics used to determine if performance shares will vest and, if so, the number of Shares to vest.

(3)	Represents the threshold, target and maximum number of Shares that may vest for Mr. Cornell with respect to performance share awards with a three-year performance cycle ending January 31, 2012. These performance shares were granted to Mr. Cornell upon his commencement of employment on April 3, 2009. The vesting of these performance shares operates in the same manner as described in footnote (2) above. For fiscal 2010, the performance metrics applicable to these shares was as follows:

Name	Weighting
Brian C. Cornell	60% Return on Investment	40% Sam’s Club Comparable Club Sales

For fiscal 2011, the performance metrics applicable to these shares are described in footnote (2) above.

(4)	Represents performance-based restricted stock granted to Mr. Castro-Wright. These shares are scheduled to vest on June 30, 2011, so long as the applicable performance goal relating to the revenue growth of the company’s Walmart.com division is satisfied during fiscal 2011 and Mr. Castro-Wright remains employed by Walmart through the vesting date.

(5)	Represents restricted stock granted under the 2005 Stock Incentive Plan. These Shares of restricted stock vest based on the continued service of the NEO as an Associate through the vesting date. These Shares are scheduled to vest in three equal installments on the second, fourth, and fifth anniversary of the date of their grant. During the period prior to their vesting, the NEOs awarded Shares of restricted stock may vote the Shares and receive dividends payable with respect to those Shares, but may not sell or otherwise dispose of those Shares until they vest. The restricted stock and all related rights will be forfeited by the NEO if the restricted stock does not vest.

(6)	Represents restricted stock granted under the 2005 Stock Incentive Plan. These Shares of restricted stock will vest based on the continued service of Mr. Cornell as an Associate through the vesting date. These Shares are scheduled to vest in two equal installments on the second and fourth anniversary of the date of their grant. During the period prior to the vesting of restricted stock, the NEOs awarded Shares of restricted stock may vote the Shares and receive dividends payable with respect to those Shares, but may not sell or otherwise dispose of those Shares until they vest. The restricted stock and all related rights will be forfeited by the NEO if the restricted stock does not vest.

(7)	The grant date fair value of the equity awards awarded on January 19, 2010 is determined based on a per-Share amount of $54.03, which was the closing price of the Shares on the NYSE on that date. The grant date fair value of the equity awards awarded on April 3, 2009 is determined based on a per-Share amount of $53.80, which was the closing price of the Shares on the NYSE on that date. Fair values are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures of the performance shares or restricted stock. The grant date fair values of the performance share awards included in such amounts are based on the probable outcome of those awards on the date of grant, and based on the closing price of a Share on the date the award was made, discounted for the expected dividend yield for such Shares during the vesting period. For performance shares granted on January 19, 2010, a discounted per-Share value of $50.42 was used. For the performance shares granted to Mr. Cornell on April 3, 2009, a discounted per-Share value of $50.58 was used.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Michael T. Duke	86,672				50.70	3/07/2011	366,036	19,557,303	589,179	31,479,834
	102,407				60.90	3/04/2012
	110,335				51.92	1/08/2013
	200,000	50,000	(1)		48.07	2/02/2013
	124,050				52.12	1/04/2014
	74,013				53.35	1/02/2015
	94,550	23,638	(2)		45.69	1/04/2016
	75,063	50,041	(3)		47.96	1/21/2017
Thomas M. Schoewe	102,407				60.90	3/04/2012	158,573	8,472,555	189,016	10,099,125
	114,242				51.92	1/08/2013
	119,779				52.12	1/04/2014
	60,463				53.35	1/02/2015
	63,033	15,759	(2)		45.69	1/04/2016
	45,039	30,024	(3)		47.96	1/21/2017
Eduardo Castro-Wright	17,025				55.80	1/10/2012	297,086	15,873,305	396,255	19,194,140
	20,443				52.40	1/08/2014
	19,791				53.01	1/20/2015
	17,072	17,072	(2)		45.69	1/04/2016
	31,298	37,530	(3)		47.96	1/21/2017
C. Douglas McMillon	9,444				48.92	3/01/2011	224,580	11,999,309	253,917	13,566,785
	9,885				55.80	1/10/2012
	17,835				47.80	1/30/2013
	17,834				48.06	1/30/2013
	18,280				52.40	1/08/2014
	15,416				53.01	1/20/2015
	40,000	10,000	(4)		48.70	8/11/2015
	52,528	13,132	(2)		45.69	1/04/2016
	45,039	30,024	(3)		47.96	1/21/2017
Brian C. Cornell							78,908	4,216,054	125,197	6,689,276

(1)	These options vested and became exercisable on February 3, 2010.

(2)	These options are scheduled to vest and become exercisable on January 5, 2011.

(3)	These options are scheduled to vest and become exercisable in equal installments on January 22, 2011 and 2012.

(4)	These options are scheduled to vest and become exercisable on August 4, 2010.

(5)	The numbers in this column include Shares of restricted stock with service-based vesting requirements. These Shares of restricted stock held by the NEOs are scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	Michael T. Duke	Thomas M. Schoewe	Eduardo Castro-Wright	C. Douglas McMillon	Brian C. Cornell
February 25, 2010	—	—	9,711	—	—
August 4, 2010	—	—	—	15,216	—
January 21, 2011	—	26,572	42,034	17,496	—
January 23, 2011	22,383	7,748	13,774	9,469	—
March 30, 2011	—	—	—	—	18,587
April 3, 2011	—	—	—	—	6,963
January 5, 2012	—	9,592	—	—	—
January 9, 2012	—	—	—	3,816	—
January 19, 2012	20,631	6,933	12,326	21,570	6,933
January 21, 2012	12,248	6,299	9,623	7,873	—
January 23, 2012	—	—	3,138	—	—
August 4, 2012	—	—	—	30,432	—
January 3, 2013	—	10,580	—	—	—
January 21, 2013	12,285	6,318	55,152	10,596	—
January 23, 2013	22,384	7,748	13,775	9,470	—
March 30, 2013	—	—	—	—	18,588
April 3, 2013	—	—	—	—	6,963
January 19, 2014	20,631	6,934	12,326	21,571	6.934
January 23, 2014	22,451	7,772	13,816	9,499	—
April 3, 2014	—	—	—	—	6,985
December 7, 2014	81,243	—	—	—	—
January 19, 2015	20,694	6,955	12,364	21,637	6,955

The numbers in this column also include Shares of performance-based restricted stock for which the performance conditions have been satisfied, but which remain subject to service-based vesting requirements. These Shares of performance-based restricted stock held by the NEOs are scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	Michael T. Duke	Thomas M. Schoewe	Eduardo Castro-Wright	C. Douglas McMillon	Brian C. Cornell
June 30, 2010	—	—	39,216	—	—
September 29, 2010	91,870	—	57,419	—	—
January 5, 2011	—	55,122	—	45,935	—
January 31, 2012	39,216	—	—	—	—

For Mr. Castro-Wright, this column also includes 2,412 restricted stock rights scheduled to vest on January 23, 2012.

(6)	Based on the closing price of Shares on the NYSE on January 29, 2010 of $53.43.

(7)	The numbers in this column are the number of performance shares held by the NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A, footnote (3) to the Summary Compensation table, and footnotes (2) and (3) to the Fiscal 2010 Grants of Plan-Based Awards table. For purposes of this table, performance shares are assumed to vest at target vesting levels. The target number of Shares for each NEO scheduled to vest, if the target level performance goals are met, on January 31, 2011, 2012, and 2013 are as follows:

Name	Scheduled to Vest 1/31/2011	Scheduled to Vest 1/31/2012	Scheduled to Vest 1/31/2013
Michael T. Duke	201,655	201,655	185,869
Thomas M. Schoewe	56,747	69,804	62,465
Eduardo Castro-Wright	124,095	124,095	111,049
C. Douglas McMillon	85,315	85,315	83,287
Brian C. Cornell	—	62,732	62,465

These numbers also include 37,016 Shares of performance-based restricted stock held by Mr. Castro-Wright scheduled to vest on June 30, 2011. The vesting of these Shares is contingent on our Walmart.com division achieving minimum revenue goals for fiscal 2011.

FISCAL 2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting ($) (2)
Michael T. Duke	18,087	157,538	182,709	(3)	9,793,742

Thomas M. Schoewe	0	0	66,537	(4)	3,526,211

Eduardo Castro-Wright	42,071	290,336	112,269	(5)	6,015,952

C. Douglas McMillon	16,278	142,270	78,600	(6)	4,210,852

Brian C. Cornell	0	0	0		0

(1)	The “value realized on exercise” equals the difference between the market price of Shares on the NYSE on the various dates of exercise and the option exercise price, multiplied by the number of Shares acquired upon exercise of stock options.

(2)	The “value realized on vesting” equals the number of Shares vested multiplied by the market price of Shares on the NYSE on the various dates on which such Shares vested.

(3)	The receipt of 173,675 of these Shares was deferred in the form of Shares until a future date. In addition, the receipt of 6,311 of these Shares was deferred in the form of cash until a future date. The aggregate amount credited to Mr. Duke’s deferred compensation accounts in connection with this cash deferral was $337,323.

(4)	The receipt of 13,686 of these Shares was deferred in the form of Shares until a future date. In addition, the receipt of 45,589 of these Shares was deferred in the form of cash until a future date. The aggregate amount credited to Mr. Schoewe’s deferred compensation accounts in connection with this cash deferral was $2,446,306.

(5)	The receipt of 9,483 of these Shares was deferred in the form of Shares until a future date. In addition, the receipt of 1,706 of these Shares was deferred in the form of cash until a future date. The aggregate amount credited to Mr. Castro-Wright’s deferred compensation accounts in connection with this cash deferral was $90,282.

(6)	The receipt of 19,813 of these Shares was deferred in the form of Shares until a future date. In addition, the receipt of 665 of these Shares was deferred in the form of cash until a future date. The aggregate amount credited to Mr. McMillon’s deferred compensation accounts in connection with this cash deferral was $35,192.

FISCAL 2010 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE ($) (4)
Michael T. Duke	13,506,254	207,826	1,603,389	0	32,742,821

Thomas M. Schoewe	4,202,154	295,028	1,157,961	0	27,291,631

Eduardo Castro-Wright	652,122	171,367	505,978	0	11,446,385

C. Douglas McMillon	2,428,625	101,264	595,320	0	10,380,623

Brian C. Cornell	0	0	0	0	0

(1)

The amounts in this column represent salary, incentive payments under the Management Incentive Plan, and equity awards deferred under the Deferred Compensation Plan during fiscal 2010 pursuant to an election by the Named Executive Officer. Salary amounts deferred are included in the Summary Compensation table above under “Salary” for fiscal 2010. Amounts deferred under the Management Incentive Plan were earned in fiscal 2010 but paid and deferred in fiscal 2011, and these amounts appear in the Summary Compensation table above under “Non-Equity Incentive Plan Compensation” for fiscal 2010. Deferrals of equity awards were generally deferred upon vesting pursuant to an election made in a prior year by the NEO. The following table indicates the deferred portion of each NEO’s salary, Management Incentive Plan payments, equity awards that vested in fiscal 2010, and the plan into which each deferral was made. For purposes of the following table, deferred equity is valued using the closing Share price on the NYSE on January 29, 2010 of $53.43:

Name	Contributions	Type of Deferral	Amount ($)
Michael T. Duke	Salary Cash Incentive Equity Equity	Deferred Compensation Plan Deferred Compensation Plan Deferred Compensation Plan Shares – 2005 Stock Incentive Plan	258,462 3,600,000 337,323 9,310,469

Thomas M. Schoewe	Salary Cash Incentive Equity Equity	Deferred Compensation Plan Deferred Compensation Plan Deferred Compensation Plan Shares – 2005 Stock Incentive Plan	249,169 811,200 2,446,306 695,479

Eduardo Castro-Wright	Salary Cash Incentive Equity Equity	Deferred Compensation Plan Deferred Compensation Plan Deferred Compensation Plan Shares – 2005 Stock Incentive Plan	60,000 0 90,282 501,840

C. Douglas McMillon	Salary Cash Incentive Equity Equity	Deferred Compensation Plan Deferred Compensation Plan Deferred Compensation Plan Shares – 2005 Stock Incentive Plan	104,000 1,232,500 35,192 1,056,933

(2)	The amounts in this column represent participation incentive payments under the Deferred Compensation Plan and Walmart contributions to the SERP earned in fiscal 2010 but credited to the NEO’s deferral account during fiscal 2011:

Name	Participation Incentive ($)	SERP Contribution ($)
Michael T. Duke	45,403	162,423
Thomas M. Schoewe	199,184	95,844
Eduardo Castro-Wright	0	171,367
C. Douglas McMillon	27,846	73,418

(3)	The amounts in this column represent all interest on contributions to the Deferred Compensation Plan, SERP earnings, and dividend equivalents and interest credited to equity deferral accounts under the 2005 Stock Incentive Plan during fiscal 2010, as follows:

Name	Deferred Compensation Plan Interest ($)	SERP Earnings ($)	Dividend Equivalents and Interest ($)
Michael T. Duke	1,123,326	236,744	243,319
Thomas M. Schoewe	859,233	101,704	197,024
Eduardo Castro-Wright	361,813	80,242	63,923
C. Douglas McMillon	475,012	75,844	44,464

The “above market” portion of the Deferred Compensation Plan interest is included in the fiscal 2010 amounts in the Summary Compensation table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(4)	The aggregate balance for each NEO includes certain deferred salary, deferred Management Incentive Plan payments, and above-market interest amounts included in the fiscal 2008 and fiscal 2009 amounts in the Summary Compensation table above, as shown in the following table. Fiscal 2008 amounts for Mr. McMillon are not included because he was not an NEO during that fiscal year. Mr. Cornell does not appear in the following table because he was not an NEO during fiscal 2009 and fiscal 2008.

Name	Fiscal Year ended January 31,	Deferred Salary($)	Deferred MIP($)	Above- Market Interest($)	Total($)
Michael T. Duke	2009 2008	242,308 192,308	0 3,344,751	209,834 160,223	452,142 3,697,282

Thomas M. Schoewe	2009 2008	196,731 0	1,092,000 0	104,494 114,653	1,393,225 114,653

Eduardo Castro-Wright	2009 2008	362,000 200,000	400,000 0	74,465 80,875	836,465 280,875

C. Douglas McMillon	2009	104,000	605,600	50,872	760,462

The table below reflects the year in which each Named Executive Officer first made contributions to the Deferred Compensation Plan:

Name	Participated Since
Michael T. Duke	Fiscal year ended 1/31/1997

Thomas M. Schoewe	Fiscal year ended 1/31/2001

Eduardo Castro-Wright	Fiscal year ended 1/31/2003

C. Douglas McMillon	Fiscal year ended 1/31/2000

Brian C. Cornell	Fiscal year ended 1/31/2011

Under the Deferred Compensation Plan, all officers may defer up to 100 percent of their base salary and annual cash incentive awards under the Management Incentive Plan. Equity awards granted prior to January 2008 could also be deferred into the Deferred Compensation Plan upon vesting. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note rate on the first business day of January plus 2.70 percent. For fiscal 2008 and fiscal 2009, the Deferred Compensation Plan year ended on March 31 of each year. For fiscal 2010 and future years, the Deferred Compensation Plan year ends on January 31 of each year. For the 2008 Deferred Compensation Plan year, the interest rate was 7.36 percent. For the 2009 Deferred Compensation Plan year, the interest rate was 6.605 percent. For the 2010 Deferred Compensation Plan year, the interest rate was 5.071 percent.

The Deferred Compensation Plan provides an incentive payment to reward participants who have remained with our company and contributed to the Deferred Compensation Plan for ten or more consecutive full years. Specifically:

•

In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20 percent of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amounts (“20 Percent Increment”) in each of the first six years of the executive’s deferrals.

•	In the eleventh and subsequent years, the 20 Percent Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.

•

In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Deferred Compensation Plan, our company credits the deferral account with ten percent of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amount (“10 Percent Increment”) in each of the first six years of the participant’s deferrals.

•	In the sixteenth and subsequent years, the 10 Percent Increment is credited based on the amount deferred ten years earlier, plus earnings thereon.

Amounts deferred under the Deferred Compensation Plan, as well as earnings thereon, are not payable to the participating officer until after his or her separation from service with our company. Deferrals may be paid out in a lump sum or, if applicable service requirements are met, in up to fifteen annual installments.

Officers may also elect to defer equity awards granted under the 2005 Stock Incentive Plan until a specified payout date, which date may be prior to the officer’s separation from our company. Any deferrals of restricted Shares are credited with dividend equivalents until the payout date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Most of our company’s plans and programs, including its deferred compensation plans, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Other than the non-competition agreements described below, our company does not have any employment agreements with its NEOs. Our company does not have any pension plans or other defined benefit retirement plans in which the NEOs participate.

Non-competition agreements.    Our company has entered into an agreement with each of the NEOs that contains a covenant not to compete with our company and that provides for certain post-termination payments to be made to such NEO. Each agreement prohibits the NEO, for a period of two years following his termination of employment with our company for any reason, from participating in a business that competes with our company and from soliciting our company’s Associates for employment. For purposes of the agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has a store or in which the NEO knows our company expects to have a store within the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if the NEO’s employment is terminated by our company for any reason other than his violation of Walmart policy, our company will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in installments commencing six months after separation. Using each NEO’s base salary as of January 31, 2010, the maximum total payments by our company to each continuing NEO under such termination circumstances would be as set forth in the following table:

Michael T. Duke	$2,400,000

Thomas M. Schoewe	$1,622,400

Eduardo Castro-Wright	$2,000,000

C. Douglas McMillon	$1,700,000

Brian C. Cornell	$1,600,000

Equity awards.    The notice of award applicable to each of the types of equity awards granted to NEOs generally includes provisions specifying the treatment of the award in the event of termination under various circumstances, as follows:

•

Options.    In the event of the death of an NEO, all unexercisable options to purchase Shares would generally vest and become exercisable immediately and remain exercisable until one year after death. Upon termination of employment for any other reason, unvested options generally do not vest and are forfeited. The following table shows the aggregate intrinsic value (i.e., the stock price minus the exercise price) of all unvested options that would have become exercisable in the event of the NEO’s death on January 31, 2010 (based on the closing price of Shares on the NYSE on January 29, 2010, of $53.43). Any options “out of the money” as of January 31, 2010, are excluded for purposes of this table. Mr. Cornell does not hold any options to purchase Shares or other Walmart securities issued to him by Walmart.

Michael T. Duke	$724,682

Thomas M. Schoewe	$286,206

Eduardo Castro-Wright	$337,426

C. Douglas McMillon	$313,173

•

Restricted stock.    In the event of the death of an NEO after such NEO’s tenth year of service to our company, all unvested restricted stock held by such NEO would generally vest. Prior to ten years of service to our company, any Shares of restricted stock granted three years or more prior to the death of such NEO would generally vest. If an NEO’s status as an Associate was terminated by reason of disability or retirement on or after age 65, any restricted stock that would have vested within three months of the date of such termination would generally vest immediately. None of the NEOs had reached age 65 as of January 31, 2010. Upon termination of employment for any other reason, unvested restricted stock generally does not vest and is forfeited. The following table shows the value, as of January 31, 2010, of all unvested restricted stock that would have vested upon an NEO’s death or disability on January 31, 2010 (based on the closing price of Shares on the NYSE on January 29, 2010 of $53.43):

	Upon Death($)	Upon Disability($)
Michael T. Duke	19,557,303	0

Thomas M. Schoewe	8,472,555	0

Eduardo Castro-Wright	3,939,501	0

C. Douglas McMillon	11,999,309	0

•

Restricted stock rights.    In the event of the death of an NEO, all unvested restricted stock rights would generally vest immediately. If an NEO’s status as an Associate was terminated by reason of disability, any restricted stock rights that would have vested within 90 days of the date of termination would generally vest immediately. Upon termination of employment for any other reason, including retirement, unvested restricted stock rights generally do not vest and are forfeited. The following table shows the value, as of January 31, 2010, of all unvested restricted stock rights that would have vested upon an NEO’s death or disability on January 31, 2010 (based on the closing price of Shares on the NYSE on January 29, 2010, of $53.43):

	Upon Death($)	Upon Disability($)
Eduardo Castro-Wright	128,873	0

•

Performance shares.    In the event of the death of an NEO on or after ten years of service to our company, all performance shares held by such NEO would generally vest in an amount equal to the number that would have vested at the end of the applicable performance cycle. If an NEO’s status as an Associate was terminated by reason of disability or by reason of death prior to completing ten years of service to our company, all performance shares held by such NEO would generally vest in an amount equal to the number that would have vested at the end of the applicable performance cycle, prorated based upon the number of full calendar months during the applicable performance cycle during which the NEO was employed by our company. Upon termination of employment for any other reason, including retirement, unvested performance shares generally do not vest and are forfeited. The following table shows the estimated value, as of January 31, 2010, of all performance shares that would have vested upon an NEO’s death or disability on January 31, 2010 (based on the closing price of Shares on the NYSE on January 29, 2010, of $53.43 and assuming that target performance goals are achieved for each grant of performance shares):

	Upon Death($)	Upon Disability($)
Michael T. Duke	31,479,834	10,774,427

Thomas M. Schoewe	10,099,125	3,262,169

Eduardo Castro-Wright	6,630,342	6,630,342

C. Douglas McMillon	13,566,785	4,558,380

Brian C. Cornell	1,106,108	1,106,108

In addition, the CNGC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a severance from our company.

The NEOs also participate in our company’s deferred compensation plans, the general terms of which are described in the CD&A and narrative following the footnotes to the Fiscal 2010 Nonqualified Deferred Compensation table above. Upon termination of employment, the NEOs would generally be entitled to the balances in their deferred compensation accounts as disclosed in the Fiscal 2010 Nonqualified Deferred Compensation table above. The timing of each NEO’s receipt of such deferred compensation balances would be determined by each NEO’s deferral elections previously made. See “Fiscal 2010 Nonqualified Deferred Compensation” above for information regarding the aggregate total compensation deferred by each NEO as of January 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal 2010 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	66,231,185	(1)	$49.32	(2)	122,953,553	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	66,231,185	(1)	$49.32	(2)	122,953,553	(3)

(1)	In addition to options to purchase Shares, this amount includes 9,211,469 Shares that may be issued upon the vesting of performance shares granted under the 2005 Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of these performance shares if maximum performance goals are achieved for each performance cycle, and 14,157,495 Shares that may be issued upon the vesting of restricted stock rights granted under the 2005 Stock Incentive Plan. This amount also includes 956,649 Shares deferred in the form of Shares by officers of our company under the 2005 Stock Incentive Plan and directors of our company under the Director Compensation Plan. This amount also includes 7,898,933 Shares available under equity compensation plans in which Associates of ASDA Group Limited (“ASDA”), our company’s subsidiary in the United Kingdom, participate.

(2)	Represents the weighted average exercise price of options to purchase 41,879,125 Shares and the rights to acquire the Shares that may be issued under the equity compensation plans for ASDA Associates described in footnote (1) above. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.

(3)	If our shareholders approve the 2010 Stock Incentive Plan, as submitted for shareholder approval at the 2010 Annual Shareholders’ Meeting, the number of Shares remaining available for future issuance under our equity compensation plans (excluding the securities reflected in column (a) of this table) as of June 4, 2010, the scheduled date for the 2010 Annual Shareholders’ Meeting, would increase by 50,000,000 Shares. If our shareholders approve the ASDA Limited Sharesave Plan 2000, as described in this proxy statement, the number of Shares remaining available for future issuance under our equity compensation plans (excluding the securities reflected in column (a) of this table) as of June 4, 2010, the scheduled date for the 2010 Annual Shareholders’ Meeting, would increase by an additional 15,000,000 Shares. If the shareholders approve the proposals relating to such plans, assuming no grants of equity awards had been made under any such equity compensation plan between January 31, 2010 and the close of business on June 4, 2010 and that no equity awards outstanding on January 31, 2010 had expired, been forfeited or otherwise ceased to be outstanding without exercise or vesting occurring thereunder before the close of business on June 4, 2010, the total number of Shares remaining available for future issuance under our equity compensation plans as of the close of business on June 4, 2010 would be 187,953,553 Shares.

STOCK OWNERSHIP

The following tables set forth ownership of Shares by major shareholders, directors, director nominees, and Executive Officers of our company. There were 3,756,211,536 Shares outstanding on March 31, 2010.

HOLDINGS OF MAJOR SHAREHOLDERS

The following table lists the beneficial owners of five percent or more of the Shares outstanding as of March 31, 2010.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership through Walton Enterprises, LLC	Other Indirect Ownership with Shared Voting and Investment Power		Total		Percent of Class
Alice L. Walton	6,977,266		1,680,506,739(2)	1,360,148	(3)	1,688,844,153	(2)(3)	44.96%
Estate of Helen R. Walton	0		1,680,506,739(2)	0		1,680,506,739	(2)(3)	44.74%
Jim C. Walton	10,490,044		1,680,506,739(2)	2,079,091	(3)(4)	1,693,075,874	(2)(3)(4)	45.07%
John T. Walton Estate Trust	0		1,680,506,739(2)	0		1,680,506,739	(2)	44.74%
S. Robson Walton	2,842,933	(1)	1,680,506,739(2)	891,289	(3)	1,684,240,961	(1)(2)(3)	44.84%

(1)	The number includes 61,150 Shares held in the Profit Sharing/401(k) Plan on behalf of S. Robson Walton. He has sole voting and investment power with respect to these Shares.

(2)	Walton Enterprises, LLC holds a total of 1,680,506,739 Shares. Alice L. Walton, Jim C. Walton and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as the co-personal representatives of the Estate of Helen R. Walton and as co-trustees of the John T. Walton Estate Trust, which are also managing members of Walton Enterprises, LLC. The managing members have the power to sell and vote those Shares. The business address of each managing member is P.O. Box 1508, Bentonville, Arkansas 72712.

(3)	The number includes 2,174 Shares held by the Estate of John T. Walton, as to which Alice L. Walton, Jim C. Walton, and S. Robson Walton share voting and dispositive power.

(4)	The number also includes 2,076,917 Shares held by a corporation organized and operated for charitable purposes of which Jim C. Walton and six other unrelated individuals are the directors.

HOLDINGS OF OFFICERS AND DIRECTORS

This table shows the number of Shares held by each director, director nominee and NEO on March 31, 2010. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power (1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
Aida M. Alvarez	12,057	290	12,347	*
James W. Breyer	85,835	65,876	151,711	*
M. Michele Burns (2)	13,237	0	13,237	*
James I. Cash, Jr.	13,057	0	13,057	*
Eduardo Castro-Wright	517,424	0	517,424	*
Roger C. Corbett	7,187	0	7,187	*
Brian C. Cornell	78,908	0	78,908	*
Douglas N. Daft	23,146	0	23,146	*
Michael T. Duke	1,672,448	0	1,672,448	*
C. Douglas McMillon	578,489	5,194	583,683	*
Gregory B. Penner	7,906	1,878,282	1,886,188	*
Allen I. Questrom	12,294	0	12,294	*
Steven S Reinemund	1,000	0	1,000	*
Thomas M. Schoewe	833,751	0	833,751	*
H. Lee Scott, Jr.	3,973,697	3,148	3,976,845	*
Arne M. Sorenson (2)	5,861	0	5,861	*
Jim C. Walton (2)(3)	10,490,044	1,682,585,830	1,693,075,874	45.07%
S. Robson Walton (3)	2,842,933	1,681,398,028	1,684,240,961	44.84%
Christopher J. Williams	25,988	0	25,988	*
Linda S. Wolf	15,250	2,675	17,925	*
Directors and Executive Officers as a Group (25 persons)	22,210,417	1,684,966,770	1,707,177,187	45.45%

*	Less than one percent

(1)	These amounts include Shares of unvested restricted stock for certain Executive Officers and stock units deferred under the Director Compensation Plan for certain Non-Management Directors and under the 2005 Stock Incentive Plan for certain Executive Officers. These amounts also include Shares that the following persons had a right to acquire within 60 days after March 31, 2010, through the exercise of stock options and vested Shares they hold in the Profit Sharing/401(k) Plan:

Name	Shares underlying stock options exercisable within 60 days(#)	Shares held in the Profit Sharing/401(k) Plan(#)
James W. Breyer	5,512	0
Eduardo Castro-Wright	105,629	207
Michael T. Duke	917,090	1,186
C. Douglas McMillon	226,261	1,394
Thomas M. Schoewe	504,963	375
H. Lee Scott, Jr.	3,125,847	27,212
S. Robson Walton	0	61,150
Directors and Officers as a Group (25 persons)	5,249,522	94,641

(2)	M. Michele Burns has pledged 800 of her Shares as security for margin borrowings, Arne M. Sorenson has pledged 2,727 of his Shares as security for margin borrowings, and Jim C. Walton has pledged 2,475,744 of the Shares directly owned by him as security for a line of credit extended to a company not related to Walmart.

(3)	Amounts shown for S. Robson Walton and Jim C. Walton include 1,680,506,739 Shares held by Walton Enterprises, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Walmart’s directors, Executive Officers, and persons who own more than ten percent of the outstanding Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require Walmart to identify anyone who failed to file a required report or filed a late report during fiscal 2010. Walmart believes that all Section 16(a) filing requirements were met during fiscal 2010, except that a late report was filed relating to a purchase of 140 Shares on February 23, 2009 by the husband of Aida M. Alvarez, and a late report was filed relating to the sale of 1,200 Shares on March 16, 2009 from a discretionary managed account on behalf of James I. Cash, Jr.

RELATED-PARTY TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving Walmart and certain of its directors, Executive Officers, the beneficial owners of more than five percent of the Shares outstanding, and certain members of the immediate families of the foregoing. Walmart believes that the terms of the transactions described below are comparable to terms that would have been reached by unrelated parties in arm’s-length transactions.

Transactions:    Lori Haynie, the sister of C. Douglas McMillon, an Executive Officer, is an executive officer of Mahco, Inc. (“Mahco”). During fiscal 2010, Mahco had sales to Walmart in the amount of approximately $19.9 million for sporting goods and related products. Walmart expects to continue to purchase similar types of products from Mahco during fiscal 2011.

M. Michele Burns, a director of Walmart, is the Chairman and CEO of Mercer LLC (“Mercer”), a subsidiary of Marsh & McLennan Companies, Inc. During fiscal 2010, Walmart paid Mercer and its subsidiaries approximately $2.0 million for consulting services. Walmart anticipates that it will continue to engage Mercer to provide consulting services to Walmart during fiscal 2011.

Arne M. Sorenson, a director of Walmart, is the president and chief operating officer of Marriott International, Inc. (“Marriott”). During fiscal 2010, Walmart paid or reimbursed payments made to Marriott and its subsidiaries in the amount of approximately $5.9 million for hotel, lodging, and related services, and Walmart received payments of approximately $721,000 from Marriott for purchases of merchandise from Walmart. Walmart anticipates that it will continue to purchase hotel services from Marriott and Marriott will continue to purchase merchandise from Walmart during fiscal 2011.

During fiscal 2010, a banking corporation that is collectively owned by Jim C. Walton, S. Robson Walton, and the Estate of John T. Walton and certain of that banking corporation’s bank subsidiaries made payments to Walmart in the aggregate approximate amount of $632,610 for supercenter and Neighborhood Market banking facility rent pursuant to negotiated arrangements. The banking corporation and its affiliates made other payments to Walmart pursuant to similar arrangements that were awarded by Walmart on a competitive-bid basis. The leases of banking facility space in various stores remain in effect, and it is anticipated that such banking corporation and its affiliates will pay Walmart approximately $743,050 in fiscal 2011 pursuant to those leases not awarded on a competitive-bid basis.

Relationships:    From February 1, 2009 through December 14, 2009, Mauricio Castro-Wright, the brother of Eduardo Castro-Wright, an Executive Officer, served as a format manager at Distribución y Servicio D&S S.A., Walmart’s Chilean subsidiary. For fiscal 2010, Walmart paid Mauricio Castro-Wright a salary of $196,943, other benefits having a value of approximately $291,049 (including payments related to his expatriate assignment of $271,998, insurance premiums of $9,848, and vacation pay of $9,203), and a bonus of $197,582. For Mauricio Castro-Wright’s performance in fiscal 2010, he also received a grant of 691 restricted stock rights. In connection with the termination of Mauricio Castro-Wright’s employment with Walmart as of December 14, 2009, Walmart made a one-time severance payment of $402,214 to him.

Stephen P. Weber, a manager in Walmart’s Information Systems Division, is the son-in-law of Michael T. Duke, an Executive Officer. For fiscal 2010, Walmart paid Mr. Weber a salary of $114,783, a bonus of $38,411, and other benefits totaling approximately $14,200 (including Walmart contributions to Mr. Weber’s Profit Sharing/401(k) Plan account and health insurance premiums). For Mr. Weber’s performance in fiscal 2010, he also received a grant of 592 restricted stock rights. Mr. Weber continues to be a Walmart Associate, and in fiscal 2011, he may receive compensation and other benefits for his services to Walmart in amounts similar to or greater than those received during fiscal 2010.

Timothy K. Togami, a senior director in Walmart’s Human Resources Department, is the brother-in-law of Rollin L. Ford, an Executive Officer. For fiscal 2010, Walmart paid Mr. Togami a salary of $161,152, a bonus of $63,484, and other benefits totaling approximately $16,912 (including Walmart contributions to Mr. Togami’s Profit Sharing/401(k) Plan account and health insurance premiums). For Mr. Togami’s performance in fiscal 2010, he also received a grant of 691 restricted stock rights. Mr. Togami continues to be a Walmart Associate, and in fiscal 2011 he may receive compensation and other benefits for his services to Walmart in amounts similar to or greater than those received during fiscal 2010.

Charles Ford, a Walmart store manager, is the brother of Rollin L. Ford, an Executive Officer. For fiscal 2010, Walmart paid Mr. Ford a salary of $97,308, a bonus of $95,542, and other benefits totaling approximately $22,377 (including Walmart contributions to Mr. Ford’s Profit Sharing/401(k) Plan account and health insurance premiums). Mr. Ford continues to be a Walmart Associate, and in fiscal 2011 he may receive compensation and other benefits for his services to Walmart in amounts similar to or greater than those received during fiscal 2010.

COMPANY PROPOSALS

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed E&Y as our company’s independent accountants to audit the consolidated financial statements of our company for fiscal 2011. E&Y and its predecessor, Arthur Young & Company, have been Walmart’s independent accountants since prior to our company’s initial offering of securities to the public in 1970. E&Y served as our company’s independent accountants for fiscal 2010 and reported on our company’s consolidated financial statements for that year. Representatives of E&Y are expected to attend the 2010 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Although shareholder ratification is not required, the appointment of E&Y as our company’s independent accountants to audit our company’s consolidated financial statements for fiscal 2011 is being submitted for ratification at the 2010 Annual Shareholders’ Meeting because our company believes it is a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the shareholder vote regarding E&Y’s appointment into consideration in future deliberations. If E&Y’s selection is not ratified at the 2010 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate E&Y’s engagement as our company’s independent accountants without the approval of our company’s shareholders whenever the Audit Committee deems termination appropriate.

E&Y’s fees for fiscal 2010 and fiscal 2009 were as follows:

	Fiscal 2010 ($)	Fiscal 2009 ($)
Audit Fees	12,233,000	14,287,000
Audit-Related Fees	1,063,000	2,698,000
Tax Fees	3,206,000	1,378,000
All Other Fees	0	0
Total Fees	16,502,000	18,363,000

A description of the types of services provided in each category is as follows:

Audit Fees—Includes the fees associated with the audit of our company’s annual financial statements, the audit of: (1) management’s assessment of the effectiveness of internal control over financial reporting for fiscal 2010 and fiscal 2009; and (2) the effectiveness of internal control over financial reporting, the review of our company’s quarterly reports on 10-Q, statutory audits required internationally, comfort letters, and consents for and review of registration statements and other documents filed with the SEC.

Audit-Related Fees—Includes audits of our company’s employee benefit plans, due diligence in connection with mergers and acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, and audits not statutorily required.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning related to mergers and acquisitions, employee benefit plans, and IRS ruling requests.

None of the services described above were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

The Board recommends that shareholders vote FOR the ratification of E&Y as our company’s independent accountants for fiscal 2011.

PROPOSAL NO. 3

APPROVAL OF THE 2010 STOCK INCENTIVE PLAN

Background and Reasons for Shareholder Approval

We are seeking approval from our shareholders to adopt the 2010 Stock Incentive Plan, which would amend, restate and rename the 2005 Stock Incentive Plan. The 2010 Stock Incentive Plan will be the primary vehicle our Board will use to grant long-term equity awards to participating Associates. Equity awards are an important component of our overall compensation program for our management Associates, and during fiscal 2010, we granted equity awards to more than 21,000 management Associates. Our Board believes that meaningful equity ownership at all levels of management contributes to shareholder value by aligning the interests of our Associates with our shareholders and helps us to attract and retain talented Associates. In addition, the 2010 Stock Incentive Plan will be used to grant Non-Management Directors the equity portion of their Non-Management Director compensation, which has historically been granted under the Director Compensation Plan.

We are seeking shareholder approval of the 2010 Stock Incentive Plan in accordance with the NYSE Listed Company Manual, which generally requires shareholder approval of all material revisions to, or an increase in the number of Shares available under, certain equity compensation plans and for purposes of Section 162(m) of the Internal Revenue Code and the Treasury regulations thereunder. In order for certain compensation to be considered performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code, the performance measures applicable to that compensation must be approved by shareholders at least every five years.

Since 2005, Walmart has granted equity awards through the 2005 Stock Incentive Plan, which amended and restated Walmart’s Stock Incentive Plan of 1998. The Board adopted the 2010 Stock Incentive Plan on March 4, 2010. We have summarized below the material and other provisions of the 2010 Stock Incentive Plan and identified the material amendments to the 2005 Stock Incentive Plan that will be made if our shareholders approve the 2010 Stock Incentive Plan. Appendix A to this proxy statement contains the text of the 2010 Stock Incentive Plan, and we urge you to read that text in its entirety when deciding how to vote on this proposal. No awards have been made under the 2010 Stock Incentive Plan subject to shareholder approval of the 2010 Stock Incentive Plan.

Summary of Material and Other Terms of the 2010 Stock Incentive Plan

Shares Authorized for Issuance.    Under the 2010 Stock Incentive Plan, Walmart will have available for issuance 50,000,000 Shares plus the Shares remaining available under the 2005 Stock Incentive Plan. Approximately 107,452,268 Shares remained available under the 2005 Stock Incentive Plan as of March 31, 2010. In addition, Shares reserved for delivery under an award under the 2010 Stock Incentive Plan or any rights thereto, that expire, are forfeited, are otherwise no longer exercisable, or that are reacquired by Walmart will be (subject to the following sentence) added back to the number of Shares available for issuance under the 2010 Stock Incentive Plan, all subject to adjustment for stock splits, the effects of corporate transactions, and other significant events. Shares that are either owned by a recipient and are used to pay all or a portion of the exercise price of a stock option or Shares reacquired by Walmart after being issued (or delivered, if open market Shares), other than restricted stock reacquired or forfeited prior to the lapse of the restrictions, will not be added back to the number of Shares authorized for issuance to the extent those Shares are withheld, tendered or reacquired by Walmart, or are otherwise no longer exercisable, after June 3, 2015. The closing price of a Share on the NYSE on April 9, 2010 was $55.07.

Administration.    The plan committee will administer the 2010 Stock Incentive Plan. As used in this discussion of the 2010 Stock Incentive Plan, the “plan committee” means:

•	the CNGC with respect to awards to Executive Officers and Associates who are covered employees under Section 162(m) of the Internal Revenue Code;

•	the Equity Compensation Committee with respect to awards made to all other Associates; and

•	the full Board with respect to awards to Non-Management Directors.

The Board may also delegate the administration of the 2010 Stock Incentive Plan or a particular feature of the 2010 Stock Incentive Plan to another Board committee.

The plan committee will select the persons to receive awards and will determine the type and size of awards, the number of Shares covered by each award and whether, to what extent, and under what circumstances, awards may be settled in cash, Shares, or other property. It will also determine the restrictions applicable to each award, establish the other terms, conditions, and provisions of the awards, and determine if the terms, provisions and conditions of awards have been satisfied. The plan committee may interpret and otherwise administer the 2010 Stock Incentive Plan, may establish, amend, suspend, or waive any rules relating to the 2010 Stock Incentive Plan, and may make any other determination and take any other action that may be necessary or advisable for administration of the 2010 Stock Incentive Plan. Subject to the terms of the 2010 Stock Incentive Plan, the plan committee also has the authority to amend 2010 Stock Incentive Plan awards without the recipients’ consent (except that it may not reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for certain types of consideration unless those amendments or cancellations are approved by our shareholders). Moreover, subject to the terms of the 2010 Stock Incentive Plan, the plan committee may make certain changes to plan awards with respect to individuals who are working outside of the United States as advisable to fulfill the purposes of the 2010 Stock Incentive Plan or to comply with local law, and may establish sub-plans under the 2010 Stock Incentive Plan for individuals working outside of the United States. Except as otherwise expressly provided in the 2010 Stock Incentive Plan, all determinations, designations, interpretations, and other decisions of the plan committee are final, conclusive, and binding.

The 2010 Stock Incentive Plan provides that the plan committee may delegate certain ministerial duties under the 2010 Stock Incentive Plan to one or more administrators, who may be Associates. In addition, the plan committee may delegate non-ministerial duties to an officer of Walmart, provided that: (a) such officer shall not be authorized to make 2010 Stock Incentive Plan awards to himself or herself; and (b) in any fiscal year, the officer shall not make 2010 Stock Incentive Plan awards for in excess of 100,000 Shares in the aggregate or for 1,000 Shares to any one recipient.

Eligibility.    Associates of Walmart or any affiliate of Walmart who the plan committee determines have the potential to contribute significantly to Walmart will be eligible to receive awards under the 2010 Stock Incentive Plan. In addition, Non-Management Directors will be eligible to receive awards under the 2010 Stock Incentive Plan. As of March 31, 2010, approximately 21,500 Associates would be eligible to receive awards under the 2010 Stock Incentive Plan subject to the plan committee making the determination described above. Historically, awards have been made to eligible management Associates, which numbered more than 21,000 in fiscal 2010.

Awards.    The 2010 Stock Incentive Plan allows the plan committee to grant: (1) Shares free of restrictions or vesting conditions; (2) restricted stock; (3) restricted stock rights; (4) performance shares; (5) stock options; and (6) stock appreciation rights. Currently, Walmart generally grants restricted stock and performance shares to eligible U.S. officers, and restricted stock rights to all other eligible U.S. management Associates. Participating Associates in other countries may receive other types of equity awards. The vesting of Shares or other rights to receive payments under any or all of those awards (other than Shares granted free of restrictions or vesting conditions) may be made contingent on the award recipient’s continued employment with Walmart over a certain period and/or our company’s achievement of stated performance-based criteria. Subject to the 2010 Stock Incentive Plan’s limits, the plan committee determines the size of awards. The plan committee also has discretion to specify in any award agreement the effect of the participant’s termination of employment (including by reason of death or disability or any other interruption or termination of continuous employment with Walmart) upon the lapse of any restrictions or the period, if any, during which an award may be exercised following termination of employment.

Unrestricted Shares and Restricted Stock.    The 2010 Stock Incentive Plan allows Walmart to grant unrestricted Shares to the Non-Management Directors. Walmart may grant restricted stock awards to Associates and Non-Management Directors in the plan committee’s sole discretion. Restricted stock awards consist of Shares that are forfeitable until the restrictions lapse. These restrictions may be time-based, performance-based, or both. Prior to the vesting of the restricted stock, the holder may not transfer the restricted stock or any interest therein and may hold those Shares only in book entry form. However, the recipient will still receive dividends on, and may vote, the restricted Shares.

Restricted Stock Rights.    Restricted stock rights provide the right to receive either Shares, cash, or a combination thereof (as determined by the plan committee at the time of grant) upon the lapse of the restrictions imposed in the award. These restrictions may be time-based, performance-based, or both.

Performance Shares.    Performance shares provide the right to receive a certain number of Shares or their equivalent value upon satisfaction of performance goals over a specified performance period or periods. The performance measures on which these goals may be based are described below. In addition, the vesting of performance shares may also be dependent on the recipient remaining an Associate for a specified service period. The plan committee will establish threshold, target, and maximum performance goals for each award. An award may be subject to multiple performance measures, and the number of Shares that may be earned under a performance share award may otherwise be weighted for different factors and measures. When necessary in order for an award to qualify as performance-based compensation under the requirements of Section 162(m) of the Internal Revenue Code, the plan committee will designate individuals eligible for an award of performance shares within the first 90 days of a year (or in the case of a performance period other than a year, no later than the date on which 25 percent of the performance period has lapsed).

The plan committee will have discretion to make adjustments to a performance share award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance share award, is transferred between positions with different performance goals or metrics, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the plan committee. The plan committee may also increase, decrease or eliminate an award to any individual, except that an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code may not be increased. The plan committee will certify the degree of attainment of performance goals within 90 days after the end of each year, and performance share awards will be paid as soon as administratively practicable after the certification is made. Performance shares may be paid in cash, in Shares, or any combination thereof, as determined by the plan committee.

Stock Options.    Options to purchase Shares may be granted by the plan committee and may be either non-qualified stock options or incentive stock options. The stock options granted will be subject to the terms and conditions, including vesting conditions, set by the plan committee. Incentive stock options will be subject to further statutory restrictions set forth in the 2010 Stock Incentive Plan. The term of an incentive stock option will be no longer than ten years. Each stock option will give the recipient the right to receive a number of Shares upon exercise of the stock option and payment of the stock option price. The stock option exercise price may be paid in accordance with procedures established by the plan committee from time to time. The rules and procedures under the 2010 Stock Incentive Plan may provide for the exercise price of, and any withholding tax on, stock options to be paid by means of Walmart retaining Shares having a fair market value equal to the exercise price and any withholding tax, which Shares would otherwise be issued upon the exercise of those options. In addition, the plan committee may deem that an option recipient has exercised stock options on the stock options’ expiration date using such a net share settlement method of exercise if, on that expiration date, the options are vested and the exercise price is less than the then fair market value of the Shares. As of March 31, 2010, options to purchase 32,101,328 Shares were outstanding under the 2005 Stock Incentive Plan, with an average exercise price of $50.76 per Share. Such options vest in various increments and at various times on or before March 30, 2015 and expire between March 31, 2010 and March 29, 2020. The exercise price of those outstanding options could be paid in cash or, with respect to some options, by means of net share settlement. Based on the closing price of a Share on the NYSE on March 31, 2010, those Shares would have had an aggregate market value of $1,784,833,837 if they had been outstanding on that date. See “Executive Compensation—Outstanding Equity Awards at Fiscal 2010 Year-End” for information regarding the stock options held by our CEO, CFO and other Named Executive Officers at January 31, 2010, and “Information about the Board—Director Compensation” for information regarding stock options held by our directors at January 31, 2010. Our Executive Officers as a group held options to acquire 5,747,062 Shares as of January 31, 2010.

Stock Appreciation Rights.    Stock appreciation rights provide the right to receive, upon exercise, an amount equal to the excess of the fair market value of one Share on the date of exercise, or at any time during a specified period before or after the date of exercise as determined by the plan committee, over the strike price of the stock appreciation right, multiplied by the number of Shares with respect to which the stock appreciation right is being exercised. Payment may be made in cash, Shares, or in any combination of cash and shares as determined by the plan committee. The plan committee may provide that Walmart may make the payment with respect to an exercised stock appreciation right on a fixed date which may not be the same as the exercise date and may provide for additional payment in recognition of the time value of money and the delay between the exercise date and the payment date.

Performance Measures.    If awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the performance measures will be selected from among the following, which may be applied to Walmart as a whole, or to a division or other business unit within Walmart or an affiliate or an individual recipient, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the plan committee deems appropriate and, if the plan committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes and before or after interest, taxes, depreciation, and amortization; (b) gross or net revenue, or changes in annual revenues, same store sales, or comparable store sales; (c) cash flow(s) (including either operating or net cash flows or free cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, Share price or Share price appreciation; (f) earnings growth or growth in earnings per Share; (g) return measures, including return or net return on assets, investment, net assets, equity, capital or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or administrative expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per Share; (p) value of assets; (q) volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios, expense ratios or leveraging expenses; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover or inventory controls; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Walmart-sponsored customer survey; (cc) employee diversity goals; (dd) employee turnover; (ee) specified objective social goals; (ff) safety record; or (gg) business integration.

The plan committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items. Such adjustments must, however, be for items and in amounts objectively determinable by reference to our consolidated financial statements or our management’s discussion and analysis of financial condition and results of operations contained in one of our annual and quarterly reports filed with the SEC. Such adjustments will be made as the plan committee determines necessary so that operating results are computed on a comparative basis from performance period to performance period.

Repayment Obligation.    If the plan committee determines that a current or former Named Executive Officer or Non-Management Director engaged in conduct that is detrimental to the best interests of Walmart, then the individual will forfeit all awards made under the 2010 Stock Incentive Plan then outstanding, and must repay to Walmart any payments received from Walmart with respect to such awards within 24 months prior to the date such misconduct occurred. Conduct detrimental to the best interests of Walmart could include, but is not limited to, violation of Walmart’s Statement of Ethics or any other Walmart policy; theft; the commission of a felony or a crime involving moral turpitude; gross misconduct; or similar serious offenses.

Amendments.    The Board may amend or terminate the 2010 Stock Incentive Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which Shares are traded.

Adjustments.    In the event of an extraordinary stock dividend or other distribution, stock split, reorganization, recapitalization, spin-off, or other similar event, the plan committee may determine an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Stock Incentive Plan. In such event, the plan committee may adjust the number and type of Shares available under the 2010 Stock Incentive Plan or subject to outstanding grants and, subject to various limits set forth in the 2010 Stock Incentive Plan, the exercise price of outstanding stock options and other awards.

Summary of Material Amendments to the 2005 Stock Incentive Plan

The material amendments to the terms of the 2005 Stock Incentive Plan being made by the amendment and restatement of that plan through the Board’s adoption and the shareholders’ approval of the 2010 Stock Incentive Plan are as follows:

•

Fifty million additional Shares will be available for issuance.    In addition to those remaining Shares available for issuance under the 2005 Stock Incentive Plan, an additional 50,000,000 Shares may be issued pursuant to awards made under the 2010 Stock Incentive Plan.

•

Non-Management Directors will be added as participants.    The Non-Management Directors will become eligible to receive awards under the 2010 Stock Incentive Plan as described above. Currently, Non-Management Directors receive equity awards under the Director Compensation Plan. Also, the amendments will permit Walmart to award to Non-Management Directors Shares that are not subject to any restrictions or vesting conditions and without payment for those Shares. The Board will approve any awards to be made to Non-Management Directors.

•

Repayment obligations will be imposed on certain award recipients.    As described above under “Repayment Obligations,” under the 2010 Stock Incentive Plan, current or former Named Executive Officers and Non-Management Directors who are award recipients will be required to forfeit awards and repay to Walmart certain amounts realized under awards made pursuant to the 2010 Stock Incentive Plan in instances in which they engage in conduct detrimental to Walmart’s best interests.

•

Changes will be made to the available performance measures and goals relating to performance-based vesting of awards.    The list of the performance measures available for performance-based awards will be modified in the 2010 Stock Incentive Plan to clarify that earnings net of or including after-tax cost of capital, same store sales, comparable store sales and free cash flow are approved performance measures and to add inventory controls, volume with respect to certain products, administrative expenses, and business integration as approved performance measures.

The 2010 Stock Incentive Plan will amend the 2005 Stock Incentive Plan in a number of other respects that Walmart does not view to be material. These other amendments are intended to reflect current best practices, including with respect to matters such as net share settlement for exercise of options and other rights, administration of the plan and addressing compliance with current laws and regulations.

U.S. Tax Consequences

This summary is based on U.S. federal income tax laws currently in effect. This summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences.

The grant of a stock option or a stock appreciation right is not intended to have immediate tax consequences for the grantee or Walmart. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired and the stock option exercise price, and Walmart will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and Walmart will have no deduction. With respect to an incentive stock option, Walmart will have a deduction if the Shares are sold prior to the end of the applicable holding period. Upon exercising a stock appreciation right, the recipient must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and non-forfeitable stock received, and Walmart will be entitled to a deduction in the same amount.

With respect to other awards granted under the 2010 Stock Incentive Plan that may be settled in cash, in Shares, or a combination of cash and Shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income equal to the cash or fair market value of Shares or a combination of cash and Shares received, and Walmart will be entitled to a deduction in the same amount. With respect to awards involving Shares or other property that is restricted as to transferability and is subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income when the award vests or becomes transferable, and Walmart will be entitled to a deduction in the same amount.

The foregoing provides only a general description of the application of U.S. federal income tax laws to certain types of awards under the 2010 Stock Incentive Plan. Because of the variety of awards that may be made under the 2010 Stock Incentive Plan and the complexities of the tax laws, grantees of awards under the 2010 Stock Incentive Plan should consult a tax advisor about their individual circumstances.

The Board recommends that shareholders vote FOR the approval of the 2010 Stock Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE ASDA LIMITED SHARESAVE PLAN 2000, AS AMENDED

Background and Reasons for Shareholder Approval

ASDA Group Limited, a wholly-owned subsidiary of Walmart, operates retail stores in the United Kingdom. At our Annual Shareholders’ Meeting in 2004, our shareholders approved the ASDA Limited Sharesave Plan 2000, which set forth the terms and conditions of the ASDA Limited Sharesave Plan 2000. The ASDA Limited Sharesave Plan 2000 is established on terms for all-employee share plans that are approved by the United Kingdom’s HM Revenue & Customs and is a type of employee incentive plan used by many large United Kingdom public companies, including many retailers. The features of the ASDA Limited Sharesave Plan 2000 (which are described below) have been tailored to meet the applicable United Kingdom tax and regulatory provisions, thereby providing a tax-efficient opportunity for eligible Associates to purchase the company’s Shares and align the interests of Associates with those of our shareholders.

On March 4, 2010, the Board adopted amendments to the ASDA Limited Sharesave Plan 2000 previously approved by ASDA’s board of directors. If the amendments to the ASDA Limited Sharesave Plan 2000 are approved by our shareholders, the amendments will be retroactively effective to January 1, 2010, except for the increase of the number of Shares available for issuance under the ASDA Limited Sharesave Plan 2000 discussed below. The amendments: (1) make the term of the ASDA Limited Sharesave Plan 2000 indefinite; (2) provide that options granted under the ASDA Limited Sharesave Plan 2000 between January 1, 2010 and June 1, 2010 will lapse unless the amendments are approved by our shareholders at the 2010 Annual Shareholders’ Meeting; and (3) increase the number of Shares available for issuance under the ASDA Limited Sharesave Plan 2000. We are seeking shareholder approval of the ASDA Limited Sharesave Plan 2000 as so amended in accordance with the NYSE Listed Company Manual, which generally requires shareholder approval of all material revisions to or an increase in the number of Shares available under certain equity compensation plans, and to provide for the continued operation of the ASDA Limited Sharesave Plan 2000, as amended.

Options to purchase 6,002,068 Shares were outstanding under the ASDA Limited Sharesave Plan 2000 on March 31, 2010, which options had an average exercise price of $40.45 per share. As of March 31, 2010, the aggregate market value of the Shares underlying those options, based on the closing price for a Share on the NYSE on that date, was $333,714,981.

Summary of the ASDA Limited Sharesave Plan 2000’s Material Provisions

In this section, we summarize the material and other provisions of the ASDA Limited Sharesave Plan 2000, amended as described above. Appendix B to this proxy statement contains the text of the ASDA Limited Sharesave Plan 2000 as so amended, and we urge you to read that text in its entirety when deciding how to vote on this Proposal No. 4.

Under the ASDA Limited Sharesave Plan 2000, ASDA’s board of directors may offer to eligible Associates options to purchase Shares for cash, at an exercise price not less than the higher of the par value of a Share, and 80 percent of the average of the closing prices of a Share on the NYSE on the three trading days before the business day preceding the offer date. ASDA’s board may delegate the authority to make grants to a committee, but it has not done so. Offers of the options are made for periods of 23 days, generally beginning five days after Walmart announces its quarterly results of operations. No more than two offers may be made in each calendar year. Options granted under the ASDA Limited Sharesave Plan 2000 are not transferable.

The persons eligible to receive options under the ASDA Limited Sharesave Plan 2000 are Associates of ASDA and of its subsidiaries who have been continuously employed by ASDA for at least six months. These eligible Associates are generally employed in the United Kingdom. Currently, there are approximately 26,212 such eligible Associates.

The aggregate maximum number of Shares that may be acquired pursuant to options granted under the ASDA Limited Sharesave Plan 2000 on or after June 4, 2010 is 15,000,000 plus the remaining Shares available under the ASDA Limited Sharesave Plan 2000 as in place on June 5, 2004 (which was approximately 1,143,764 on March 31, 2010), subject to adjustment and amendment as described below. If an option was granted on or after June 4, 2004 but lapses without having been exercised, new options covering the Shares that were subject to that lapsed option may be granted under the ASDA Limited Sharesave Plan 2000.

Although an eligible Associate is not required to make any payment to ASDA with respect to an option to be granted to the Associate, any eligible Associate offered an option under the ASDA Limited Sharesave Plan 2000 and who applies for that option must enter into a “save as you earn” contract (referred to as a “savings contract”) with an authorized financial institution approved by the United Kingdom’s HM Revenue & Customs. The option holder agrees to make monthly savings by payroll deduction of a fixed amount, currently not less than £5 or more than £250 per month, for a three-year savings period.

Upon expiration of the savings contract, the option holder will be entitled to a tax-free bonus from ASDA in addition to repayment of the savings contributions. This bonus is the equivalent of further monthly contributions (in lieu of interest). The number of additional contributions is fixed by reference to a formula and confirmed by the U.K. Treasury.

Options are normally only exercisable within six months from the end of the savings contract, and can only be exercised using the proceeds of the savings contract, including the tax-free bonus. If an option holder does not wish to exercise an option, he or she may still benefit from the proceeds of the savings contract including the tax-free bonus.

Options granted under the ASDA Limited Sharesave Plan 2000 also become exercisable upon the following events:

•	termination of the option holder’s employment as a result of death, retirement, injury, disability, or redundancy;

•	termination of the option holder’s employment more than three years after the date of grant for any reason other than as a result of retirement, injury, disability, redundancy or gross misconduct;

•	a subsidiary, employing business or other affiliate of ASDA employing the option holder ceases to be affiliated with ASDA;

•	the option holder reaches age 60;

•	the acquisition of control of Walmart pursuant to a tender offer; or

•	the acquisition of more than half of the issued share capital of ASDA by a company not affiliated with Walmart.

Options generally lapse six months after becoming exercisable (one year after becoming exercisable in the case of options that become exercisable as a result of the option holder’s death). Options also lapse upon the option holder’s being adjudicated bankrupt. If an option holder does not retire at age 60, he or she may choose to wait until the end of the savings contract before exercising.

The minimum amount of the option that may be exercised is ten percent of the total Shares covered by the option. The maximum number of Shares that can be acquired is the number of Shares whose aggregate purchase price under the option can be paid using the proceeds of the savings contract at that time.

If Walmart is acquired by another company by tender offer, that other company may agree to allow option holders to exchange options granted under the ASDA Limited Sharesave Plan 2000 for new options for shares in that other company or one of its affiliates, so long as the new options meet certain requirements intended to ensure that they are equivalent to the old options. The United Kingdom’s HM Revenue & Customs must approve such an exchange.

The ASDA Limited Sharesave Plan 2000 permits ASDA’s board of directors to make appropriate adjustments to the number of Shares subject to options under the ASDA Limited Sharesave Plan 2000, the exercise price of options, and the overall limits on Shares available under the plan, to reflect stock splits, reverse stock splits, and other similar events affecting the Shares.

The ASDA Limited Sharesave Plan 2000 may be amended by ASDA’s board of directors at any time, including in ways that may increase the costs of the ASDA Limited Sharesave Plan 2000 to Walmart. However, any “material revision,” as defined by the NYSE Listed Company Manual or any increase in the number of Shares available under the ASDA Limited Sharesave Plan 2000, except pursuant to an adjustment described in the preceding paragraph, must be approved by our shareholders. No amendment to a key feature of the ASDA Limited Sharesave Plan 2000 (affecting tax approval) will take effect unless and until approved by the United Kingdom’s HM Revenue & Customs. No amendment that adversely affects participants’ rights under options already granted may take effect without the consent of a majority of the affected participants.

Tax Consequences

The ASDA Limited Sharesave Plan 2000 is designed to enable the recipients of options to receive favorable tax treatment under the tax laws of the United Kingdom. Walmart does not intend for Associates who are U.S. taxpayers to receive options under the ASDA Limited Sharesave Plan 2000. The following paragraphs provide a brief summary of these tax benefits for the option holder and ASDA respectively.

For the option holder subject to income tax in the United Kingdom, the principal tax consequences of the ASDA Limited Sharesave Plan 2000 are that:

•	any bonus received under the savings contract is tax-free;

•	no income tax (or social security contributions) applies on the grant of an option; and

•	no income tax (or social security contributions) arises upon the exercise of an option, provided that the exercise takes place within the statutory time limits.

ASDA will be able to claim United Kingdom corporation tax relief for the difference between the amount paid by the option holder on the exercise of options and the market value of the Shares acquired upon exercise of the options at the time of their acquisition. This relief is given for the tax period in which the option holder acquires the Shares.

Summary of Amendments

The ASDA Limited Sharesave Plan 2000’s term will be extended indefinitely.    Pursuant to the ASDA Limited Sharesave Plan 2000 as in place on June 4, 2004, no options could be granted under the plan after the tenth anniversary of its approval by the ASDA board of directors. To ease the administrative burden associated with the adoption of a new plan every ten years, the ASDA Limited Sharesave Plan 2000 has been amended to remove this term limit. If our shareholders approve the continued operation of the ASDA Limited Sharesave Plan 2000, those amendments will be retroactively effective to January 1, 2010 (except for the increase of the number of Shares available under the plan discussed below). The ASDA Limited Sharesave Plan 2000, as amended, provides that any options granted to ASDA Associates between January 1, 2010 and June 1, 2010 will lapse unless such shareholder approval for the continued operation of the ASDA Limited Sharesave Plan 2000 is obtained.

The number of Shares available under the ASDA Limited Sharesave Plan 2000 will be increased.    Without the amendments described herein, the ASDA Limited Sharesave Plan 2000 limits the number of Shares that may be issued pursuant to options granted under such plan after June 5, 2004, to 10 million Shares, of which only 1,143,764 Shares remained available for issuance as of March 31, 2010. To permit us to grant options under the ASDA Limited Sharesave Plan 2000 in the future, the ASDA Limited Sharesave Plan 2000 as amended provides an additional 15 million Shares to be available for issuance pursuant to options granted on or after June 4, 2010. The Board believes this increase is necessary to continue to allow Walmart to properly compensate and incentivize our ASDA Associates.

We are not seeking to make any other material amendments to the ASDA Limited Sharesave Plan 2000 at this time.

The table below shows options granted under the ASDA Limited Sharesave Plan 2000 between January 1, 2010 and March 31, 2010, to the individuals and groups listed therein. Walmart cannot determine at this time the number of such options that will be exercised in the future or any other benefits that would be realized by option holders from the exercise of options in the future.

ASDA LIMITED SHARESAVE PLAN 2000 BENEFITS

Name and Position	Options to Purchase Shares Issued Under the ASDA Limited Sharesave Plan 2000 (# of Shares that may be purchased)
Michael T. Duke – President and CEO	0
Thomas M. Schoewe – Executive Vice President and CFO	0
Eduardo Castro-Wright – Vice Chairman	0
C. Douglas McMillon – Executive Vice President, President and CEO, Walmart International	0
Brian C. Cornell – Executive Vice President, President and CEO, Sam’s Club	0
Executive Officers as a Group	0
All Non-Management Directors as a Group	0
All Non-Executive Associates as a Group	1,783,595

The Board recommends that shareholders vote FOR the approval and continued operation of the ASDA Limited Sharesave Plan 2000 as amended.

SHAREHOLDER PROPOSALS

Our company has received notice of the intention of shareholders to present six separate proposals for voting at the 2010 Annual Shareholders’ Meeting. The text of the shareholder proposals and supporting statements appear exactly as received by our company unless otherwise noted. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Mike Bradshaw, Senior Liaison to the Board of Directors, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

Some of the shareholder proposals contain assertions about Walmart or other matters that our company believes are incorrect, but we have not attempted to refute all of those assertions. The Board recommends a vote against each of the following shareholder proposals based on broader policy reasons as set forth in Walmart’s statement in opposition following each shareholder proposal.

PROPOSAL NO. 5

GENDER IDENTITY NON-DISCRIMINATION POLICY

Whereas: Wal-Mart Stores, Inc. does not explicitly prohibit discrimination based on gender identity or expression in its written employment policy, yet Wal-Mart’s policy already does explicitly prohibit discrimination based on sexual orientation;

Over 30% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of gender identity, as well as 400 leading private sector companies and eighty-five U.S. colleges and universities, according to the Human Rights Campaign;

Ninety-three City and County Governments and twelve States have passed clear gender identity and expression legislative protections including California, Colorado, the District of Columbia, Hawaii, Illinois, Maine, Minnesota, New Mexico, Pennsylvania, Rhode Island, Vermont and Washington;

Over 350 U.S. based human rights organizations and every U.S. State civil rights advocacy group has endorsed national legislation explicitly prohibiting discrimination based on sexual orientation as well as gender identity.

Our company has operations in, and makes sales to institutions in States and Cities that currently prohibit discrimination on the basis of sexual orientation and gender identity;

We believe that corporations that prohibit discrimination both on the basis of sexual orientation and gender identity have a competitive advantage in recruiting and retaining employees from the widest talent pool.

Resolved: The Shareholders request that Wal-Mart Stores, Inc., amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression and to substantially implement the policy.

Supporting Statement:    Employment discrimination on the basis of sexual orientation and gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to such employment discrimination, our company would benefit from a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Wal-Mart will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 5

As one of the world’s largest private employers, we are dedicated to building and retaining an inclusive and respectful workplace. Walmart employs more than 2 million Associates worldwide, including more than 1.3 million Associates in the United States. Our continued success as a business depends on an inclusive work environment that leverages the unique talents, ideas, perspectives and backgrounds of our Associates. Sam Walton founded our company by incorporating “respect for the individual” as a core, basic belief. In keeping with this belief, we serve our Associates by promoting an inclusive working environment through our employment practices.

In 2009, we received 41 awards from national organizations and publications for our efforts to advance diversity and inclusion. Although the Board is proud of the recognition that Walmart has received for its achievements in diversity and inclusion, the Board recognizes that the true strength of diversity and inclusion lies not in the number of awards our company receives, but in our commitment to leverage the rich mix of unique insights, talents, perspectives and experiences that each of our Associates brings to our company. One example of our company’s ongoing efforts to fulfill its commitment to recognizing and celebrating the diversity of our Associates is the creation of Associate Resource Groups at our Home Office. These groups serve a variety of Associate communities, including the LGBT community. They were developed to increase cultural awareness, to help foster development among Associates sharing similar backgrounds and to advance the business by leveraging diversity of thought.

Our company’s Discrimination & Harassment Prevention Policy makes clear that Walmart will not tolerate discrimination or harassment in any aspect of our business on the basis of race, color, ancestry, ethnicity, religion, sex, pregnancy, national origin, age, disability, marital status, veteran status, sexual orientation, genetic information or any other legally protected status. In light of our company’s ongoing, concrete efforts to foster a diverse and inclusive workplace for all of our Associates and in view of the fact that this policy broadly prohibits discrimination or harassment based on any status protected by the law, the Board does not believe that a change to our Discrimination & Harassment Prevention Policy is necessary at this time.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED, that the shareholders of Wal-Mart Stores, Inc. (“Wal-Mart” or the “Company”) urge the board of directors to adopt a policy under which shareholders could vote at each annual meeting on an advisory resolution, to be proposed by Wal-Mart’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareholder value. Those concerns have only increased in the current economic downturn.

A recent SEC rule, which received record support from investors, requires companies to disclose additional information about compensation and perquisites for top executives. In adopting this rule, the SEC made it clear that market forces, not the SEC, should provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not give shareholders enough mechanisms to provide input to boards on senior executive compensation. By contrast, public companies in the United Kingdom allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans, but those plans set only general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have a means to provide ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, PAY WITHOUT PERFORMANCE 49 (2004)).

Similarly, performance criteria submitted for shareholder approval that would allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and inadequate instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Wal-Mart’s board to let shareholders express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote would, we think, provide Wal-Mart with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 6

We recognize the importance of executive compensation to our company’s shareholders and understand the importance of administering our company’s executive compensation program in a manner that conforms to the highest standards of corporate governance. After careful consideration, the Board does not believe that the adoption of this proposal is in the best interests of Walmart’s shareholders and recommends that shareholders vote against this proposal for the following reasons.

The CNGC, which is comprised solely of Independent Directors, oversees our executive compensation programs. As described in the CD&A, the CNGC engages in a thorough and disciplined process and considers a wide range of factors when designing and establishing executive compensation. The Board believes that the CNGC is in the best position to make executive compensation decisions and should have flexibility in making appropriate executive compensation decisions that will attract and retain the talent necessary to achieve Walmart’s business objectives. We believe that the information we disclose in the CD&A and the executive compensation tables gives shareholders the insight needed to have confidence that our compensation processes are sound and that our executives are compensated in a manner that is consistent with the interests of our shareholders.

We believe that shareholders currently have the opportunity to provide feedback related to executive compensation. As described in the Corporate Governance section of this proxy statement, shareholders have various means, including email and written correspondence, to communicate with the entire Board, with the CNGC, or with individual directors. By communicating directly with the Board through these channels, shareholders can provide specific feedback regarding our executive compensation philosophy, practices and decisions. We believe that this is a much more effective and accurate method of expressing particular observations, concerns or criticisms related to our executive compensation than a simple “for” or “against” advisory vote, which provides no meaningful insight regarding specific views or concerns that a shareholder may have.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 7

POLITICAL CONTRIBUTIONS REPORT

Resolved, that the shareholders of Wal-Mart (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the

Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Wal-Mart, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Wal-Mart contributed at least $8.5 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 7

Our business is subject to extensive regulation at the federal and state levels. We seek to be an effective participant in the political process by making prudent political contributions consistent with the federal, state, and local laws governing such contributions. We are fully committed to complying with all laws concerning political contributions, including laws requiring public disclosure.

Federal law currently prohibits corporations from making contributions directly to candidates for federal office and to national party committees. As a result, Walmart does not make such contributions. Some of our Associates voluntarily fund a political action committee (“WAL-PAC”) that makes political contributions to state and federal candidates, political party committees, and/or political action committees. The activities of WAL-PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. WAL-PAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in public information made available by the FEC. Under the Lobbying Disclosure Act of 1995, Walmart submits to Congress semi-annual reports, which also are publicly available.

At the state level, both Walmart’s and WAL-PAC’s political contributions also are subject to regulation. Although some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed either by the recipient or by the donor. That information is also publicly available.

As a result of the disclosures mandated by law, the Board has concluded that ample disclosure exists regarding our political contributions to alleviate the concerns cited in this proposal. In addition, the Board believes that the disclosure of the business rationale behind each political contribution, as requested in this proposal, would place our company at a competitive disadvantage by revealing our long-term business strategies and priorities. We are also involved in a number of legislative initiatives that could dramatically affect our business and operations. Because parties with adverse interests also participate in the political process for their own business reasons, any unilaterally expanded disclosure by Walmart could benefit these parties to the detriment of Walmart and its shareholders.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 8

SPECIAL SHAREOWNER MEETINGS

8 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that multiple small shareowners can combine their holdings to equal the above 10% threshold. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) that apply only to shareowners but not to management and/or the board, and that shareholders will have no less rights at management-called special meetings than management has at shareholder-called special meetings to the fullest extent permitted by law.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk,” and “Very High Concern” for executive pay – $36 million former CEO Lee Scott.

The Corporate Library said the Walton family owned more than 40% of our total outstanding shares. This increased the risk that the interests of us minority shareholders were subordinated to the interests of the Walton family, especially when the two Walton brothers were on our Board (Chairman Robson Walton with 31-years long-tenure and Director Jim Walton). Seven directors were either Wal-Mart executives or had relationships with Wal-Mart which could compromise their independence. This raised multiple concerns regarding board independence.

We had no shareholder right to vote on executive pay, call a special meeting, cumulative voting or an independent board chairman. Shareholder proposals to address each of these topics have received majority votes at other companies and each would be an excellent topic for our next annual meeting. We did not have a separate board committee for executive pay or nominations.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings – Yes on 8.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 8

The Board believes that adoption of this proposal would not be in the best interests of our company or its shareholders. Consistent with Delaware corporate law, our Bylaws provide that a special meeting of shareholders may be called by a majority of the Board, by the Chairman, and by our President and CEO. This is an appropriate corporate governance provision for a public company of our size because it allows our Board, according to its fiduciary obligations, to exercise its business judgment to determine when it is in the best interests of shareholders to convene a special meeting. Permitting shareholders with as little as ten percent of the outstanding shares to call special meetings for any reason and at any time could result in special shareholders’ meetings that are not in the best interests of our company and all of its shareholders.

We take shareholders’ meetings very seriously and take steps to provide shareholders with access to our shareholders’ meetings, including making our shareholders’ meetings available via webcast. Holding a special meeting of our shareholders would be a costly undertaking, involve substantial planning, and require us to commit significant resources and attention to the legal and logistical elements of such a meeting. For example, we would incur legal, printing and mailing costs associated with preparing and distributing the disclosure documents required for a special shareholders’ meeting.

The Board also believes that our company’s existing governance policies and practices provide shareholders with access to the Board and members of senior management and offer ample opportunity for shareholders to express their views to management. These governance policies include the annual election of all Board members and a majority voting requirement for the election of directors. In addition, shareholders may submit shareholder proposals, which, if appropriate under the SEC’s rules, may be included in our annual proxy statement and voted on at our annual shareholders’ meeting. Furthermore, the rules governing companies listed on the NYSE and incorporated under Delaware law require us to submit certain matters to a vote of shareholders for approval, such as mergers, large share issuances or similar transactions and the approval of equity-based compensation plans.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 9

POULTRY SLAUGHTER

RESOLVED, that to advance the company’s financial interests and the welfare of chickens and turkeys killed for its stores, shareholders encourage the board to require the company’s chicken and turkey suppliers to switch to animal welfare-friendly controlled-atmosphere killing (CAK), a less cruel method of slaughter, within five years.

Supporting Statement

The current slaughter method used by many of Wal-Mart Stores’ poultry suppliers is cruel and inefficient. Consider the following:

•

Many of Wal-Mart Stores’ poultry suppliers use electric immobilization in their slaughterhouses. This involves shackling live birds, shocking them with electrified water in a “stun” bath, cutting their throats, and removing their feathers in tanks of scalding-hot water.

•

Birds often suffer broken bones, bruising, and hemorrhaging during the shackling process, which lowers product quality and yield. They also peck and scratch at each other, which increases carcass contamination.

•	Because the electric current in the “stun” bath is kept too low to effectively render birds unconscious, many have their throats cut while they are still able to feel pain.

•	Birds are often scalded to death in defeathering tanks. When this happens, they often defecate, further decreasing yield and increasing the likelihood of contamination.

•	Frenzied birds flap their wings, kick workers, and vomit and defecate on them, leading to increased worker injuries and illness and poor overall ergonomics.

CAK is better for the birds’ welfare and more efficient. Consider the following benefits:

•	With CAK, birds who are still in their transport crates are placed in chambers, where their oxygen is replaced with nonpoisonous gasses, putting them “to sleep.”

•

Every published report on CAK and numerous meat-industry scientific advisors – including Drs. Temple Grandin, Mohan Raj, and Ian Duncan – have concluded that it is superior to electric immobilization with regard to animal welfare.

•

Because there is no live shackling or live scalding, product quality and yield are greatly improved and contamination is drastically decreased. The manager of a CAK turkey plant in Ohio told Poultry USA that since switching to CAK, his company is “starting to quantify the improvements in yield and labor, [and] see the benefits in wings, wing meat, and breast meat.”

•

Because workers never handle live birds, ergonomics improve, injury and illness rates decrease, and the opportunities for workers to abuse live birds are eliminated. The turnover rate at a Nebraska poultry plant dropped by 75 percent after it installed a CAK system.

The following companies are already moving toward CAK:

•	Burger King, Popeye’s, Wendy’s, Hardee’s, and Carl’s Jr. give purchasing preference or consideration to chicken suppliers that use CAK.

•	KFCs in Canada, Ruby Tuesday, Quiznos, Kroger, A&P, Harris Teeter, and Winn-Dixie are sourcing chickens or turkeys killed by CAK.

Wal-Mart has the ability to leverage its financial and industry power to require its suppliers to adopt this less cruel method of slaughter for poultry and move the industry in the right direction.

We urge shareholders to support this socially and ethically responsible resolution.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 9

Walmart supports humane animal handling practices by all of its suppliers. We believe that controlled atmosphere killing (“CAK”) and other emerging poultry and livestock processing technologies merit continued study and review, but that the effects of CAK on food safety and product quality for poultry in commercial operations and the benefits of CAK to our customers remain unclear. Furthermore, Walmart remains concerned that new technologies, like CAK, could raise concerns with respect to compliance with food regulations and certain religious food preparation standards. As a result, requiring that all of Walmart’s poultry suppliers convert to CAK systems appears to be premature at this time.

Walmart has not experienced any significant customer demand that it sell only poultry that has been processed using CAK. Moreover, conversion of a supplier’s operations to CAK-only could be very expensive. If we were to require our suppliers to convert to CAK-only operations within five years, suppliers making the conversion could seek to increase the prices at which they sell their products to us in order to recoup the cost of the conversion. Some of those suppliers might decide not to continue selling products to Walmart. If Walmart were to require such a conversion by a supplier and, as a result, paid increased prices for the supplier’s poultry products, Walmart’s financial results could be adversely affected. In addition, Walmart might find it difficult to replace any lost suppliers with suppliers using CAK-only operations or who would sell poultry products to Walmart at acceptable prices. Such a situation could affect Walmart’s ability to meet customer demand for poultry products.

Walmart remains committed to humane treatment of animals by its suppliers and requires that all of its suppliers’ operations conform to applicable legal and prevailing industry standards for the handling and processing of poultry and livestock. We intend to continue to monitor our suppliers’ operations and available processing methods to ensure that Walmart continues to offer its customers affordable, quality food products. However, the Board believes that implementation of a requirement that all of Walmart’s poultry product suppliers use only CAK in their processing operations would place Walmart at a competitive disadvantage and would be contrary to the best interests of Walmart’s customers and its shareholders.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 10

LOBBYING PRIORITIES REPORT

Whereas:

Wal-Mart’s primary responsibility is to create shareholder value. The Company should pursue legal and ethical means to achieve that goal, including identifying and advocating legislative and regulatory public policies that would advance Company interests and shareholder value in a transparent and lawful manner.

Resolved: The shareholders request the Board of Directors, at reasonable cost and excluding confidential information, report to shareholders on the Company’s process for identifying and prioritizing legislative and regulatory public policy advocacy activities. The report may:

1.	Describe the process by which the Company identifies, evaluates and prioritizes public policy issues of interest to the Company;

2.	Describe the process by which the Company enters into alliances, associations, coalitions and trade associations for the purpose of affecting public policy;

3.	Identify and describe public policy issues of interest to the Company;

4.	Prioritize the issues by importance to creating shareholder value; and

5.	Explain the business rationale for prioritization.

Statement of Support:

The Company’s public policy positions and related advocacy activities should be developed and prioritized based on market and fact-based analyses and not on pressure from politicians, union bosses, or anti-business activists who are hostile to Wal-Mart and its business model.

In a June 30, 2009 letter to Barack Obama, the Wal-Mart CEO endorsed an employer mandate on business for health care coverage. The Chamber of Commerce, the National Federation of Independent Business and the National Retail Federation all oppose such an employer mandate.

The Wal-Mart letter was co-signed by Andrew Stern, President of the Service Employees International Union (SEIU) and John Podesta, President of the Center for American Progress (CAP).

SEIU funds Wal-Mart Watch, a vociferous Wal-Mart critic. SEIU has a long relationship with the scandal-plagued Association of Community Organizations for Reform Now (ACORN). Both SEIU and CAP promote “card check.” CAP is funded in part by the foundation of billionaire George Soros.

According to the Wal-Mart 2009 Sustainability Report:

Currently, we are…supporting legislation in the U.S. to reduce greenhouse gas emissions – including the enactment of a well-designed cap-and-trade system.

Cap-and-trade would raise costs for all businesses. A 2009 Heritage Foundation study estimated that the Waxman-Markey cap-and-trade bill, for instance, would destroy over 1.1 million jobs, hike electricity rates 90 percent, and reduce the U.S. gross domestic product by nearly $10 trillion over the next 25 years.

At the same time, Wal-Mart has had a far lower profile on issues like tort liability reform, corporate taxation, capital gains tax increase, double taxation of dividends, and other issues of importance to the Company and its shareholders.

Embracing public policy positions that are contrary to the economic interests of consumers who buy Company products, or the preservation of the free-enterprise system as a whole, harms shareholder value.

Absent a system of reporting, shareholders cannot properly evaluate the Company’s process by which it takes, prioritizes and promotes its public policy positions.

WALMART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 10

As with most large, global companies, a wide range of public policies and legislative initiatives affect our company, our operations, our financial performance and the value of our stock. Those policies and initiatives relate to such varied matters as income tax rates, tariffs on goods, product safety, environmental regulation, renewable energy, and interstate trucking, and encompass many other laws, rules, and regulations impacting our company’s business operations. Walmart addresses such public policy issues when and in a manner the Board and our management decide are appropriate and in the best interests of our company.

The Board believes that for Walmart to pursue most effectively its own legislative and public policy initiatives and to preserve Walmart’s competitiveness in the marketplace, the public policy issues of interest to Walmart, the priorities Walmart gives to such issues, the rationales for such prioritization, if, when and how Walmart chooses to address those issues and how Walmart determines to enter alliances and associations should not, as a general rule, be widely publicized. The adoption and implementation of the proposal would result in public disclosure of such matters. Most, if not all, of Walmart’s competitors in the retail industry do not issue a report similar to the one the proposal requests. If Walmart were to issue such a report, any strategic advantage, as well as our ability to pursue our public policy initiatives effectively and without counterproductive or untimely publicity regarding our company’s efforts, could be negatively affected. Such effects of the requested report would not be in the best interests of our shareholders.

Producing a report on such matters would be a complex and expensive undertaking, an expense that, in the opinion of the Board, would far outweigh any benefit to our shareholders. Further, the policy issues affecting Walmart’s business operations often prove to be extraordinarily complex. Properly addressing such policy issues requires a detailed understanding of a complex set of facts. The content of pending legislation can change swiftly and dramatically and may sometimes necessitate a change in our company’s position on a particular piece of legislation. Because of the speed and urgency with which Walmart may need to respond to public policy issues, Walmart cannot wait for the next shareholders’ meeting to seek guidance from its shareholders on whether or how to address such issues. Moreover, which public policy issues are of interest to Walmart and how those issues are identified and prioritized may change frequently in response to changing circumstances. In sum, the report requested by the proposal not only would impose an impediment to the effective conduct of Walmart’s public policy efforts, but would also require an expenditure of Walmart’s resources and management’s time that ultimately would not be in our shareholders’ best interests.

For the above reasons, the Board recommends that shareholders vote AGAINST this proposal.

By Order of the Board of Directors

Thomas D. Hyde
Secretary

Bentonville, Arkansas

April 19, 2010

APPENDIX A

WAL-MART STORES, INC.

STOCK INCENTIVE PLAN OF 2010

(As amended and restated effective June 4, 2010)

1.1 Purpose and Effective Date. Wal-Mart Stores, Inc. (“Walmart”) believes it is important to provide incentives to Walmart’s Associates and non-management directors through participation in the ownership of Walmart and otherwise. This Wal-Mart Stores, Inc. Stock Incentive Plan of 2010 was established under the name Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 (“1998 Plan”). The 1998 Plan has been amended from time to time and was amended, restated, and renamed as the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005 (“2005 Plan”), and is hereby again amended, restated and renamed as set forth herein effective June 4, 2010, subject to the approval of Walmart stockholders. The purpose of the Plan is to provide incentives to certain Associates and to non-management directors to enhance their job performance, to motivate them to remain or become associated with Walmart and its Affiliates, and to increase the success of Walmart. The Plan is not limited to Associates who are executive officers of Walmart, but will be available to provide incentives to any Associate that the Committee believes has made or may make a significant contribution to Walmart or an Affiliate of Walmart.

DEFINITIONS

2.1 “Affiliate” means any corporation, partnership, limited liability company, business trust, other entity or other business association that is now or hereafter controlled by Walmart; provided that if a Plan Award provides for the deferral of compensation within the meaning of Code Section 409A, and if the applicable Notice of Plan Award does not contain a definition of “Affiliate” as required under Code Section 409A, then for purposes of such Plan Award “Affiliate” means a definition that will comply with Code Section 409A, applying a direct or indirect control or ownership percentage of Walmart equal to or greater than 50%.

2.2 “Associate” means (a) any person employed by Walmart or any Affiliate, and (b) any person who is a non-management director of Walmart.

2.3 “Board” means the Board of Directors of Walmart.

2.4 “Cause” means the Associate’s commission of any act deemed inimical to the best interest of Walmart or any Affiliate or failure to perform satisfactorily his or her assigned duties, each as determined in the sole discretion of the Committee.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means (a) as to Associates who are non-management directors of Walmart, Section 16 Persons and Covered Employees whose awards are intended to be Qualified Performance Based Awards, the Compensation, Nominating and Governance Committee of the Board, all of whom qualify as “outside directors” within the meaning of Code Section 162(m), as “non-employee directors” under Rule 16b-3, and as “independent” under the New York Stock Exchange policies and requirements for listed companies, and (b) as to all other Associates, the Equity Compensation Committee, unless the Board delegates such administration of the Plan or a particular feature of the Plan to another Committee of the Board.

2.7 “Continuous Status as an Associate” means the absence of any interruption or termination of the employment relationship between an Associate and Walmart or an Affiliate or the absence of any termination of services as a non-management director of Walmart. Continuous Status as an Associate shall not be considered interrupted in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by Walmart or an Affiliate; provided that leave does not exceed one year, unless re-employment upon the expiration of that leave is guaranteed by contract or law or unless provided otherwise by a policy of Walmart or an Affiliate. Notwithstanding the preceding definition, if a Plan Award provides for the deferral of compensation within the meaning of Code Section 409A, and if the applicable Notice of Plan Award does not define a term that is a “separation from service” within the meaning of Code Section 409A, then for purposes of such Plan Award the Recipient’s Continuous Status as an Associate will terminate if the Recipient has a “separation from service” within the meaning of Code Section 409A.

2.8 “Covered Employee” has the meaning set forth in Code Section 162(m)(3).

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

2.10 “Fair Market Value” means, as of any date, the closing sales price for a Share (a) on the New York Stock Exchange (or if no trading in Shares occurred on that date, on the last day on which Shares were traded) or (b) if the Shares are not listed for trading on the New York Stock Exchange, the value of a Share as determined in good faith by Committee; provided that for purposes of tax withholding and for purposes of a “net exercise” procedure for Options, the Committee may apply a different method for calculating Fair Market Value determined in good faith by the Committee for such purpose.

2.11 “Fiscal Year” means the 12-month period beginning on each February 1 and ending on the following January 31.

2.12 “Gross Misconduct” is conduct that the Committee determines is detrimental to the best interests of Walmart or any Affiliate. Examples of conduct detrimental to the best interests of Walmart or any Affiliate include, without limitation, violation of Walmart’s Statement of Ethics or other Walmart policy governing behavior while an Associate or applicable period thereafter, or theft, the commission of a felony or a crime involving moral turpitude, gross misconduct or similar serious offenses while an Associate.

2.13 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.14 “Nonqualified Option” means an Option not intended to be treated as an Incentive Stock Option.

2.15 “Notice of Plan Award” means the agreement or other document evidencing and governing any Plan Award.

2.16 “NYSE” means the New York Stock Exchange or any successor organization thereto.

2.17 “Option” means a stock option to acquire a certain number of the Subject Shares granted pursuant to the Plan.

2.18 “Parent/Subsidiary Corporation” means a “parent corporation” (within the meaning of Code Section 424(e)) or a “subsidiary corporation” (within the meaning of Code Section 424(f)) of Walmart, in each case determined as of the date of grant.

2.19 “Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of Walmart, of any Affiliate, or a division or unit thereof, or of an individual Recipient, or groups of Recipients, or of a store or groups of stores, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for Walmart or an Affiliate, or division thereof, or an individual, and different Performance Measures may be given different weights. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Plan Award shall become vested, be transferred, retained, or the value of which is to be paid as provided by the Plan and Notice of Plan Award, if the threshold goals or goals are not achieved. With respect to Recipients who are not Covered Employees, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The preceding sentence shall also apply to Covered Employees with respect to any Plan Awards not intended at the time of grant to be Qualified Performance Based Awards.

Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies, business units, divisions or individuals or a defined index. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in applicable accounting standards that may be required after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a corporate or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Shares; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of Walmart, a division, or an Affiliate shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to Walmart’s financial statements, notes to Walmart’s financial statements, and/or management’s discussion and analysis in the Walmart’s financial statements. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

2.20 “Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation and amortization (“EBITDA”); (b) gross or net revenue, or changes in annual revenues, same store sales, or comparable store sales; (c) cash flow(s) (including either operating or net cash flows or free cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, Share price or Share price appreciation; (f) earnings growth or growth in earnings per Share; (g) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or administrative expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per Share; (p) value of assets; (q) volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover or inventory controls; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Walmart-sponsored customer survey; (cc) employee diversity goals; (dd) employee turnover; (ee) specified objective social goals; (ff) safety record; or (gg) business integration.

Performance Measures may be applied on a pre-tax or post-tax basis, and based upon the performance of Walmart, of any Affiliate, of a division thereof, or other business unit, or of an individual Recipient. The Committee may, at time of grant, in the case of a Plan Award intended to be a Qualified Performance Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Plan Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.

2.21 “Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Committee with respect to a Plan Award are to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

2.22 “Performance Share” means the right to receive a Share or the value of a Share, as the case may be, upon attainment of specified Performance Goals.

2.23 “Plan” means this Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as amended from time to time.

2.24 “Plan Award” means an award or right granted under the Plan consisting of an Option, Restricted Stock, Restricted Stock Right, Stock Appreciation Right, Performance Share, or Stock. The terms and conditions applicable to a Plan Award shall be set forth in the applicable Notice of Plan Award.

2.25 “Qualified Performance Based Award” means a Plan Award to a Covered Employee or to an Associate that the Committee determines may be a Covered Employee at the time the Walmart or an Affiliate would be entitled to a deduction for such Plan Award, which is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m). For any Performance Period for which a Plan Award is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

2.26 “Recipient” means an Associate who has received a Plan Award.

2.27 “Restricted Stock” means Shares awarded to a Recipient pursuant to a Plan Award of Restricted Stock that are subject to a Restriction and all non-cash proceeds of those Shares that are subject to a Restriction.

2.28 “Restricted Stock Right” means a right awarded to an Associate that, subject to Section 8.2, may result in Associate’s ownership of Shares or the value of Shares, as the case may be, upon, but not before, the lapse of Restrictions related thereto.

2.29 “Restriction” means any restriction on a Recipient’s free enjoyment of the Shares or other rights underlying a Plan Award. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Plan Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.30 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

2.31 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.32 “Section 16 Person” means any individual who is required to file reports under Section 16 of the Exchange Act.

2.33 “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations adopted thereunder.

2.34 “Share” means a share of the Common Stock, $.10 par value per share, of Walmart.

2.35 “Stock Appreciation Right” means a right granted to a Recipient pursuant to the Stock Appreciation Rights feature of the Plan.

2.36 “Stock” means Shares awarded to a Recipient who is a non-management director.

2.37 “Subject Shares” means such term as defined in Section 3.1.

SHARES SUBJECT TO THE PLAN

3.1 Shares Subject to the Plan. Subject to Section 11.9, the sum of (a) 50,000,000 Shares plus (b) the number of remaining Shares under the 2005 Plan (not subject to outstanding Plan Awards and not delivered out of Shares reserved thereunder) as of the date of stockholder approval of the Plan (collectively, the “Subject Shares”) are reserved for delivery under the Plan. The Subject Shares may be authorized, but unissued Shares, treasury Shares held by Walmart or an Affiliate, or Shares acquired on the open market, including shares acquired on the open market by forwarding cash to an independent broker who will purchase Shares on behalf, and in the name of the Recipient. Shares reserved for delivery pursuant to a Plan Award or any rights thereto, whether under the 2005 Plan or the Plan, that expire, are forfeited or otherwise are no longer exercisable or that are reacquired by Walmart pursuant to the terms of the 2005 Plan, the Plan, or a Plan Award, may be the subject of a new Plan Award.

Notwithstanding the foregoing, (a) Shares already owned by a Recipient and used pay all or a portion of the exercise price of Shares subject to an Option, and (b) any other Shares reacquired by Walmart after such Shares have been issued (or, in the case of Open Market Shares, have been delivered), other than Restricted Stock that is forfeited or reacquired by Walmart without lapse of the Restrictions, shall not become Subject Shares to the extent such Shares are withheld, tendered, or reacquired by Walmart, or are otherwise no longer exercisable, after June 3, 2015.

ADMINISTRATION

4.1 Administration. The Committee will administer the Plan and will grant all Plan Awards; provided that solely for purposes of granting Plan Awards to Recipients who are non-management directors, “Committee” shall mean the full Board. The Plan and Plan Awards to Section 16 Persons shall be administered by the Committee in compliance with Rule 16b-3 adopted under the Exchange Act (“Rule 16b-3”).

4.2 Duties and Powers. The Committee shall have these duties and powers as to the Plan:

(a)	to establish rules, procedures, and forms governing the Plan;

(b)	to interpret and apply the provisions of the Plan and any Plan Award;

(c)	to recommend amendments of the Plan to the Board;

(d)	to determine those Associates who will be Recipients and what Plan Awards will be made to them;

(e)	to set the terms and conditions of any Plan Award and to determine and certify whether, and the extent to which, any such terms and conditions have been satisfied;

(f)	to determine the Fair Market Value of the Shares for any purpose;

(g)	to amend the terms of any Plan Award without the consent of the Recipient or any other person or to waive any conditions or obligations of a Recipient under or with respect to any Plan Award;

(h)	to make such adjustments or modifications to Plan Awards to Recipients who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for Associates outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions to the extent permitted under local law;

(i)	to correct any defect or supply any omission; and

(j)	take any other action it deems necessary or advisable.

Notwithstanding the authority of the Committee under this Section 4.2 and notwithstanding any other discretionary power granted to the Committee under the Plan, except in connection with any corporate transaction involving Walmart, the terms of outstanding Plan Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Plan Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the prior approval of Walmart stockholders.

4.3 Delegation. Except for the administration of Qualified Performance Based Awards and matters under the Plan affected by Section 16 of the Exchange Act and the rules adopted thereunder, the Committee may delegate ministerial duties under the Plan to one or more administrators, who may be Associates of Walmart, and may delegate non-ministerial duties to an officer of Walmart; provided that the delegate of non-ministerial duties (a) shall not be authorized to make Plan Awards to himself or herself, and (b) in any Fiscal Year shall not make Plan Awards in excess of 100,000 Shares in the aggregate or 1,000 Shares to any one Recipient.

4.4 Determinations Binding. All actions taken or determinations made by the Committee, in good faith, with respect to the Plan, a Plan Award or any Notice of Plan Award shall not be subject to review by anyone, but shall be final, binding and conclusive upon all persons interested in the Plan or any Plan Award.

PARTICIPATION

5.1 All Associates whom the Committee determines have the potential to contribute significantly to the success of Walmart or an Affiliate, are eligible to participate in the Plan, except that non-management directors may not receive Incentive Stock Options. An Associate may be granted one or more Plan Awards, unless prohibited by applicable law and subject to the limitations under Code Section 422 with respect to Incentive Stock Options. For any Performance Period for which Plan Awards are intended to be Qualified Performance Based Awards, the Committee shall designate the Associates eligible to be granted Plan Awards no later than the 90th day of the Fiscal Year (or in the case of a Performance Period other than a Fiscal year, after not later than the date 25% of the Performance Period has elapsed).

STOCK OPTIONS

6.1 Term of Options. Walmart may grant Options covering Subject Shares to Associates. The term of each Option shall be the term stated in the Notice of Plan Award; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than 10 years from the date of grant unless the Incentive Stock Option is granted to a Recipient who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of Walmart or any Parent/Subsidiary Corporation, in which case the term may not exceed 5 years from the date of grant.

Each Option shall be a Nonqualified Option unless designated otherwise in the Notice of Plan Award. Notwithstanding the designation of an Option, if the aggregate Fair Market Value of Shares subject to Incentive Stock Options that are exercisable for the first time by a Recipient during a calendar year exceeds $100,000 (whether due to the terms of the Plan Award, acceleration of exercisability, miscalculation or error), the excess Options shall be treated as Nonqualified Options.

6.2 Option Exercise Price and Consideration. The per Share exercise price of an Option shall be determined by the Committee in its discretion, except that the per Share exercise price for an Incentive Stock Option shall be 100% of the Fair Market Value of a Share on the date of grant except that, with respect to an Incentive Stock Option granted to an Associate who owns stock representing more than 10% of the voting power of all classes of stock of Walmart or any Parent/Subsidiary Corporation at the time of the grant, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The type of consideration in which the exercise price of an Option is to be paid shall be determined by the Committee in its discretion, and, in the case of an Incentive Stock Option, shall be determined at the time of grant.

6.3 Exercise of Options. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to Walmart in accordance with the Option’s terms and Walmart receives full payment for the Shares as to which the Option is exercised or other provision for such payment is made in accordance with rules and procedures established by the Committee from time to time. Except with respect to Incentive Stock Options, such rules and procedures may include procedures for a “net-share settlement” method of exercise, under which, subject to the method requirements in the rules and procedures, the Recipient provides an irrevocable notice of exercise of the Option and Walmart retains a number of Shares sufficient to cover the exercise price and the minimum required withholding, and delivers the net number of Shares to the Recipient. In addition, if determined by the Committee in its discretion, which may be applied differently among Associates or Plan Awards, an Option will be deemed exercised by the Recipient (or in the event of the death of the Recipient then by the person authorized to exercise the Recipient’s Option under Section 11.6) on the expiration date of the Option using a net share settlement method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the per Share exercise price of the Option is below the Fair Market Value of a Share on such expiration date.

6.4 Termination of Employment. If a Recipient’s Continuous Status as an Associate is terminated for any reason other than Cause, the Recipient may exercise Options that are not subject to Restrictions as of the termination date to the extent set out in Recipient’s Notice of Plan Award. Incentive Stock Options may be exercised only within 60 days (or other period of time determined by the Committee at the time of grant of the Option and not exceeding 3 months) after the date of the termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), and only to the extent that Recipient was entitled to exercise the Incentive Stock Option at the date of that termination. To the extent the Recipient is not entitled to or does not exercise an Option at the date of that termination or within the time specified herein or in the Notice of Plan Award, the Option shall terminate. In addition, the Recipient’s right to exercise Options will be tolled pending any period initiated by the Committee to determine the existence of Cause with respect to the Recipient regardless of whether the commencement of such period is prior to, coincident with, or subsequent to the termination of the Recipient’s Continuous Status as an Associate. If the Committee determines there is no Cause, then the tolling period will end and the Recipient’s right to exercise Options will be reinstated; provided, however, in no event will the exercise date of an Option be later than the earlier of (a) 90 days following the termination of the Recipient’s Continuous Status as an Associate plus the tolling period, or (b) the expiration date of the Option as set forth in the Notice of Plan Award. Notwithstanding any provision in the Plan to the contrary, a Recipient’s Continuous Status as an Associate is not terminated for purposes of the Recipient’s Options if immediately upon the termination of the Recipient’s employment relationship with Walmart or an Affiliate the Recipient becomes a non-management director of Walmart.

6.5 Administrative Suspension from Employment. During a period for which the Recipient is subject to administrative suspension from employment, the Recipient’s right to exercise Options will be suspended. If upon the conclusion of the administrative suspension the Recipient returns to employment, then the Recipient’s right to exercise Options will be reinstated subject to Restrictions set forth in the Notice of Plan Award; provided, however, in no event will the exercise date of an Option be later than the expiration date of the term of that Option as set forth in the Notice of Plan Award.

6.6 Disability of Recipient. Notwithstanding the provisions of Section 6.4, in the case of a Recipient’s Incentive Stock Option, if the Recipient’s Continuous Status as an Associate is terminated as a result of his or her total and permanent disability (as defined in Code Section 22(e)(3)), the Recipient may, but only within 12 months from the date of that termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of that termination. To the extent the Recipient is not entitled to exercise an Incentive Stock Option at the date of termination, or if Recipient does not exercise that Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate.

6.7 Non-transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except by testamentary devise or by the laws of descent or distribution or, in those circumstances expressly permitted by the Committee, to a Permitted Transferree. For this purpose, a “Permitted Transferree” means any member of the Immediate Family of the Recipient, any trust of which all of the primary beneficiaries are the Recipient or members of his or her Immediate Family or any partnership of which all of the partners or members are the Recipient or members of his or her Immediate Family. The “Immediate Family” of a Recipient means the Recipient’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, or the spouse of any of the foregoing individuals.

6.8 Withholding. The Committee may withhold, or provide for the payment of, any amounts necessary to collect any withholding taxes upon any taxable event relating to an Option in accordance with Section 11.10 except to the extent otherwise provided under Section 6.3.

STOCK AND RESTRICTED STOCK

7.1 Grant of Stock. Walmart may grant Stock without Restrictions or payment to non-management directors as the full Board may determine in its sole discretion.

7.2 Grant of Restricted Stock. Walmart may grant Restricted Stock to those Associates the Committee may select in its sole discretion. Each Plan Award of Restricted Stock shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and any other terms and conditions as the Committee may determine in its discretion.

7.3 Dividends; Voting. While any Restriction applies to any Recipient’s Restricted Stock, (a) unless the Committee provides otherwise, the Recipient shall receive the dividends paid on the Restricted Stock and shall not be required to return those dividends to Walmart in the event of the forfeiture of the Restricted Stock, (b) the Recipient shall have the right to, subject to all Restrictions then existing as to the Recipient’s Restricted Stock, receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of Walmart, which proceeds shall automatically and without need for any other action become Restricted Stock and be delivered as provided in Section 7.4, and (c) the Recipient shall be entitled to vote the Restricted Stock during the Restriction period.

7.4 Delivery of Shares. Subject to any deferral election under Section 7.8, a Share will be delivered to the Recipient upon, or as soon as practicable after, the lapse of the Restrictions on a Share of Restricted Stock. Stock awarded under Section 7.1 shall be delivered immediately upon issuance of any such Plan Award. During the period of Restriction applicable to Restricted Stock, the Recipient shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber the Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by Walmart, except as required by any law, neither any Shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

7.5 Forfeiture. Unless expressly provided for in the Plan Award, any Restricted Stock held by the Recipient at the time the Recipient ceases to be an Associate for any reason shall be forfeited by the Recipient to Walmart and automatically re-conveyed to Walmart.

7.6 Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to Stock, Restricted Stock, or Shares.

7.7 Evidence of Share Ownership. The Restricted Stock will be book-entry Shares held for the benefit of the Recipient with stop transfer instructions on Walmart’s stop transfer records until the Restrictions lapse, at which time Walmart will remove stop transfer instructions from the Shares on its stock transfer records.

7.8 Deferral of Restricted Stock. At the time of grant of Stock or Restricted Stock (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A) the Committee may permit a Recipient of Stock or a Restricted Stock Award to defer his or her Stock or Restricted Stock in accordance with rules and procedures established by the Committee. Alternatively, the Committee may, in its discretion and at the times provided above, permit an individual who would have been a Recipient of a Plan Award of Stock or Restricted Stock, to elect instead to receive an equivalent Plan Award of Restricted Stock Rights and may permit the Recipient to elect to defer receipt of Shares under the Restricted Stock Rights in accordance with Section 8.7.

RESTRICTED STOCK RIGHTS

8.1 Grant of Restricted Stock Rights. Walmart may grant Restricted Stock Rights to those Associates as the Committee may select in its sole discretion. Each Plan Award of Restricted Stock Rights shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Notice of Plan Award, as the Committee may determine in its discretion. The Restrictions imposed shall take into account potential tax treatment under Code Section 409A.

8.2 Issuance of Restricted Stock Rights. Until the Restricted Stock Right is released from Restrictions and any Shares subject to that right are delivered to the Associate, the Associate shall not have any beneficial ownership in any Shares subject to the Restricted Stock Right, nor shall the Associate have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Right or any interest therein. Except as required by any law, no Restricted Stock Right nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Associate, whether as the direct or indirect result of any action of the Associate or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

8.3 Payments to Recipients. Upon the lapse of the Restrictions, the Recipient of Restricted Stock Rights shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Plan Award that are no longer subject to Restrictions, (b) in cash in an amount equal to the Fair Market Value on the date the Plan Award is settled of the number of Shares subject to the Plan Award that are no longer subject to Restrictions, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. Where in the judgment of the Committee, it is in the interests of Walmart to do so, a grant of Restricted Stock Rights may provide that Walmart purchase Shares on the open market on behalf of an Associate in accordance with Section 11.1 (“Open Market Shares”).

8.4 Forfeiture. Restricted Stock Rights and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of an Associate to such Restricted Stock Rights and the Shares thereunder will terminate if the applicable Restrictions are not satisfied.

8.5 Limitation of Rights. A Recipient of Restricted Stock Rights is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. The Committee may, however, provide in the Notice of Plan Award that the Recipient shall be entitled to receive dividend equivalent payments on Restricted Stock Rights, on such terms and conditions as the Notice of Plan Award shall specify.

8.6 Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to the Restricted Stock Right.

8.7 Deferral of Restricted Stock Rights. At the time of grant of Restricted Stock Rights (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A) the Committee may permit the Recipient to elect to defer receipt of the Shares or cash to be delivered upon lapse of the Restrictions applicable to the Restricted Stock Rights in accordance with rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.

STOCK APPRECIATION RIGHTS

9.1 Grant. Walmart may grant Stock Appreciation Rights to those Associates as the Committee selects in its sole discretion, on any terms and conditions the Committee deems desirable. A Recipient granted a Stock Appreciation Right will be entitled to receive payment as set forth in the Plan Award in an amount equal to (a) the excess of the Fair Market Value of a Share on the date on which the Recipient properly exercises Stock Appreciation Rights that are no longer subject to Restrictions over the Fair Market Value of a Share on the date of grant of the Recipient’s Stock Appreciation Rights, (b) a predetermined amount that is less than that excess, or (c) with respect to Recipients who are exempt from U.S. taxation and who are expected to remain exempt from U.S. taxation until the Plan Award is settled, any other amount as may be set by the Committee, multiplied by the number of Stock Appreciation Rights as to which the Recipient exercises the Stock Appreciation Right. The Committee may provide that payment with respect to an exercised Stock Appreciation Right may occur on a date which is different than the exercise date, and may provide for additional payment in recognition of the time value of money and any delay between the exercise date and the payment date.

9.2 Award Vesting and Forfeiture. The Committee shall establish the Restrictions, if any, applicable to Stock Appreciation Rights. Stock Appreciation Rights and the entitlement to Shares thereunder will be forfeited and all rights of an Associate to such Stock Appreciation Rights and the Shares thereunder will terminate if any applicable Restrictions in the Plan or Notice of Plan Award are not satisfied.

9.3 Beneficial Ownership. The Recipient of any Stock Appreciation Rights shall not have any beneficial ownership in any Shares subject to such Plan Awards until Shares are delivered in satisfaction of the Plan Award nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Stock Appreciation Rights or any interest therein. Except as required by any law, neither the Stock Appreciation Rights nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

9.4 Election to Receive Payments. A Recipient of a Stock Appreciation Right may elect to receive a payment to which the Recipient is entitled under the Plan Award by giving notice of such election to the Committee in accordance with the rules established by the Committee.

9.5 Payments to Recipients. Subject to the terms and conditions of the Notice of Plan Award granting the Stock Appreciation Rights, a payment to a Recipient with respect to Stock Appreciation Rights may be made (a) in cash, (b) in Shares having an aggregate Fair Market Value on the date on which the Stock Appreciation Rights are settled equal to the amount of the payment to be made under the Plan Award, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. The Committee shall not make any payment in Shares if such payment would result in any adverse tax or other legal effect as to this Plan or Walmart.

9.6 Limitation of Rights. A Recipient of Stock Appreciation Rights is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan.

9.7 Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to the Stock Appreciation Rights.

9.8 Deferral of Stock Appreciation Rights. At the time of grant of a Plan Award of Stock Appreciation Rights the Committee may permit a Recipient who is exempt from U.S. taxation and who is expected to remain exempt from U.S. taxation until the Plan Award is settled to elect to defer the Shares or cash to be delivered in settlement of a Stock Appreciation Right in accordance with rules and procedures established by the Committee.

PERFORMANCE SHARES

10.1 Grant. Walmart may grant Performance Shares to such Associates as it may select in its sole discretion, on any terms and conditions the Committee deems desirable. Each Plan Award of Performance Shares shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and Notice of Plan Award.

10.2 Performance Goals. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

10.3 Beneficial Ownership. The Recipient of any Plan Award of Performance Shares shall not have any beneficial ownership in any Shares subject to such Plan Awards until Shares are delivered in satisfaction of the Plan Award nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Plan Award of Performance Shares or any interest therein. Except as required by any law, neither the Performance Shares nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

10.4 Determination of Achievement of Performance Goals. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

10.5 Payment of Performance Shares. After the applicable Performance Period has ended, the Recipient of a Plan Award of Performance Shares shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Plan Award of Performance Shares. The Committee may, in its sole discretion, reduce, eliminate or increase any amount or Shares under a Plan Award of Performance Shares for any individual or group, except that such amount or Shares intended to be a Qualified Performance Based Award may not be increased above the amount provided in the Notice of Plan Award. Unless deferred in accordance with Section 10.9, Performance Shares shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period.

The Committee shall have the discretion and authority to make adjustments to any Plan Award of Performance Shares in circumstances where, during the Performance Period: (a) a Recipient leaves Wal-Mart or an Affiliate and is subsequently rehired; (b) a Recipient transfers between positions with different incentive percentages or Performance Goals; (c) a Recipient transfers to a position not eligible to participate in the Plan; (d) a Recipient becomes eligible, or ceases to be eligible, for an incentive from another incentive plan maintained by Wal-Mart or an Affiliate; (e) a Recipient is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the Plan; provided however, that the Committee shall not be authorized to increase the amount of the Plan Award of Performance Shares payable to a Covered Employee that would otherwise be payable if the amount was intended to be Qualified Performance Based Award.

10.6 Payments to Recipients. Subject to the terms and conditions of the Notice of Plan Award, payment to a Recipient with respect to a Plan Award of Performance Shares may be made (a) in Shares, (b) in cash or by check equal to the Shares’ Fair Market Value on the date the Performance Shares are settled, or (c) any combination of cash and Shares, as the Committee shall determine at any time in its sole discretion.

10.7 Limitation of Rights. A Recipient of a Plan Award of Performance Shares is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. No dividend equivalents will be paid with respect to Performance Shares.

10.8 Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Shares.

10.9 Deferral of Shares or Payout. At the time of grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Recipient to elect to defer delivery of Shares (or payment of cash) with respect to the Plan Award in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

MISCELLANEOUS

11.1 Issuance of Stock Certificates; Book-Entry; or Purchase of Stock.

(a)	If a Recipient has the right to the delivery of any Shares pursuant to any Plan Award, Walmart shall issue or cause to be issued a stock certificate or a book-entry crediting Shares to the Recipient’s account promptly upon the exercise of the Plan Award or the right arising under the Plan Award.

(b)	A Recipient’s right to Open Market Shares pursuant to a Plan Award of Restricted Stock Rights, shall not be satisfied by Walmart’s delivery of Shares but rather Walmart shall purchase the Shares on the open market on behalf of the Associate by forwarding cash to an independent broker who will in turn purchase the Shares on the open market on behalf, and in the name, of the Associate.

11.2 Compliance with Code Section 162(m).

(a)	To the extent awards to Covered Employees are intended to be Qualified Performance Based Awards, the material terms of the Performance Goals under which awards are paid (and any material changes in material terms) shall be disclosed to and approved by Walmart’s stockholders in a separate vote. Material terms include the eligible Associates specified in Section 5.1, the Performance Measures pursuant to which the Performance Goals are set, and the maximum amount of compensation that could be paid to any Covered Employee or the formula used to calculate the amount of compensation to be paid to the Covered Employee if the Performance Goal is attained.

(b)	Performance Measures must be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Measures. If applicable laws change to permit Committee discretion to alter the governing Performance Measures without conditioning deductibility on obtaining stockholder approval (or reapproval) of any changes, the Committee shall have sole discretion to make changes without obtaining stockholder approval or reapproval.

(c)	Whenever the Committee determines that it is advisable to grant or pay awards that do not qualify as Qualified Performance Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).

(d)	The Committee may, but shall not be required to, establish rules and procedures providing for the automatic deferral of Shares or other Plan payouts of Recipients who are Covered Employees as necessary to avoid a loss of deduction under Code Section 162(m)(1).

(e)	No Recipient may be granted a Plan Award denominated in Shares with respect to a number of Shares in any one Fiscal Year which when added to the Shares subject to any other Plan Award denominated in Shares granted to such Recipient in the same Fiscal Year would exceed 2,000,000 Shares; provided, however, that if the Performance Period applicable to a Plan Award exceeds twelve months, the 2,000,000 Share limit shall apply to each 12-month period in the Performance Period. If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Recipient in any Fiscal Year. The Share limit shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 11.9.

11.3 Termination of Employment or Interruption or Termination of Continuous Status as an Associate. Except as otherwise expressly set forth in the Plan, the Committee shall determine the effect of the termination of a Recipient’s employment, or a Recipient’s disability or death, or any other interruption or termination of Continuous Status as an Associate, on the lapse of any Restrictions contained in a Plan Award made to the Recipient. During a period for which the Recipient is subject to administrative suspension, a Recipient’s right to exercise or receive payment for any rights under any Plan Award or the vesting of any rights under any Plan Award shall be suspended to the extent permitted under local law.

11.4 Forfeiture for Cause. Notwithstanding anything to the contrary contained in the Plan, any Recipient upon a finding of “Cause” by the Committee shall forfeit all Plan Awards (and rights thereunder) granted under the Plan, whether or not vested or otherwise exercisable.

11.5 Repayment Obligation. Notwithstanding anything to the contrary contained in the Plan, in the event the Committee or its delegate (which expressly may include any officer of Walmart or a non-Associate third party (such as counsel to Walmart)) determines that a Recipient who is a current or former non-management director of Walmart or a current or former named executive officer for purposes of Walmart’s proxy statement has engaged in Gross Misconduct, then the Recipient shall forfeit all Plan Awards then outstanding, and the Recipient shall repay to Walmart any payments received from Walmart with respect to any Plan Awards subsequent to the date which is twenty-four (24) months prior to the date of the behavior serving as the basis for the finding of Gross Misconduct. Any amount to be repaid by a Recipient pursuant to this Section 11.5 shall be held by the Recipient in constructive trust for the benefit of Walmart and shall be paid by the Recipient to Walmart with interest at the prime rate (as published in The Wall Street Journal) as of the date the Committee or its delegate determines the Director engaged in Gross Misconduct. The amount to be repaid pursuant to this Section 11.5 shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of payment to the Recipient, and without regard to any subsequent change in the fair market value of a Share.

11.6 Death of Recipient. To the extent permitted in the Notice of Plan Award or under Committee rules and procedures, a Recipient may name a beneficiary or beneficiaries to whom the Recipient’s Plan Award may be paid, or who is authorized to exercise the Recipient’s Plan Award, in the event of the death of the Recipient, subject to Committee rules and procedures. If no such beneficiary is effectively named by the Recipient for any reason, then except to the extent otherwise provided in the Notice of Plan Award or Committee rules and procedures, if the Recipient dies, the Recipient’s Award may be paid to the Recipient’s estate or may be exercised, in accordance with its terms or as allowed by law, by the Recipient’s estate or by bequest or inheritance. Unless otherwise provided in Notice of Plan Award, (a) Awards may be exercised after death only to the extent the Recipient was otherwise entitled to exercise the Award at the date of the Recipient’s death and only if exercised within 12 months after the Recipient’s death, and (b) to the extent an Award was unvested at the date of death, the Award shall terminate.

11.7 Limitations on Liability and Award Obligations. Receiving a Plan Award or being the owner of any Option, Restricted Stock, Restricted Stock Rights, Stock Appreciation Right, or Performance Share shall not:

(a)	give a Recipient any rights except as expressly set forth in the Plan or in the Plan Award and except as a stockholder of Walmart as set forth herein as to the Restricted Stock only;

(b)	as to Shares deliverable on the exercise of Options, Stock Appreciation Rights or Performance Shares payable in Shares, until the delivery (as evidenced by the appropriate entry on the books of Walmart of a duly authorized transfer agent of Walmart) of the Shares issued upon settlement of an Option, Stock Appreciation Right, or Performance Share give the Recipient the right to vote, or receive dividends on, the Shares to be delivered upon settlement or any other rights as a stockholder with respect to the Shares underlying such Plan Awards, notwithstanding the exercise of the Option, Stock Appreciation Right, or Performance Share;

(c)	be considered a contract of employment or give the Recipient any right to continued employment, or to hold any position, with Walmart or any Affiliate;

(d)	create any fiduciary or other obligation of Walmart or any Affiliate to take any action or provide to the Recipient any assistance or dedicate or permit the use of any assets of Walmart or any Affiliate that would permit the Recipient to be able to attain any performance criteria stated in the Recipient’s Plan Award;

(e)	create any trust, fiduciary or other duty or obligation of Walmart or any Affiliate to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products;

(f)	create any obligation of Walmart or any Affiliate that shall be greater than the obligations of Walmart or that Affiliate to any general unsecured creditor of Walmart or the Affiliate; or

(g)	give a Recipient any right to receive any additional Plan Award of any type.

If Walmart or an Affiliate terminates a Recipient’s employment with Walmart or the Affiliate, the potential value of any Plan Award that must be returned to Walmart will not be an element of any damages that the Recipient may have for any termination of employment or other relationship in violation of any contractual or other rights the Recipient may have.

11.8 No Liability of Committee Members. Walmart shall indemnify and hold harmless each member of the Committee and each other officer and director of Walmart or any Affiliate that has any duty or power relating to the administration of the Plan against any liability, obligation, cost or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Plan Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Walmart. Indemnification of associates and agents shall be determined pursuant to the requirements of Article VI of Walmart’s Amended and Restated Bylaws.

11.9 Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the Walmart stockholders, the number and type of Shares (or other securities or property) covered by each Plan Award, and the number and type of Shares (or other securities or property) which have been authorized for delivery under the Plan but as to which no Plan Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Plan Award, the price per Share covered by any outstanding Plan Award that includes in its terms a price per Share, and the number of Shares with respect to which Plan Awards may be granted to an individual shall be proportionately adjusted to reflect an extraordinary dividend or other distribution (whether in the form of cash, Shares or other securities or property), stock split, reverse stock split, merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, split-up, spin-off, combination or reclassification of the Shares, or any other increase or decrease in the number of outstanding Shares effected without receipt of consideration by Walmart, issuance or warrants or other rights to purchase Shares or other securities of Walmart or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. That adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive as to every person interested under this plan. Except as expressly provided herein, no issuance by Walmart of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Plan Award.

11.10 Tax Withholding. Whenever taxes are to be withheld in connection with the grant, vesting, lapse of restrictions, exercise or settlement of a Plan Award or for any other reason in connection with a Plan Award (the date on which such withholding obligation arises being hereinafter referred to as the “Tax Date”), the Committee may decide, in its sole discretion, to provide for the payment for the withholding of federal, state and local taxes (including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods and may (but need not) permit the Recipient to elect the method or methods: (a) payment in cash of the amount to be withheld, (b) requesting Walmart to withhold from Shares that would otherwise be delivered in settlement of a Plan Award payable in Shares (or upon the lapse of Restrictions on a Plan Award) a number of Shares having a Fair Market Value on the Tax Date no greater than the amount to be withheld, (c) transfer of unencumbered Shares owned by the Recipient in circumstances permitted by the Committee valued at their Fair Market Value on the Tax Date, (d) withholding from any cash compensation otherwise due to the Recipient; or (e) such other method as authorized by the Committee in its discretion. The Committee may set limits on the amount of withholding to be satisfied through withholding of Shares, e.g., the Committee may require that only the minimum withholding be satisfied in Shares, and may prohibit withholding from Open Market Shares or using a particular method if necessary or advisable in a particular country. Any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Recipient.

11.11 Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time without the approval of the Recipients or any other person, except to the extent any action of that type is required to be approved by the stockholders of Walmart under applicable law, listing standards, or in connection with any outstanding Qualified Performance Based Awards.

11.12 Compliance with Law. The making of any Plan Award or delivery of any Shares is subject to compliance by Walmart with all applicable laws as determined by Walmart’s legal counsel. Walmart need not issue or transfer any Plan Award or Shares pursuant to the Plan unless Walmart’s legal counsel has approved all legal matters in connection with the delivery of any Plan Award or Shares.

11.13 No Representation or Warranty regarding Tax Treatment. Notwithstanding any language contained in the Plan or any Plan Award, Walmart does not represent or warrant that any particular tax treatment will be achieved.

11.14 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

11.15 Superseding Existing Plans, Effective Date, and Transition. The Plan, as set forth herein, was approved by the Board on March 4, 2010, to be effective June 4, 2010, subject to the approval of a majority of the outstanding Shares at Walmart’s 2010 Annual Shareholder’s Meeting. The 1998 Plan was initially approved by the Board on, and was effective as of, March 5, 1998, and was subsequently approved by the holders of a majority of the outstanding Shares at Walmart’s 1998 Annual Shareholder’s Meeting, with 80,000,000 Shares made available for delivery in settlement of Plan Awards, of which up to 16,000,000 Shares were made available for grant as Restricted Stock. The 2005 Plan was initially approved by the Board on March 3, 2005, and was effective January 1, 2005, and was subsequently approved by the holders of a majority of the outstanding Shares at Walmart’s 2005 Annual Shareholder’s Meeting. Shares made available for delivery in settlement of Plan Awards shall also be available for delivery in settlement of amounts payable under the provisions of the Wal-Mart Stores, Inc. Director Compensation Deferral Plan.

11.16 Funding. To the extent the Plan is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), it is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of ERISA. It is intended that the Plan be “unfunded” for federal tax purposes and for purposes of Title I of ERISA.

11.17 Code Section 409A. Plan Awards are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and the Plan and Plan Awards shall be interpreted accordingly; provided that to the extent any Plan Award or payment under the Plan or under any Plan Award constitutes “nonqualified deferred compensation”, then the Plan and the Plan Award are intended to comply with Code Section 409A and shall be interpreted accordingly.

APPENDIX B

THE RULES OF THE

ASDA SHARESAVE

PLAN 2000

(incorporating amendments approved by

the Board on 29 November 2009 and

approved by the Inland Revenue under

Schedule 3 to ITEPA)

Amendment to overall limit

approved with effect from

4 June 2010.

RULES OF THE ASDA

SHARESAVE PLAN 2000

1.	Definitions

1.1	In these Rules the following words and expressions shall have the meaning specified against them unless the context requires otherwise

“Acquiring Company”	means a company which obtains control of Wal-Mart in the circumstances set out in Rule 8,

“Adoption Date”	means the date of adoption of the Sharesave Plan by the Company at a board meeting,

“Announcement Date”	means any date on which the quarterly announcement of Wal-Mart’s results is made,

“Any Other Share Scheme”	means any scheme (other than the Sharesave Plan) established to enable employees of the Group to acquire shares in Wal-Mart,

“Appropriate Authority”	means such body or bodies as are approved by the Board for the provision of SAYE Contracts under the Sharesave Plan,

“Associated Company”	means any company which, in relation to the Company, is an associated company as that term is defined in paragraph 47 of Schedule 3,

“Auditors”	means the auditors for the time being of the Company or if there are joint auditors, such one as the Board shall select (in each case acting as experts and not as arbitrators),

“Board”	means the Board of Directors for the time being of the Company present at a duly convened meeting of the Directors, or an appropriate committee thereof, at which a quorum is present,

“Bonus Date”	means, in relation to any repayment under an SAYE Contract, the date on which the Three Year Bonus or the Five Year Bonus (as the case may be) is payable and the “relevant Bonus Date” shall be construed accordingly,

“Business Day”	means a day on which the New York Stock Exchange is open for business,

“Company”	means ASDA Group Limited (Number 1396513),

“Control”	has the meaning set out in section 840 of the Taxes Act,

“Date of Grant”	means, in relation to the commencement of any SAYE Contract, the date (specified pursuant to Rule 5.1) on which an Option is granted to an Eligible Employee,

“Director”	means a Director of any member of the Group,

“Eligible Employee”

means any Employee of a Participating Company who at the Date of Grant

(a)    (i) is chargeable to tax in respect of his office or employment under sections 15 or 21 of ITEPA; and

(ii)  has been an Employee for a continuous period of at least six months or such longer period not exceeding five years as the Board may specify ending on or before the Date of Grant, or

(b)    is any other Employee of a Participating Company who is nominated by the Board in its discretion to participate in the Sharesave Plan,

and in both cases participation in the Sharesave Plan shall not be permitted by any Employee who is excluded from participation by paragraphs 10 or 11 of Schedule 3,

“Employee”	means an employee (including a full-time Director holding salaried employment or office who normally devotes to his duties 25 hours or more a week) of any member of the Group,

“Equity Share Capital”	has the meaning set out in section 744 of the Companies Act 1985,

“Exercise Notice”	means the notice by which an Option is exercised in accordance with Rule 10.1,

“Five Year Bonus”	means, in relation to an SAYE Contract, the bonus payable on the fifth anniversary of the starting date of the SAYE Contract (subject to any postponement in accordance with the provisions of the SAYE Contract),

“Group”	means the Company and its Subsidiaries for the time being or, where the context so requires, any one or more of them,

“Inland Revenue”	means the Board of Inland Revenue,

“Issue or Reorganisation”	means, in relation to Wal-Mart, the issue of shares by way of capitalisation of profits or reserves or by way of rights issue, sub-division, consolidation of shares or reduction of share capital,

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003;

“Key Feature”	means a provision of this Sharesave Plan which is necessary to meet the requirements of Schedule 3 to ITEPA as defined in paragraph 42 (2B) of ITEPA

“Market Value”	has the meaning set out in Part VIII of the Taxation of Chargeable Gains Act 1992,

“Maximum Monthly Savings Contribution	means the maximum permitted aggregate monthly savings contribution, as specified in paragraph 25 of Schedule 3 of ITEPA (currently £250 a month, or such other maximum amount specified from time to time in paragraph 25 of Schedule 3) or, if less, such sum (being a multiple of £1 and not less than £5) as the Board decides shall apply to every Eligible Employee in respect of any SAYE Contract entered into pursuant to an Offer,

“Minimum Monthly Savings Contribution”	means the minimum permitted monthly savings contribution, as specified in paragraph 25 of Schedule 3 of ITEPA (currently £5 a month, or such other minimum amount specified from time to time in paragraph 25 of Schedule 3), or such other sum as the Board decides in accordance with that paragraph in respect of any SAYE Contract entered into pursuant to an Offer,

“Model Code”	means the Model Code for Securities Transactions by Directors of Listed Companies,

“New Company”	means a company being either the Acquiring Company or some other company falling within paragraphs 18(b) or (c) of Schedule 3 of ITEPA,

“New Option”	means an option granted over New Shares under Rule 9,

“New Shares”	means shares in the New Company in respect of which New Options are granted by the New Company under Rule 9 and which comply with paragraphs 18 to 22 (inclusive) of Schedule 3 of ITEPA,

“New York Stock Exchange”	means the New York Stock Exchange Inc.,

“Offer”	means an invitation to apply for an Option,

“Offer Date”	means the date on which an Offer is made to an Eligible Employee in accordance with Rule 2.1,

“Offer Period”	means the period commencing on the 5th day and ending on the 28th day after an Announcement Date or such period in the event of exceptional circumstances as the Board may determine,

“Old Option”	means an Option released in exchange for a New Option under Rule 9,

“Option”	means a right to acquire (by purchase or subscription) Shares granted to an Eligible Employee in pursuance of the Sharesave Plan and for the time being subsisting or, where the context so requires, a right so to be granted,

“Option Holder”	means a person holding an Option,

“Option Period”	means the period of 6 months after the relevant Bonus Date,

“Option Price”

means, in relation to an Option, a price per Share determined by the Board being not less than the higher of -

(i)   the par value of a Share, and

(ii)  the average closing sales price for a Share on the New York Stock Exchange as published in the Wall Street Journal, for the 3 dealing days immediately preceding the Business Day before the Offer Date, or, if the Board so determines, a price no lower than 80 per cent of the average closing sales price,

“Participating Company”	means any member of the Group nominated by the Board to participate in the Sharesave Plan in accordance with Rule 2.7,

“person”	means, for the purposes of Rule 8, any person together with any person connected with him (as defined in section 839 of the Taxes Act) and any person acting in connection with him (which expression has the meaning set out in the City Code on Takeovers and Mergers as in force and applicable at the relevant time), and a company shall be deemed to be acting in concert with any persons who, together with their connected persons, own or control more than 20 per cent of the issued Equity Share Capital of that company,

“Receipt Date”	means the date on which an Exercise Notice for an Option is received under Rule 10.3,

“Redundancy”	has the meaning set out in the Employment Rights Act 1996,

“Release Date”	means the date upon which an Old Option is released under Rule 9.1,

“Retirement”	means reaching the Specified Age or reaching any other age at which the relevant Option Holder is bound to retire in accordance with the terms of his contract of employment,

“SAYE Contract”	means a contract under the SAYE Scheme established by these Rules,

“SAYE Scheme”	means a certified contractual savings related share option scheme within the meaning of section 326 of the Taxes Act which has been approved by the Inland Revenue for the purposes of Schedule 3 of ITEPA,

“Schedule 3”	means Schedule 3 to ITEPA;

“Shares”	means fully paid shares of $0.10 par value in the common stock of Wal-Mart for the time being which comply with paragraph 18 to 22 (inclusive) of Schedule 3,

“Sharesave Plan”	means the ASDA Sharesave Plan 2000 established by these Rules in its present form or as from time to time amended in accordance with these Rules,

“Specified Age”	means the age of 60 years,

“Starting Date”	means, in relation to an SAYE Contract, the date on which the first monthly savings contribution is received by the Appropriate Authority,

“Subsidiary”	means any company which is for the time being under the Control of the Company and which is also a Subsidiary of the Company within the meaning of section 736 of the Companies Act 1985, and

“Taxes Act”	means the Income and Corporation Taxes Act 1988,

“Three Year Bonus”	means, in relation to an SAYE Contract, the bonus payable on the third anniversary of the starting date of the SAYE Contract (subject to any postponement in accordance with the provisions of the SAYE Contract),

“Wal-Mart”	means Wal-Mart Stores Inc., registered in Delaware, USA

1.2	References to any statute or statutory provision (including the Taxes Act and ITEPA) shall include any subordinate legislation made under it, any provision which it has superseded or re-enacted (whether with or without modification), any provision superseding or re-enacting it (whether with or without modification).

1.3	Unless the context requires otherwise, references to the singular only shall include the plural and vice versa, references to the masculine gender shall include the feminine and vice versa and references to actual persons shall include corporations.

1.4	References to Rules are to rules of the Sharesave Plan.

1.5	The headings of these Rules shall not affect their construction or interpretation.

2.	Timing of Offers

2.1	Subject to Rules 2.2, 2.3 and 3, the Board may make an Offer to an Eligible Employee to participate in the Sharesave Plan within 21 days after any of -

(A)	the Adoption Date, and

(B)	receipt of notification of approval of the Sharesave Plan by the Inland Revenue; and, thereafter, within an Offer Period.

2.2	if under any statute or applicable directors’ dealing code or any similar provisions the Board is prevented from making an Offer within any Offer Period the Board may make such Offer within the period of 21 days, or such longer period as the Board considers appropriate, after such provisions cease to apply.

2.3	Invitations under Rule 2.1 shall be issued on no more than two dates in each calendar year and shall be issued to all Eligible Employees at that date.

2.4	Each Offer shall be in writing and shall specify -

(A)	the Option Price of the Shares subject to the Option,

(B)	the Maximum Monthly Savings Contribution,

(C)	the Minimum Monthly Savings Contribution, and

(D)	the date (which is between 14 and 21 days after the Offer Date) by which an application for an Option must be made by the Eligible Employee and on which the offer shall lapse.

2.5	Each Offer shall be accompanied by an SAYE Contract proposal form and an application form for the grant of an Option, requiring the Eligible Employee to state -

(A)	the maximum amount which the Eligible Employee wishes to save each month under the SAYE Contract,

(B)	that such monthly savings contribution, when added to the Eligible Employee’s monthly savings contribution at that time under any other SAYE Scheme will not exceed the Maximum Monthly Savings Contribution,

(C)	whether the SAYE Contract is to include the Five Year Bonus or the Three Year Bonus (unless the Board shall have decided that only the Three Year Bonus shall be available in respect of that Offer), and

(D)	that the Board has authority to enter on the SAYE Contract proposal form such monthly savings contribution, not exceeding the maximum stated pursuant to Rule 2.5(A), as may be determined under Rule 4.

2.6	Each application pursuant to Rule 2.5 shall be deemed to be an application for the maximum whole number of Shares for which the aggregate Option Price would as nearly as possible equal (but not exceed) the total repayment due to the Option Holder at the relevant Bonus Date under the SAYE Contract.

2.7	The Board may from time to time nominate any member of the Group which it intends to participate in the Sharesave Plan (a “Participating Company”).

3.	Restrictions on the Grant of Options

3.1.	The number of Shares which may be acquired pursuant to options granted on or after June 4, 2010 under the Sharesave Plan shall not exceed the sum of 15 million Shares plus any remaining Shares available under the Plan in place on June 5, 2004, PROVIDED THAT this limit may be reviewed or increased from time to time with the approval of shareholders of Wal-Mart in general meeting.

3.2	The Board may, before making an Offer, determine the maximum number of Shares which are to be made available in respect of the grant of Options pursuant to that Offer.

3.3	Any payment made by an Option Holder under an SAYE Contract shall be not less than the Minimum Monthly Savings Contribution or more than the Maximum Monthly Savings Contribution.

4.	Scaling Down

4.1	If the Board receives valid applications for Options over a number of Shares which would result in the limits set out in Rule 3.1 or determined by the Board under Rule 3.2 to be exceeded the following steps shall be carried out successively to the extent necessary to eliminate the excess over the limits -

(A)	the excess over £5 (or such other Minimum Monthly Savings Contribution as is specified in the Offer) of the monthly savings contribution specified in each application shall be reduced pro rata,

(B)	each election for a Five Year Bonus shall be deemed to be an election for a Three Year Bonus,

(C)	each election for a Five Year Bonus or a Three Year Bonus shall be deemed to be an election for no bonus.

4.2	The amount of the reduced monthly savings contribution determined in accordance with Rule 4.1 shall not be lower than the Minimum Monthly Savings Contribution.

5.	Grant of Options

5.1	Subject to Rules 5.2 and 5.5, the Board shall grant or procure the grant of Options in respect of the applications made under Rule 2.5 no later than a date (the “Date of Grant”) 30 days (or, if Rule 4.1 applies, 42 days) after the earliest date with reference to which the Option Price was determined.

5.2	No Option shall be granted to any person who is not at the Date of Grant an Eligible Employee.

5.3	Payments under an SAYE Contract shall be made by arrangement with the Participating Company of which the Option Holder is an Employee and such payments shall be passed forthwith to the Appropriate Authority.

5.4	Subject to the rights of the personal representatives of an Option Holder under Rule 7.2 after the Option Holder’s death, each grant of an Option shall be personal to the Eligible Employee to whom it is made and will not be transferable or assignable. An Option shall not be charged, pledged or otherwise encumbered. Any breach or attempted or purported breach of the provisions of this Rule 5.4 shall render the relevant Option void and, unless the Board determines otherwise, an Option shall lapse upon the bankruptcy of the Option Holder.

5.5	Any Options granted in the period between 1 January 2010 and 1 June 2010 will lapse unless the continued operation of the Sharesave Plan is approved by Wal-Mart shareholders at the Wal-Mart Annual General Meeting on 4 June 2010.

6.	Option Certificates

The company shall in due course issue in respect of each Option granted an option certificate evidencing the Option. Option certificates shall be in such form as the Board may from time to time determine.

7.	Rights to Exercise Options

7.1	Subject to the provisions of this Rule 7 an Option may be exercised in accordance with the procedure set out in Rule 10 by the Option Holder (or in the circumstances set out in Rule 7.1(B), his legal personal representatives) at any time following the earliest of the following events

(A)	the relevant Bonus Date,

(B)	the death of the Option Holder,

(C)	the Option Holder ceasing to be an Employee by reason of his Retirement, injury, disability or Redundancy,

(D)	the Option Holder ceasing to be an Employee more than 3 years after the Date of Grant other than by reason of his Retirement, injury, disability or Redundancy or by reason of gross misconduct,

(E)	the Participating Company or the business or part of the business of the Participating Company by which the Option Holder is employed ceasing to be in the control of the Company, any Subsidiary or any Associated Company,

(F)	the occurrence of any of the circumstances set out in Rules 8 and 12, and in each case before the earliest of the events set out in Rule 7.2.

7.2	Subject to Rule 7.3 and Rule 7.5 an Option shall lapse immediately on the earliest of the following events -

(A)	save where Rule 7.2(B) applies, the expiry of the Option Period,

(B)	the first anniversary of the date of the Option Holder’s death or, where the death occurred during the Option Period, the first anniversary of the relevant Bonus Date,

(C)	save where Rule 7.2(E) or (F) applies, the Option Holder ceasing to be an Employee otherwise than by reason of his death, Retirement, injury, disability or Redundancy,

(D)	6 months after the date on which the Option Holder ceased to be an Employee by reason of his Retirement, injury, disability or Redundancy,

(E)	6 months after the date on which the Option Holder ceased to be an Employee other than by reason of his Retirement, injury, disability or Redundancy or by reason of gross misconduct where he so ceased more than 3 years after the Date of Grant and immediately on the date of cessation of employment where he so ceased by reason of gross misconduct,

(F)	6 months after the Participating Company or the business or part of the business of the Participating Company by which the Option Holder is employed ceased to be in the Control of the Company or any Subsidiary or any Associated Company,

(G)	the occurrence of either of the events set out in Rule 7.8,

(H)	the Option Holder being adjudicated bankrupt, and

(I)	unless its release has been effected under Rule 9, the day immediately following the date of expiry of the six month period referred to in Rule 8.

7.3	If before the relevant Bonus Date the Option Holder reaches the Specified Age but continues to be employed by the Group, the Option may be exercised within the period of 6 months after such event. Thereafter, to the extent unexercised, the Option may only be exercised after the earliest of the events set out in Rule 7.1.

7.4	An Option Holder who decides not to exercise an Option in accordance with these Rules may withdraw the aggregate amount accumulated under the relevant SAYE Contract.

7.5	For the purpose of the Rules, an Option Holder shall not be treated as ceasing to be an Employee until he ceases to hold any office or employment with the Company, any Subsidiary or any Associated Company. Therefore, if at the Bonus Date an Option Holder holds an office or employment in a company which is not a participating Company but which is an Associated Company or a Subsidiary then his option may be exercised within six months of the Bonus Date.

7.6	An Option Holder (or his personal representatives) may only exercise any Option to the extent that the aggregate Option Price paid for the Shares on such exercise will not exceed the aggregate amount (including any interest and/or the relevant bonus) of his savings under the SAYE Contract at the relevant date.

7.7	No Option may be exercised by an Option Holder (or his personal representatives) if the Option Holder is (or immediately before his death was) excluded from participation in the Sharesave Plan by virtue of paragraphs 10 or 11 of Schedule 3 of ITEPA.

7.8	An option shall lapse in the event that the Option Holder -

(A)	ceases to make monthly savings contributions under the relevant SAYE contract or under the terms of the SAYE Contract is deemed to have given notice of his intention to cease to make monthly savings contributions under the relevant SAYE Contract, or

(B)	requests repayment of his monthly savings contributions from the relevant SAYE Contract from the Appropriate Authority.

7.9	Subject to Rule 7.5, if at any time an Option Holder ceases to be an Employee, otherwise than as mentioned in Rules 7.1, 7.2 and 7.3 any Option which he holds shall lapse and cease to be exercisable upon such cessation.

8.	Take-overs or a disposal of the Company

Subject to the Option not having lapsed under Rule 7.2, the Option may be exercised during the period of 6 calendar months following

(i)	the acquisition of Control of Wal-Mart by a person pursuant to a general offer

(a)	to acquire the whole of the issued shares of Wal-Mart not already owned or agreed to be acquired by that person, such offer having been conditional upon that person obtaining Control of the Wal-Mart, or

(b)	to acquire all the Shares; or

(ii)	the sale of more than half of the issued share capital of the Company or the undertaking of the business of the Company to any company which is not an Associated Company of Wal-Mart.

9.	Grant of New Options

9.1	If an Acquiring Company obtains Control of Wal-Mart or acquires the shares or business of the Company in the circumstances set out in Rule 8 the Option Holder may at any time within the six month period referred to in Rule 8 by agreement with the Acquiring Company release any unexercised Option (“Old Option”) then held by him in consideration for the grant to him of a New Option.

9.2	A New Option shall be -

(A)	for such a number of New Shares as shall have the same total Market Value immediately after the Release Date as the total Market Value of the Shares which were the subject of the Old Option immediately before the Release Date,

(B)	exercisable in the same manner as the Old Option,

(C)	deemed to have been granted on the Date of Grant of the corresponding Old Option, and

(D)	subject to the provisions of the Sharesave Plan as it had effect immediately before the Release Date but so that (save and except for Rules 2, 3, 4, 5, 6, 14.2 and 15) references to the “Company” and “Wal-Mart” shall be construed as references to the “New Company” and references to “Options” shall be construed as references to “New Options”.

9.3	The total amount payable by an Option Holder upon the exercise of the New Option shall be equal to the total amount that would have been payable by him upon the exercise of the Old Option.

10.	Exercise of Options

10.1	In order to exercise an Option in whole or in part the Option Holder (or his legal personal representatives) must :-

(A)	Give notice to the Company Secretary (or the person appointed by the Board for the purpose), in such manner as the Company may from time to time require and notify to Option Holders.

(B)	The notice must be accompanied by payment in full of the Option Price or must authorise the Appropriate Authority to make such payment on behalf of the Option Holder.

(C)	If so required, the notice should be accompanied by the option certificate (although failure to lodge the option certificate will not invalidate the exercise of the Option).

10.2	An Option may be exercised in whole or in part provided that partial exercise shall be of not less than 10 per cent of the Shares comprised in the Option.

10.3	The date the Exercise Notice is received in accordance with Rule 10.1 shall constitute for all purposes the Receipt Date of such Option. The Company will ensure that the Option is exercised within 30 Business Days of the Receipt Date.

10.4	The Company will keep stocks of a suitable form of Exercise Notice available so that Option Holders wishing to exercise may obtain copies thereof from the Company Secretary.

10.5	If the Option becomes exercisable before the relevant Bonus Date it shall be exercisable over not more than the number of Shares the aggregate Option price of which is as nearly as possible equal to but not more than the total repayment due on the Exercise Date and the Option shall not be exercisable over any Shares in excess of that number.

10.6	All allotments and issues or transfers of Shares (as the case may be) will be made within 30 Business Days of the Exercise Date and will be subject to all (if any) necessary consents of any governmental or other authorities under enactments or regulations for the time being in force. It shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent. A share certificate or such other form of acknowledgement of shareholding as is then prescribed in respect of such Shares so issued or transferred shall be sent to the person exercising the Option at his risk.

10.7	If under the terms of an announcement made by Wal-Mart a dividend is to be or is proposed to be paid to the holders of Shares, the Shares to be issued on the exercise of an Option after the date of such announcement will not rank for such dividend and the Shares to be transferred on the exercise of an Option after the date of such announcement will be transferred without the right to receive any such dividend and any such right to that dividend will be retained by the transferor. Subject as aforesaid the Shares so to be issued shall be identical and rank pari passu in all respects with the fully paid registered Shares in issue on the Exercise Date.

10.8	Where the Shares are listed on the New York Stock Exchange or any other market or recognised investment exchange as defined in section 285 of the Financial Services and Markets Act 2000, the Board shall as soon as practicable apply to the New York Stock Exchange for admission of such Shares to the New York Stock Exchange or such other market or recognised investment exchange (as appropriate).

11.	Variation of Capital

11.1	Upon the occurrence of an Issue or Reorganisation the restriction on the number of Shares available for the offer of Options set out in Rule 3.1 and the number or nominal amount of Shares comprised in each Option and the Option Price may be adjusted in such manner as the Board may determine with the prior approval of the Inland Revenue and (other than in the event of a capitalisation issue) with the written confirmation of the Auditors that in their opinion the adjustments are fair and reasonable.

11.2	Notice of any such adjustment shall be given to the Option Holder by the Board, which may call in option certificates for endorsement or replacement.

12.	Winding Up

12.1	Subject to the Option not having lapsed under Rule 7.2, if the Company convenes a general meeting for the purpose of considering a resolution for voluntary winding up, the Board shall notify Option Holders of the date of such meeting and Options may be exercised within 28 days of the passing of the resolution. To the extent unexercised, Options shall lapse upon the passing of the resolution. In the event that the resolution is not passed, any purported exercise of Options shall be invalid.

13.	Administration

13.1	Any notice or other document required to be given under the Sharesave Plan to any Option Holder shall be in writing and be delivered to him by hand (including through the Company’s internal delivery system) or sent by pre-paid post to him at his home address according to the records of the company by which he is employed or at such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the date of posting.

13.2	The Board shall have power from time to time to make or vary regulations for the administration and operation of the Sharesave Plan provided that the same are not inconsistent with the Rules of the Sharesave Plan.

14.	General

14.1	The decision of the Board in any dispute or question concerning the construction or effect of the Sharesave Plan or any other question in connection with the Sharesave Plan (including the calculation of the Option Price in any particular case and the effect of an Issue or reorganisation) shall be conclusive subject to the concurrence of the Auditors whenever required under the provisions of the Sharesave Plan.

14.2	The Company or the Board may at any time resolve to suspend or terminate the Sharesave Plan, in which event no further Options shall be granted but the Sharesave Plan shall continue in full force and effect in relation to Options and New Options then subsisting.

14.3	Participation in the Sharesave Plan by an Eligible Employee is a matter entirely separate from any pension right or entitlement pursuant to his terms and conditions of employment. In no circumstances shall an Option Holder ceasing to be employed by the Group be entitled to claim as against any member of the Group any compensation for, or in respect of, any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Options then held by him or otherwise in connection with the Sharesave Plan.

14.4	The Board shall procure that at all times there are available a sufficient number of authorised and unissued Shares and/or ensure that it has made arrangements to procure the transfer of sufficient issued Shares to meet the subsisting rights of Option Holders under the Sharesave Plan.

14.5	The Sharesave Plan shall be governed by English law.

15.	Alterations to the Sharesave Plan

15.1	The Board may at any time resolve to alter the Sharesave Plan in any manner subject to the following provisions of this Rule 15.

15.2	The Board may make such alterations to the Sharesave Plan as it may consider necessary to secure the continuing approval of the Sharesave Plan by the Inland Revenue in accordance with Schedule 3 (including alteration to the Specified Age).

15.3	After the Inland Revenue has approved the Sharesave Plan -

(A)	no alteration to any Key Feature shall take effect until approved by the Inland Revenue, and

(B)	no alteration shall be effective to abrogate or alter adversely any of the subsisting rights of the Option Holders except with such consent or sanction on the part of the Option Holders as would be required under the provisions of the Company’s Articles of Association if the Shares the subject of the Options constituted a single class of shares.

ADMITTANCE SLIP

2010 ANNUAL SHAREHOLDERS’ MEETING

Place: Bud Walton Arena University of Arkansas Campus Fayetteville, Arkansas	2010 ANNUAL SHAREHOLDERS’ MEETING REMINDERS
Time: June 4, 2010, 7:00 a.m. Casual dress is recommended. Photographs taken at the meeting may be used by Walmart. By attending, you waive any claim or rights to these photographs and their use.

1.    If you received your proxy materials by mail, please bring this admittance slip. Otherwise, please bring your notice of availability of proxy materials, account statement, or other written proof of ownership of Walmart stock. Also please bring a picture I.D.

2.    Additional security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.

3.    Camcorders or videotaping equipment are not allowed.

WAL-MART STORES, INC. C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to vote by proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2010. If you participate in the Wal-Mart Profit Sharing and 401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 1, 2010. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2010. If you participate in the Wal-Mart Profit Sharing and 401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 1, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24090-P90715- Z51948 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WAL-MART STORES, INC.

The Board of Directors recommends a vote “FOR” Proposals 1-4 and “AGAINST” Proposals 5-10.

1. Election of Directors

Nominees: For Against Abstain

1a. Aida M. Alvarez

1b. James W. Breyer

1c. M. Michele Burns

1d. James I. Cash, Jr. 1e. Roger C. Corbett 1f. Douglas N. Daft

1g. Michael T. Duke 1h. Gregory B. Penner 1i. Steven S Reinemund

1j. H. Lee Scott, Jr.

1k. Arne M. Sorenson

1l. Jim C. Walton

1m. S. Robson Walton

1n. Christopher J. Williams

1o. Linda S. Wolf

Company Proposals:

2. Ratification of Ernst & Young LLP as Independent Accountants

3. Approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010

4. Approval of the ASDA Limited Sharesave Plan 2000, as amended

Shareholder Proposals:

5. Gender Identity Non-Discrimination Policy

6. Advisory Vote on Executive Compensation

7. Political Contributions Report

8. Special Shareowner Meetings

9. Poultry Slaughter

10.	Lobbying Priorities Report

For Against Abstain

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Shareholders’ Meeting June 4, 2010 at 7:00 A.M. Central Time Bud Walton Arena, University of Arkansas Fayetteville, Arkansas

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M24091-P90715-Z51948

WAL-MART STORES, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL SHAREHOLDERS’ MEETING OF WAL-MART STORES, INC.

TO BE HELD ON JUNE 4, 2010

I have received the Notice of 2010 Annual Shareholders’ Meeting (the “Meeting”) to be held on June 4, 2010, and a Proxy Statement furnished by Wal-Mart Stores, Inc.’s (“Walmart”) Board of Directors. I appoint S. ROBSON WALTON and MICHAEL T. DUKE, or either of them, as proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart Profit Sharing and 401(k) Plan or the Walmart Puerto Rico Profit Sharing and 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote my stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxy holders cannot vote the shares unless you sign and return this card, vote by Internet, or vote by telephone.

If you do not specify how the proxy should be voted, it will be voted FOR Proposals No. 1 through 4 and AGAINST Proposals No. 5 through 10.

If this proxy is signed and returned, it will be voted in accordance with your instructions shown on the reverse side. Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, or in another capacity, please indicate full title as such.